As filed with the Securities and Exchange Commission on September 20, 2011
Registration No. 333-176381

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Alamo Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	1382	98-0489669
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
10575 Katy Freeway, Suite 300 Houston, Texas 77024
Tel: (832) 436-1832
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Allan Millmaker
Alamo Energy Corp.
10575 Katy Freeway, Suite 300
Houston, TX, 77024
Tel: (832) 436-1832
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:
Michael J. Muellerleile, Esq.
M2 Law Professional Corporation
500 Newport Center Drive, Suite 800
Newport Beach, CA 92660
Tel:  (949) 706-1470/Fax: (949) 706-1475

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Small reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	3,000,000	$0.68 (2)	$2,040,000.00	$236.84
Common Stock, $0.001 par value per share issuable upon conversion of senior secured convertible promissory notes	4,000,000	$0.68(2)	$2,720,000.00	$315.79
Common Stock, $0.001 par value per share issuable upon conversion of senior secured convertible promissory notes	1,720,000	$0.68(2)	$1,169,600.00	$135.79
Common Stock, $0.001 par value per share issuable upon conversion of original issue discount convertible debentures (3)	2,621,243	$0.68(2)	$1,782,445.20	$206.94
Common Stock, $0.001 par value per share issuable as interest due on the original issue discount convertible debentures (4)	262,125	$0.68(2)	$178,245.00	$20.69
Common stock, par value $0.001 per share, issuable upon exercise of warrants issued to investors	2,860,000	$0.68(2)	$1,944,800.00	$225.79
Common stock, $0.001 par value per share, issuable upon exercise of Series A, B and C Warrants issued to investors (5)	5,897,793	$0.68(2)	$4,010,499.24	$465.62
Common stock, par value $0.001 per share, issuable upon exercise of warrants issued to private placement agent (5)	229,358	$0.68(2)	$155,963.44	$18.11

Total	20,590,519		$14,001,552.88	$1,625.58

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also covers such additional shares of common stock to be issued as the result of stock splits, stock dividends and similar transactions.

(2) The proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices of our common stock as quoted on the OTCQB on August 12, 2011 (within 5 business days prior to filing this registration statement).

(3) Represents a good faith estimate of the maximum number of shares of our $.001 par value common stock that are issuable upon the conversion of the original issue discount 5% convertible debentures (the “Debentures”).  Under the terms of the Debentures, the Debentures may be converted at any time into shares of our $.001 par value common stock at a conversion price subject to reset provisions that may reduce such conversion price to no less than $0.50 per share.  We cannot accurately predict the actual number of shares of common stock that will be issued upon conversion of the Debentures, in part, because, among other things, the market price of the common stock will fluctuate based, among other things, on prevailing market conditions. Nonetheless, we have estimated the number of shares of common stock that may be issuable upon conversion of the Debentures by dividing the total principal amount due under the Debentures assuming no default by $0.50.  The Company will not rely on Rule 416 of Regulation C if the conversion price results in an insufficient number of shares being registered. In the event that the number of shares actually issued exceeds the number of shares included in the registration fee table such additional shares will be registered on a new registration statement to cover the resale of any additional shares.

(4) Represents a good faith estimate of the maximum number of shares of our $.001 par value common stock that may be issuable in the future if we elect to pay all interest due under the terms of the Debentures in shares of common stock.  Under the terms of the Debentures, we may elect to pay, in lieu of paying accrued interest in cash, accrued interest on the convertible debentures by delivering by each interest payment date a number of registered shares equal to the quotient obtained by dividing the amount of such interest by the lesser of (a) the conversion price or (b) 90% of the lesser of (i) the average of the volume weighted average price for the 20 consecutive trading days on the trading day immediately prior to the applicable interest payment date, or (ii) the average of the volume weighted average price for the 20 consecutive trading days ending on the trading day that is immediately prior to the date the applicable interest conversion shares are issued and delivered if such delivery is after the interest payment date. We cannot predict the actual number of shares of common stock that will be issued as payment of interest, in part, because, among other things, the market price of the common stock will fluctuate based, among other things, on prevailing market conditions and we have not determined whether or not we will pay the interest due upon the Debentures in shares of our common stock. Nonetheless, we have estimated the number of shares of common stock that may be issuable in the future as payment of interest in common stock by dividing the total interest payable due under the convertible notes assuming no default by $0.50.  In the event that additional shares are required to be issued to cover interest payments in excess of such upper limit of our good faith estimate, such additional shares will be registered on a new registration statement.

(5) Represents a good faith estimate of the maximum number of shares of our $.001 par value common stock that are issuable upon the exercise of the common stock warrants (the “Warrants”).  Under the terms of the Warrants, the Warrants may be exercised at any time into shares of our $.001 par value common stock at an exercise price subject to reset provisions that may reduce such exercise price to no less than $0.50 per share.  We cannot accurately predict the actual number of shares of common stock that will be issued upon exercise of the Warrants, in part, because, among other things, the market price of the common stock will fluctuate based, among other things, on prevailing market conditions. Nonetheless, we have estimated the number of shares of common stock that may be issuable upon exercise of the Warrants by dividing the total aggregate exercise price payable under the Warrants by $0.50.  The Company will not rely on Rule 416 of Regulation C if the conversion price results in an insufficient number of shares being registered.  In the event that the number of shares actually issued exceeds the number of shares included in the registration fee table, such additional shares will be registered on a new registration statement to cover the resale of any additional shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.

Subject to completion, _________, 2011

Preliminary Prospectus
Alamo Energy Corp.

Up to 20,590,519 Shares of Common Stock

This prospectus relates to the sale by the selling shareholders identified in this prospectus of up to 20,590,519 shares of our $0.001 par value common stock, which includes: (i) 3,000,000 shares of our common stock held by a selling shareholder; (ii) 4,000,000 shares issuable upon conversion of convertible promissory notes (“Eurasian First Notes”); (iii) 1,720,000 shares issuable upon the conversion of convertible promissory notes adjusting the conversion price to $0.50 per share (“Eurasian Second Notes”); (iv) 2,000,000 shares issuable upon the exercise of warrants with an exercise price of $1.00 per share (“Eurasian First Warrants”); (v) 860,000 shares issuable upon the exercise of warrants with an exercise price of $1.25 per share (“Eurasian Second Warrants”); (vi) 2,621,243 shares issuable upon the conversion of original issue discount 5% convertible debentures issued in connection with the private placement closed on August 1, 2011 at the lowest adjusted conversion price of $0.50 per share (“Investor Debentures”); (vii) 262,125 shares issuable as interest due on the Investor Debentures; (viii) 1,638,275 shares issuable upon exercise of the outstanding Series A warrants issued in connection with the private placement closed on August 1, 2011 at the lowest adjusted exercise price of $0.50 (“Investor Series A Warrants”); (ix) 2,621,243 shares issuable upon exercise of the outstanding Series B warrants issued in connection with the private placement closed on August 1, 2011 at the lowest adjusted exercise price of $0.50 per share (“Investor Series B Warrants”);  (x) 1,638,275 shares issuable upon exercise of the outstanding Series C warrants issued in connection with the private placement closed on August 1, 2011 at the lowest adjusted exercise price of $0.50 per share (“Investor Series C Warrants”); and (xi) 229,358 shares issuable upon the exercise of the outstanding placement agent warrants issued in connection with the private placement closed on August 1, 2011 at the lowest adjusted exercise price of $0.50 per share (“Placement Agent Warrants”).

All of these shares of our common stock are being offered for resale by the selling shareholders.

The selling shareholders may offer all or part of their shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of these shares by the selling shareholders. However, we will receive proceeds from the exercise of the warrants if they are exercised for cash by the selling shareholders.

We will bear all costs relating to the registration of these shares of our common stock, other than any selling shareholders’ legal or accounting costs or commissions.

Our common stock is quoted on the Over the Counter Bulletin Board and OTCQB under the symbol "ALME". As of September 15, 2011 , the last reported sale price of our common stock was $0.55 per share . We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders, except the proceeds, if any, from the exercise of warrants held by selling shareholders.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on Page 7 for factors to be considered before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2011.

We have not authorized anyone to provide you with information different from that contained in this prospectus.  The selling shareholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities offered hereby.

In this prospectus, when we to refer to Alamo Energy Corp., we use the terms “Alamo Energy” “we,” “our” and “us” when we do not need to distinguish among these entities or their predecessors or when any distinction is clear from the context.

       PROSPECTUS SUMMARY

You should read this summary together with the entire prospectus, including the more detailed information in our financial statements and related notes appearing elsewhere in this prospectus.

Our Business

Our principal business address is 10575 Katy Freeway, Suite 300, Houston, Texas, 77024.  Our telephone number is (832) 436-1832.

We were incorporated in the State of Nevada on March 29, 2006 as Green Irons Holdings Corp. to conduct a business in the golfing industry. On November 18, 2009, we completed the purchase of certain oil and gas assets from Alamo Oil Limited, a United Kingdom corporation. As a result of the asset purchase transaction, we changed management, entered the oil and gas business, and ceased all activity in our former business.

We are an oil and gas company led by an experienced management team and focused on exploration, production and development of oil and natural gas. Our business plan is to acquire oil and gas properties for exploration, appraisal and development with the intent to bring the projects to feasibility at which time we will either contract out the operations or joint venture the project with qualified interested parties.  In the United States, we have an operation base in Gray, Kentucky and are the operator of our wells in Knox County, Kentucky. Our main priority will be given to projects with near term cash flow potential, although consideration will be given to projects that may not be as advanced from a technical standpoint but demonstrate the potential for significant upside. We currently have proved reserves in the States of Texas, Kentucky and West Virginia.

In April 2011, we acquired all of the membership interests in KYTX Oil and Gas, LLC, KYTX Pipeline, LLC, and KYTX Drilling Company, LLC from Range Kentucky Holdings, LLC.  The interests acquired include: (i) 71 wells located on approximately 4,040 acres in Kentucky, all of which are held by production, (ii) a 23-mile pipeline network capable of handling up to 9,000,000 cubic feet per day and (iii) drilling equipment including one drilling rig, one service rig and additional well-servicing equipment.

Our available cash and working capital will not fund our activities for the next twelve months.  Therefore, our auditors have expressed substantial doubt about our ability to continue as a going concern.

Summary Financial Information

The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this prospectus.  We have prepared our financial statements contained in this prospectus in accordance with accounting principles generally accepted in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this prospectus.

Income Statement	For the Three Months Ended July 31, 2011	For the Year Ended April 30, 2011	For the Year Ended April 30, 2010
	$	$	$
Oil Revenues	204,177	251,337	65,431
Total Expenses	403,960	901,256	456,946
Operating Loss	(199,783)	(649,919)	(391,515)
Net Loss	(517,440)	(1,804,169)	(502,262)
Net Loss Per Share	(0.01)	(0.04)	(0.03)

Balance Sheet	July 31, 2011	April 30, 2011	April 30, 2010
	$	$	$
Cash	86,056	45,098	285,458
Total Current Assets	182,951	154,901	311,576
Total Assets	8,450,438	8,248,825	954,905
Current Liabilities	502,826	433,175	77,348
Total Liabilities	2,004,333	1,592,835	333,297
Total Stockholders' Equity (Deficit)	6,446,105	6,655,990	621,608

The Offering:
The selling shareholders want to sell up to 20,590,519 shares of our $0.001 par value common stock, which includes: (i) 3,000,000 shares of our common stock; (ii) 4,000,000 shares issuable upon conversion of the Eurasian First Notes; (iii) 1,720,000 shares issuable upon the conversion of the Eurasian Second Notes; (iv) 2,000,000 shares issuable upon the exercise of the Eurasian First Warrants; and (v) 860,000 shares issuable upon the exercise of the Eurasian Second Warrants; (vi) 2,621,243 shares issuable upon the conversion of the Investor Debentures; (vii) 262,125 shares issuable as interest due on the Investor Debentures; (viii) 1,638,275 shares issuable upon exercise of the Investor Series A Warrants; (ix) 2,621,243 shares issuable upon exercise of the Investor Series B Warrants;  (x) 1,638,275 shares issuable upon exercise of the Investor Series C Warrants; (xi) 229,358 shares issuable upon the exercise of the Placement Agent Warrants.  All of these shares of our common stock are being offered for resale by the selling shareholders.

Offering Price:
The selling shareholders may offer all or part of their shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

Use of Proceeds:
We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders except the proceeds, if any, from the exercise of warrants held by selling shareholders, which could total $6,138,575.

Trading:	Our common stock is traded on the Over the Counter Bulletin Board and OTCQB under the symbol “ALME.”

RISK FACTORS

Before you invest in our common stock by purchasing shares from a selling stockholder named in this prospectus, you should be aware that there are various risks involved in investing in our common stock. You should consider carefully these risk factors, together with all of the other information included in this prospectus and in the periodic reports we have filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, before you decide to purchase any shares of our common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. Additional risks that we do not yet know of or that we currently think are immaterial may also impair our business operations. Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase the offered shares because such a purchase is highly speculative. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.

Risks Related to our Business:

Since we have a limited operating history in our current line of business, it is difficult for potential investors to evaluate our business.

We entered the oil and gas business in November 2009. Our limited operating history makes it difficult for potential investors to evaluate our business or prospective operations. Since our formation, we have generated only limited and sporadic revenues. As an early stage company, we are subject to all the risks inherent in the financing, expenditures, operations, complications and delays inherent in a new business. Accordingly, our business and success faces risks from uncertainties faced by developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

We have a history of net losses which will continue and which may negatively impact our ability to achieve our business objectives.

For the period from inception (September 1, 2009) to  July 31, 2011,   we had revenue of $520,945 and a net loss of $2,823,872 . We cannot guaranty that our future operations will result in net income. We may not ever be able to operate profitability on a quarterly or annual basis in the future. Our failure to increase our revenues will harm our business. If our revenues grow more slowly than we anticipate or our operating expenses exceed our expectations, our operating results will suffer.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

In their report dated July 28, 2011, our current independent registered public accounting firm stated that our financial statements for the year ended April 30, 2011, were prepared assuming that we would continue as a going concern, and that they have substantial doubt about our ability to continue as a going concern. Our auditors’ doubts are based on our ability to obtain sufficient working capital to fund future operations. If we are unable to raise additional capital, our efforts to continue as a going concern may not prove successful.

We will need additional financing to execute our business plan.

The revenues from our current operations are not sufficient to support our operating costs and anticipated drilling programs. We will need substantial additional funds to:

•	effectuate our business plan;
•	fund the acquisition, exploration, development and production of oil and natural gas in the future;
•	fund future drilling programs; and
•	hire and retain key employees.

We may seek additional funds through public or private equity or debt financing, via strategic transactions, and/or from other sources. There are no assurances that future funding will be available on favorable terms or at all.  If additional funding is not obtained, we may need to reduce, defer or cancel drilling programs, planned initiatives, or overhead expenditures to the extent necessary.  The failure to fund our operating and capital requirements could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to successfully integrate the operations of KYTX Oil and Gas, LLC, KYTX Pipeline, LLC, and KYTX Drilling Company, LLC, which would be detrimental to our business.

In April 2011, we acquired all of the membership interests in KYTX Oil and Gas, LLC, KYTX Pipeline, LLC, and KYTX Drilling Company, LLC from Range Kentucky Holdings, LLC. The acquisition will likely place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures to integrate the acquired operations. In order to integrate the newly acquired operations, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employees, and maintain close coordination among our technical, accounting and finance staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing operations. If we are unable to integrate the newly acquired operations, our business, operating results and financial condition could be materially and adversely affected.

Our exploration appraisal and development activities are subject to many risks which may affect our ability to profitably extract oil reserves or achieve targeted returns.  In addition, continued growth requires that we acquire and successfully develop additional oil reserves.

Oil and gas exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs. In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may negatively affect the production from successful wells. These conditions include delays in obtaining governmental approvals or consents, shut-ins of connected wells resulting from extreme weather conditions, insufficient storage or transportation capacity or other geological and mechanical conditions. While diligent well supervision and effective maintenance operations can contribute to maximizing production rates over time, production delays and declines from normal field operating conditions cannot be eliminated and can be expected to negatively affect revenue and cash flow levels to varying degrees.

Our commercial success depends on our ability to find, acquire, develop and commercially produce oil and natural gas reserves.

Without the continual addition of new reserves, any existing reserves and the production therefrom will decline over time as such existing reserves are depleted. A future increase in our reserves will depend not only on our ability to explore and develop any properties we may have from time to time, but also on our ability to select and acquire suitable producing properties or prospects. We cannot guaranty that we will be able to continue to locate satisfactory properties for acquisition or participation.  Moreover, if such acquisitions or participations are identified, we may determine that current markets, terms of acquisition and participation or pricing conditions make such acquisitions or participations economically disadvantageous.  We cannot guaranty that commercial quantities of oil will be discovered or acquired by us.

Our oil and gas operations are subject to operating hazards that may increase our operating costs to prevent such hazards, or may materially affect our operating results if any of such hazards were to occur.

Oil and natural gas exploration, development and production operations are subject to all the risks and hazards typically associated with such operations, including hazards such as fire, explosion, blowouts, cratering, unplanned gas releases and spills, each of which could result in substantial damage to our wells, production facilities, other property and the environment or in personal injury. Oil and gas production operations are also subject to all the risks typically associated with such operations, including encountering unexpected formations or pressures, premature decline of reservoirs and the invasion of water into hydrocarbon producing formations. Losses resulting from the occurrence of any of these risks could negatively affect our results of operations, liquidity and financial condition.

To date, we have generated limited revenues from production of our oil lease interests.  The acquisition of the KYTX properties substantially increased our reserve base and future revenue stream. Our oil and gas exploration and development activities are focused on the exploration and development of our properties which are higher-risk ventures with uncertain prospects for success.  In addition, we will not have earnings to support our activities should the wells drilled or properties acquired prove not to be commercially viable.  We cannot guaranty that commercial quantities of oil and gas will be successfully produced as a result of our exploration and development efforts.  Further there is no guarantee that we will generate sufficient revenues from current production.

Our exploration and development activities will depend in part on the evaluation of data obtained through geophysical testing and geological analysis, as well as test drilling activity.

The results of geophysical testing and geological analysis are subjective, and we cannot guaranty that the exploration and development activities we conduct based on positive analysis will produce oil or gas in commercial quantities or costs.  As we perform developmental and exploratory activities, further data required for evaluation of our oil and gas interests will become available.  The exploration and development activities that will be undertaken by us are subject to greater risks than those associated with the acquisition and ownership of producing properties.  The drilling of development wells, although generally consisting of drilling to reservoirs believed to be productive, may result in dry holes or a failure to produce oil or gas in commercial quantities.  Moreover, any drilling of exploratory wells is subject to significant risk of dry holes.

If we are unable to successfully compete with the large number of oil and natural gas producers in our industry, we may not be able to achieve profitable operations.

Oil and natural gas exploration is intensely competitive in all its phases and involves a high degree of risk.  We compete with numerous other participants in the search for and the acquisition of oil and natural gas properties and in the marketing of oil and natural gas.  Our competitors include energy companies that have substantially greater financial resources, staff and facilities than us. Our ability to establish additional reserves in the future will depend not only on our ability to explore and develop our existing properties, but also on our ability to select and acquire suitable producing properties or prospects for exploratory drilling.  Competitive factors in the distribution and marketing of oil and natural gas include price and methods and reliability of delivery.  Competition may also be presented by alternate fuel sources.

We are subject to various regulatory requirements, including environmental regulations, and may incur substantial costs to comply and remain in compliance with those requirements.

Our operations in the United States are subject to regulation at the federal, state and local levels, including regulation relating to matters such as the exploration for and the development, production, marketing, pricing, transmission and storage of oil and gas, as well as environmental and safety matters.  Failure to comply with applicable regulations could result in fines or penalties being owed to third parties or governmental entities, the payment of which could negatively impact our financial condition or results of operations.  Our operations are subject to significant laws and regulations, which may negatively affect our ability to conduct business or increase our costs.  Extensive federal, state and local laws and regulations relating to health and environmental quality in the United States affect nearly all of our operations.  These laws and regulations set various standards regulating various aspects of health and environmental quality, provide for penalties and other liabilities for the violation of these standards, and in some circumstances, establish obligations to remediate current and former facilities and off-site locations.

Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with oil and gas operations. The legislation also requires that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of the applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner expected to result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs. The discharge of oil or other pollutants into the air, soil or water may give rise to liabilities to governments and third parties and may require us to incur costs to remedy such discharge. No assurance can be given that environmental laws will not result in a curtailment of production or a material increase in the costs of production, development or exploration activities or otherwise adversely impact our financial condition, results of operations or prospects.  We could incur significant liability for damages, clean-up costs and/or penalties in the event of discharges into the environment, environmental damage caused by us or previous owners of our property or non-compliance with environmental laws or regulations. In addition to actions brought by governmental agencies, we could face actions brought by private parties or citizens groups.

Moreover, we cannot predict what legislation or regulations will be enacted in the future or how existing or future laws or regulations will be administered, enforced or made more stringent. Compliance with more stringent laws or regulations, or more vigorous enforcement policies of the regulatory agencies, could require us to make material expenditures for the installation and operation of systems and equipment for remedial measures, all of which could have a material adverse effect on our financial condition or results of operations.

Our ability to successfully market and sell oil and natural gas is subject to a number of factors that are beyond our control, and that may adversely impact our ability to produce and sell hydrocarbons, or to achieve profitability.

The marketability and price of oil and natural gas that may be acquired or discovered by us will be affected by numerous factors beyond our control.  Our ability to market our oil and natural gas may depend upon our ability to acquire space on pipelines that deliver hydrocarbons to commercial markets. We may be affected by deliverability uncertainties related to the proximity of our reserves to pipelines and processing facilities, by operational problems with such pipelines and facilities, and by government regulation relating to price, taxes, royalties, land tenure, allowable production, the export of oil and gas and by many other aspects of the oil and gas business.

Our revenues, profitability and future growth and the carrying value of our oil and gas properties are substantially dependent on prevailing prices of oil and natural gas. Our ability to borrow and to obtain additional capital on attractive terms is also substantially dependent upon oil and natural gas prices. Prices for oil and natural gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a variety of additional factors beyond our control. These factors include economic conditions, in the United States and Canada, the actions of the Organization of Petroleum Exporting Countries, governmental regulation, political stability in the Middle East and elsewhere, the foreign supply of oil, the price of foreign imports and the availability of alternative fuel sources. Any substantial and extended decline in the price of oil and natural gas would have an adverse effect on our borrowing capacity, revenues, profitability and cash flows from operations.

Volatile commodity prices make it difficult to estimate the value of producing properties for acquisition and often cause disruption in the market for producing properties, as buyers and sellers have difficulty agreeing on such value. Price volatility also makes it difficult to budget for and project the return on acquisitions and development and exploitation projects.

We cannot guarantee that title to our properties does not contain a defect that may materially affect our interest in those properties.

It is our practice in acquiring significant oil and gas leases or interest in oil and gas leases to retain lawyers to fully examine the title to the interest under the lease.  In the case of minor acquisitions, we rely upon the judgment of oil lease brokers or landmen who do the field work in examining records in the appropriate governmental office before attempting to place under lease a specific interest. We believe that this practice is widely followed in the energy industry. Nevertheless, there may be title defects which affect lands comprising a portion of our properties which may adversely affect us.

Our properties are held in the form of leases and working interests in operating agreements and leases. If the specific requirements of such licenses, leases and working interests are not met, the instrument may terminate or expire.

All of our properties are held under interests in oil and gas leases and working interests in operating agreements and leases. If we fail to meet the specific requirements of each lease or working interest, especially future drilling and production requirements, the lease may be terminated or otherwise expire. We cannot be assured that we will be able to meet our obligations under each lease and working interest. The termination or expiration of our working interest relating to any lease would harm our business, financial condition and results of operations.

We have substantial capital requirements that, if not met, may hinder our operations.

We anticipate that we will make substantial capital expenditures for the acquisition, exploration, development and production of oil and natural gas in the future and for future drilling programs. If we have insufficient revenues, we may have limited ability to expend the capital necessary to undertake or complete future drilling programs. There can be no assurance that debt or equity financing, or cash generated by operations will be available or sufficient to meet these requirements or for other corporate purposes, or if debt or equity financing is available, that it will be on terms acceptable to us. Moreover, future activities may require us to alter our capitalization significantly. Our inability to access sufficient capital for our operations could have a material adverse effect on our financial condition, results of operations or prospects.

Additional capital may be costly or difficult to obtain.

Additional capital, whether through the offering of equity or debt securities, may not be available on reasonable terms or at all, especially in light of the recent downturn in the economy and dislocations in the credit and capital markets. If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business and, further, we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.  We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Because we are small and have limited access to additional capital, we may have to limit our exploration activity, which may result in a loss of investment.

We have a small asset base and limited access to additional capital. Accordingly, we must limit our exploration activity. As such, we may not be able to complete an exploration program that is as thorough as our management would like. In that event, existing reserves may go undiscovered. Without finding reserves, we cannot generate revenues and investors may lose their investment.

Our reserve estimates are subject to numerous uncertainties and may be inaccurate.

We currently have proved reserves in Kentucky, Texas and West Virginia. We rely on an independent third party petroleum engineering firm, Nova Resource, Inc., to calculate those reserve estimates.  There are numerous uncertainties inherent in estimating quantities of oil and natural gas reserves and cash flows to be derived therefrom, including many factors beyond our control. In general, estimates of economically recoverable oil and gas reserves and the future net cash flows therefrom are based upon a number of variable factors and assumptions, such as historical production from the properties, production rates, ultimate reserve recovery, timing and amount of capital expenditures, marketability our products, royalty rates, the assumed effects of regulation by governmental agencies and future operating costs, all of which may vary from actual results. All such estimates are to some degree speculative, and classifications of reserves are only attempts to define the degree of speculation involved. For those reasons, estimates of the economically recoverable reserves attributable to any particular group of properties, classification of such reserves based on risk of recovery and estimates of future net revenues expected therefrom prepared by different engineers, or by the same engineers at different times, may vary. Our actual production, revenues, taxes and development and operating expenditures with respect to our reserves will vary from estimates thereof and such variations could be material.

Estimates of proved or unproved reserves that may be developed and produced in the future are often based upon volumetric calculations and upon analogy to similar types of reserves rather than actual production history. Estimates based on these methods are generally less reliable than those based on actual production history. Subsequent evaluation of the same reserves based upon production history and production practices will result in variations in the estimated reserves and such variations could be material.

Failure to generate increased revenues from the KYTX properties and other interests could hinder our ability to expand and to continue our current operations.

Unless we generate increased revenues from the KYTX properties and other interests, or obtain additional funding, we may not be able to implement our business plan, or continue or expand our current operations.  Although we had cash of $86,056 on hand, as of July 31, 2011 , we estimate that the cash will not be sufficient for us to continue and expand our current operations for the next twelve months.  Therefore, failure to generate increased revenues from the KYTX properties and other interests and failure to obtain additional funding could deter our ability to continue our existing operations.

Current global financial conditions have been characterized by increased volatility which could negatively impact on our business, prospects, liquidity and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot guaranty that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives or requirements. Our inability to access sufficient amounts of capital on terms acceptable to us for our operations will negatively impact our business, prospects, liquidity and financial condition.

The potential profitability of oil and gas properties depends upon factors beyond our control.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance. In addition, a productive well may become uneconomic in the event that water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. These factors cannot be accurately predicted and the combination of these factors may result in us not receiving an adequate return on invested capital.

The loss or unavailability of our key personnel for an extended period of time could adversely affect our business operations and prospects.

Our success depends in large measure on certain key personnel, including Allan Millmaker, our Chief Executive Officer. The loss of the services of Mr. Millmaker could significantly hinder our operations.  Although we are looking into acquiring key person insurance, we do not currently have such insurance in effect for Mr. Millmaker. In addition, the competition for qualified personnel in the oil industry is intense and there can be no assurance that we will be able to continue to attract and retain all personnel necessary for the development and operation of our business.

Seasonal weather conditions and other factors could adversely affect our ability to conduct drilling activities.

Our operations could be adversely affected by seasonal weather conditions and wildlife restrictions on federal leases. In some areas, certain drilling and other oil and gas activities can only be conducted during limited times of the year, typically during the summer months. This would limit our ability to operate in these areas and could intensify competition during those times for drilling rigs, oil field equipment, services, supplies and qualified personnel, which may lead to periodic shortages. These constraints and the resulting shortages or high costs could delay our operations and materially increase our operating and capital costs, which could have a material adverse effect upon us and our results of operations.

We depend on the services of third parties for material aspects of our operations, including drilling operators, and accordingly if we cannot obtain certain third party services, we may not be able to operate.

We rely on third parties to operate some of the assets in Texas and West Virginia in which we possess an interest. The success of our operations, whether considered on the basis of drilling operations or production operations, will depend largely on whether the operator of the property properly fulfills their obligations.  As a result, our ability to exercise influence over the operation of these assets or their associated costs may be limited.  Our performance will therefore depend upon a number of factors that may be outside of our full control, including the timing and amount of capital expenditures, the operator’s expertise and financial resources, the approval of other participants, the selection of technology, and risk management practices.  The failure of third party operators and their contractors to perform their services in a proper manner could adversely affect our operations.

Risks Related to our Common Stock

The issuance of shares upon conversion of the senior secured convertible promissory notes and exercise of outstanding warrants may cause immediate and substantial dilution to our existing stockholders.

If the price per share of our common stock at the time of conversion of our senior secured convertible promissory notes, and exercise of any warrants, options, or any other convertible securities is in excess of the various conversion or exercise prices of these convertible securities, conversion or exercise of these convertible securities would have a dilutive effect on our common stock. As of September 15, 2011 , we had (i) outstanding senior secured convertible promissory notes which are convertible into an aggregate of 4,000,000 shares of our common stock at a conversion price of $0.50 per share, (ii) outstanding senior secured convertible promissory notes which are convertible into an aggregate of 1,720,000 shares of our common stock at an adjusted conversion price of $0.50 per share, (iii) outstanding convertible debentures which are convertible up to an aggregate of 2,621,243 shares of our common stock at the lowest adjusted conversion price of $0.50 per share with an option to convert outstanding interest into 262,125 shares, (iv) warrants to purchase up to 2,000,000 shares of our common stock at an exercise price of $1.00 per share, (v) warrants to purchase 860,000 shares of our common stock at an exercise price of $1.25 per share, and vi) warrants to purchase up to 6,307,150 shares of our common stock at the lowest adjusted exercise price of $0.50 per share.  Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to those of our common stock and which result in additional dilution of the existing ownership interests of our common stockholders.

We are subject to the reporting requirements of federal securities laws, which is expensive.

We are a public reporting company in the U.S. and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission, or SEC, and furnishing audited reports to stockholders causes our expenses to be higher than they would be if we remained a privately-held company.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls is time consuming, difficult and costly.

We are a reporting company with the SEC and therefore must comply with Sarbanes-Oxley Act and SEC rules concerning internal controls.  It is time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley. In order to expand our operations, we will need to hire additional financial reporting, internal control, and other finance staff in order to develop and implement appropriate internal controls and reporting procedures.

Failure to maintain the adequacy of our internal controls could impair our ability to provide accurate financial statements and comply with the requirements of the Sarbanes-Oxley Act, which could cause our stock price to decrease substantially.

We have amended certain of our prior periodic reports to include required disclosures that were previously omitted from those periodic reports. The filing of amendments to those periodic reports resulted in a redetermination that our internal controls over financial reporting and disclosure controls and procedures were not effective for those periods.  We have committed limited personnel and resources to the development of the external reporting and compliance obligations that are required of a public company. We have taken measures to address and improve our financial reporting and compliance capabilities and we are in the process of instituting changes to satisfy our obligations in connection with being a public company. We plan to obtain additional financial and accounting resources to support and enhance our ability to meet the requirements of being a public company. In May 2011, we hired a new Chief Financial Officer with oil and gas experience. We will need to continue to improve our financial and managerial controls, reporting systems and procedures, and documentation thereof. If our financial and managerial controls, reporting systems, or procedures fail, we may not be able to provide accurate financial statements on a timely basis or comply with the Sarbanes-Oxley Act of 2002 as it applies to us. Any failure of our internal controls or our ability to provide accurate financial statements could cause the trading price of our common stock to decrease substantially.

Our stock price may be volatile, which may result in losses to our stockholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies quoted on the Over-The-Counter Bulletin Board, where our shares of common stock will be quoted, generally have been very volatile and have experienced sharp share-price and trading-volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many of the following factors, some of which are beyond our control:

●	variations in our operating results;
●	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;
●	changes in operating and stock price performance of other companies in our industry;
●	additions or departures of key personnel; and
●	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock. In particular, following initial public offerings, the market prices for stocks of companies often reach levels that bear no established relationship to the operating performance of these companies. These market prices are generally not sustainable and could vary widely. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been initiated.

Our common shares are thinly-traded, and in the future, may continue to be thinly-traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate such shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock may be particularly volatile given our status as a relatively small company and lack of significant revenues that could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common shares may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, as noted above, our common shares may be sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. Secondly, an investment in us is a speculative or “risky” investment due to our lack of revenues or profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

Because we became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firm or investors in general.

Additional risks may exist since we have become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our company in the future. In addition, the SEC has recently issued an investor bulletin warning investors about the risks of investing in companies that enter the U.S. capital markets through a “reverse merger.” The release of such information from the SEC may have the effect of reducing investor interest in companies, such as us, that enter the U.S. capital markets through a “reverse merger.”

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our capital stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

Our common stock may be subject to penny stock rules, which may make it more difficult for our stockholders to sell their common stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC.  Penny stocks generally are equity securities with a price of less than $5.00 per share.  The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

As of the date of this prospectus, we believe that our current cash and cash equivalents and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs for the near future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we will seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

We have a substantial number of authorized common shares available for future issuance that could cause dilution of our stockholders’ interest and adversely impact the rights of holders of our common stock.

We have a total of 3,000,000,000 shares of common stock authorized for issuance.  As of  September 15, 2011 , we had 2,942,712,223 shares of common stock available for issuance.  We have reserved 5,720,000 shares for conversion of our outstanding notes, 2,621,243 shares for conversion of our outstanding debentures, and, 8,987,151 shares for issuance upon the exercise of outstanding warrants.  We may seek financing that could result in the issuance of additional shares of our capital stock and/or rights to acquire additional shares of our capital stock. We may also make acquisitions that result in issuances of additional shares of our capital stock.  Those additional issuances of capital stock would result in a significant reduction of your percentage interest in us.  Furthermore, the book value per share of our common stock may be reduced. This reduction would occur if the exercise price of any issued warrants, the conversion price of any convertible notes is lower than the book value per share of our common stock at the time of such exercise or conversion.

The addition of a substantial number of shares of our common stock into the market or by the registration of any of our other securities under the Securities Act of 1933, as amended, may significantly and negatively affect the prevailing market price for our common stock.  The future sales of shares of our common stock issuable upon the exercise of outstanding warrants may have a depressive effect on the market price of our common stock, as such warrants would be more likely to be exercised at a time when the price of our common stock is greater than the exercise price.

The 20,590,519 shares of our common stock registered for resale by this prospectus may adversely affect the market price of our common stock.

As of September 15, 2011, there were 57,287,777 shares of our common stock were issued and outstanding.  This prospectus registers for resale 3,000,000 shares of our common stock, 5,720,000 shares that may be issued if the convertible notes are converted to shares of our common stock without interest, 2,621,243 shares that may be issued if the convertible debentures are converted to shares of our common stock without interest and also registers for resale 8,987,151shares of common stock which may be issued upon exercise of warrants held by the selling stockholders. Assuming all convertible notes are converted and all warrants were exercised, the aggregated number of shares registered for resale by means of this prospectus, or 20,590,519 shares, would represent 35.94% of our then issued and outstanding common stock.

We are unable to predict the potential effect that sales into the market of up to 20,590,519 shares may have on the then prevailing market price of our common stock.  On September 15, 2011 , the last reported closing price of our common stock on the Over-the Counter Bulletin Board was $0.55 .  Our shares have only had trading activity since December 2009. It is likely that market sales of the 20,590,519 shares offered for resale pursuant to this prospectus (or for those sales even if they do not actually occur) may have the effect of depressing the market price of our common stock.  As a result, the potential resale and possible fluctuations in trading volume of such a substantial amount of our stock may affect the share price negatively beyond our control.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus includes “forward-looking statements.”  Forward-looking statements are not statements of historical fact but rather reflect our current expectations, estimates and predictions about future results and events.  These statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management.  When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us.  These forward-looking statements are subject to risks, uncertainties and assumptions, including but not limited to, risks, uncertainties and assumptions discussed in this prospectus.  Factors that can cause or contribute to these differences include those described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations.” These forward looking statements include, but are not limited to, statements regarding the following: growth opportunities and increasing market share, earnings estimates, future financial performance and other matters.  Although we believe that the expectations contained in these forward-looking statements are reasonable, you cannot be assured that these expectations will prove correct.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from those projected.  Any forward-looking statements you read in this prospectus reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity.  All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph.  You should specifically consider the factors identified in this prospectus which would cause actual results to differ before making an investment decision.  We are under no duty to update any of the forward-looking statements after the date of this prospectus or to conform these statements to actual results.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus by the selling security holders.  Rather, the selling security holders will receive those proceeds directly.

We will, however, receive the exercise price with respect to warrants to purchase 8,987,151 shares of our common stock, when and if exercised by the selling stockholders who hold them. If all of the warrants are exercised at each respective exercise price for cash, we estimate our net proceeds would be approximately $6,138,575.  However, the holders of the warrants have the option to exercise the warrants using a “cashless” exercise, in which case we would not receive any proceeds from the exercise of the warrants.  Each of the warrants includes a cashless exercise option, pursuant to which the holder thereof can exercise the warrant without paying the exercise price in cash.  If the holder elects to use this cashless exercise option, such holder will receive a fewer number of our shares than it would have received if the exercise price were paid in cash.  The number of our shares the holder of the warrants would receive in connection with a cashless exercise is determined in accordance with a formula set forth in the applicable warrant.  There can be no assurance that we will receive any payments even if all of the warrants are exercised.  Any proceeds received will be used for working capital and other general corporate purposes.

DIVIDEND POLICY

We currently anticipate that we will not declare or pay cash dividends on our common stock in the foreseeable future.  We will pay dividends on our common stock only if and when declared by our Board of Directors.  The ability of our Board of Directors to declare a dividend is subject to restrictions imposed by Nevada law.  In determining whether to declare dividends, our Board of Directors will consider these restrictions as well as our financial condition, results of operations, working capital requirements, future prospects and other factors it considers relevant.

PRICE RANGE OF COMMON STOCK

Market Information. Our common stock is quoted on the OTC Bulletin Board and OTCQB under the symbol “ALME.”  For the period indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	High ($)	Low ($)
Fiscal Year 2011
First Quarter	$1.73	$0.97
Second Quarter	$1.27	$0.90
Third Quarter	$1.76	$1.00
Fourth Quarter	$1.73	$1.01

Fiscal Year 2010
Third Quarter	$0.90	$0.50
Fourth Quarter	$2.47	$0.90

The approximate number of stockholders of record at September 15, 2011 was thirteen.   The number of stockholders of record does not include beneficial owners of our common stock, whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

DILUTION

Investors in this offering will be subject to increased dilution upon the conversion of outstanding convertible promissory notes, the conversion of outstanding convertible debentures and the exercise of outstanding warrants. As of September 15, 2011 , our current outstanding convertible promissory notes represent an additional 5,720,000 shares that could be issued in the future, our outstanding convertible debentures represent an additional 2,621,243 shares that could be issued in the future and outstanding stock warrants represent an additional 8,987,151 shares that could be issued in the future.

SELLING SHAREHOLDERS

The following table sets forth information concerning the selling shareholders including:

1.	the number of shares owned by the selling shareholders prior to this offering;
2.	the total number of shares that are to be offered by the selling shareholders;
3.	the total number of shares of common stock that will be owned by the selling shareholders upon completion of the offering; and
4.	the percentage of common stock that will be owned by the selling shareholders upon completion of the offering if all of the offered shares are sold by the selling shareholders.

The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling shareholders. The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders listed below.

The selling shareholders have no position or office with us, nor any material relationship with us, except as specified below and in the Range Agreement and related agreements described in the section entitled Description of Business. The selling shareholders are not broker-dealers or affiliates of broker-dealers to our knowledge,  except as specified below .

Name of Selling Security Holder	Amount of Shares of Common Stock Owned by Selling Security Holder Before the Offering	Amount of Shares of Common Stock to be Offered by the Selling Security Holder	Amount of Shares of Common Stock Owned by Selling Security Holder After the Offering	Percentage of Common Stock Owned if all of the Offered Shares Are Sold(16)(17)
Anson Investments Master Fund LP (1)	3,250,082	3,250,082	0	0%
Capital Ventures International (2)	2,210,054	2,210,054	0	0%
Cranshire Capital LP (3)	1,414,739	1,414,739	0	0%
Freestone Advantage Partners II, LP (4)	114,712	114,712	0	0%
GCA Strategic Investment Fund Limited (5)	1,529,450	1,529,450	0	0%
Rodman & Renshaw, LLC (6)	114,680	114,680	0	0%
Noam Rubinstein (7)	34,405	34,405	0	0%
Edward Kovalik (8)	22,935	22,935	0	0%
Stephen Lee (9)	11,468	11,468	0	0%
Michael Vasinkevich (10)	19,495	19,495	0	0%
Edward Rubin (11)	19,495	19,495	0	0%
John Borer (12)	6,880	6,880	0	0%
Eurasian Capital Partners Limited (13)	8,580,000 (15)	8,580,000 (15)	0	0%
Range Kentucky Holdings, LLC(14)	8,500,000	3,000,000	5,500,000	9.6%

(1)
Includes: (i) 1,000,026 shares issuable upon conversion of convertible debentures at the lowest adjusted conversion price of $0.50 per share, and (ii) 2,250,056 shares issuable upon the exercise of warrants at the lowest adjusted exercise price of $0.50 per share, and assumes conversion of all convertible debentures and exercise of all warrants and sale of all resulting shares of common stock.  Adam Spears is the Portfolio Manager of Anson Investments Master Fund LP and has voting and dispositive power over the shares beneficially owned by Anson Investments Master Fund LP.

(2)
Includes: (i) 680,017 shares issuable upon conversion of convertible debentures at the lowest adjusted conversion price of $0.50 per share, and (ii) 1,530,037 shares issuable upon the exercise of warrants at the lowest adjusted exercise price of $0.50 per share, and assumes conversion of all convertible debentures and exercise of all warrants and sale of all resulting shares of common stock.  Heights Capital Management, Inc., the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares.  Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI.  Mr. Kobinger disclaims any such beneficial ownership of the shares.  CVI is an affiliate of a registered broker-dealer.

(3)
Includes: (i) 435,305 shares issuable upon conversion of convertible debentures at the lowest adjusted conversion price of $0.50 per share, and (ii) 979,434 shares issuable upon the exercise of warrants at the lowest adjusted exercise price of $0.50 per share, and assumes conversion of all convertible debentures and exercise of all warrants and sale of all resulting shares of common stock.  Downsview Capital, Inc. (“Downsview”) is the general partner of Cranshire Capital, L.P. (“Cranshire”) and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell Kopin, President of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares of common stock beneficially owned by Cranshire.

(4)
Includes: (i) 35,296 shares issuable upon conversion of convertible debentures at the lowest adjusted conversion price of $0.50 per share, and (ii) 79,416 shares issuable upon the exercise of warrants at the lowest adjusted exercise price of $0.50 per share, and assumes conversion of all convertible debentures and exercise of all warrants and sale of all resulting shares of common stock.  Downsview is the investment manager for a managed account of Freestone Advantage Partners II, LP and has voting control and investment discretion over securities held in such account. Mitchell Kopin, President of Downsview, has voting control over Downsview. As a result, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares of common stock beneficially owned by Freestone.

(5)
Includes: (i) 470,600 shares issuable upon conversion of convertible debentures at the lowest adjusted conversion price of $0.50 per share, and (ii) 1,058,850 shares issuable upon the exercise of warrants at the lowest adjusted exercise price of $0.50 per share, and assumes conversion of all convertible debentures and exercise of all warrants and sale of all resulting shares of common stock.  Lewis N. Lester Sr. is the Director of GCA Strategic Investment Fund Limited and has voting and dispositive power over the shares beneficially owned by GCA Strategic Investment Fund Limited.

(6)
Includes 114,680 shares of common stock issuable upon the exercise of warrants at the lowest adjusted exercise price of $0.50 per share received as compensation for placement agent services.  Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc., is a registered broker dealer. John Borer is the Senior Managing Director of Rodman & Renshaw LLC, and has voting and dispositive power over the shares beneficially owned by Rodman & Renshaw LLC.

(7)
Includes 34,405 shares of common stock upon the exercise of warrants at the lowest adjusted exercise price of $0.50 per share issued to this selling security holder as an affiliate of Rodman & Renshaw, LLC.

(8)
Includes 22,935 shares of common stock upon the exercise of warrants at the lowest adjusted exercise price of $0.50 per share issued to this selling security holder as an affiliate of Rodman & Renshaw, LLC.

(9)
Includes 11,468 shares of common stock upon the exercise of warrants at the lowest adjusted exercise price of $0.50 per share issued to this selling security holder as an affiliate of Rodman & Renshaw, LLC.

(10)
Includes 19,495 shares of common stock upon the exercise of warrants issued at the lowest adjusted exercise price of $0.50 per share to this selling security holder as an affiliate of Rodman & Renshaw, LLC.

(11)
Includes 19,495 shares of common stock upon the exercise of warrants issued at the lowest adjusted exercise price of $0.50 per share to this selling security holder as an affiliate of Rodman & Renshaw, LLC.

(12)
Includes 6,880 shares of common stock upon the exercise of warrants issued at the lowest adjusted exercise price of $0.50 per share to this selling security holder as an affiliate of Rodman & Renshaw, LLC.

(13)	Geoffrey Long has sole power to vote and dispose of the securities beneficially owned by Eurasian Capital Partners Limited.
(14)
Range Exploration Partners LLC has sole power to vote and dispose of the securities beneficially owned by Range Kentucky Holdings, LLC. William Byrd, Frode Aschim and Petter Hagland are managers of Range Exploration Partners LLC and each report shared dispositive voting power as to the 8,500,000 shares of common stock.  Each of Messrs. Byrd, Aschim and Hagland disclaim their beneficial ownership of the common stock except to the extent of their pecuniary interest therein.

(15)
Includes: (i) 5,720,000 shares issuable upon conversion of senior secured convertible promissory notes; (ii) 2,000,000 shares issuable upon the exercise of warrants with an exercise price of $1.00 per share, and (iii) 860,000 shares issuable upon the exercise of warrants with an exercise price of $1.25 per share, and assumes conversion of all senior secured convertible promissory notes and exercise of all warrants and sale of all resulting shares of common stock.

(16)
We do not know when or in what amounts the selling security holders may offer shares for sale. The stockholders may not sell any or all of the shares offered by this prospectus. Because the stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the stockholders.

(17)	Based on 57, 287,777 shares of our common stock outstanding as of September 15, 2011.

Private Placements

On August 1, 2011, we closed a Securities Purchase Agreement (the “Securities Purchase Agreement”), with certain institutional investors providing for the issuance and sale of original issue discount convertible debentures convertible into shares of our common stock (“Debentures”) and three series of warrants, the Series A Warrants, the Series B Warrants and the Series C Warrants, to purchase shares of our common stock (“Warrants”) for proceeds to us of $1,114,000.

In addition, seven of the selling shareholders, Rodman & Renshaw, LLC, Noam Rubinstein, Edward Kovalik, Stephen Lee, Michael Vasinkevich, Edward Rubin and John Borer were issued five-year warrants exercisable into shares of common stock in connection with the placement agent services provided in the private placement.

On November 18, 2009, we entered into a Note and Warrant Purchase Agreement with Eurasian Capital Partners Limited, whereby Eurasian Capital Partners Limited agreed to lend up to $2,000,000 to us in multiple installments in exchange for senior secured convertible promissory notes with a conversion price of $0.50 per share and five-year warrants to acquire shares of common stock at an exercise price of $1.00 per share in the amount of each installment.  The notes are due on November 18, 2012, or upon default, whichever is earlier, and bear interest at the annual rate of 8%.  As of the date of this prospectus, we have issued senior secured convertible promissory notes in the amount of $2,000,000 and 2,000,000 warrants pursuant to the Note and Warrant Purchase Agreement.  We are registering 4,000,000 shares issuable upon conversion of senior secured convertible promissory notes and 2,000,000 shares issuable upon the exercise of warrants with an exercise price of $1.00 per share.

On April 12, 2011, we entered into a Note and Warrant Purchase Agreement with Eurasian Capital Partners Limited, whereby Eurasian Capital Partners Limited agreed to lend up to $2,400,000 to us in multiple installments in exchange for senior secured convertible promissory notes with a conversion price of $1.00 per share and five-year warrants to acquire shares of common stock at an exercise price of $1.00 per share in the amount of each installment.  The notes are due on April 12, 2014 or upon default, whichever is earlier, and bear interest at the annual rate of 8%.  The notes also provide for downside protection such that the conversion price will be adjusted downward to the price per share received by us in a Dilutive Issuance (as defined in the Note and Warrant Purchase Agreement). As of the date of this prospectus, we have issued senior secured convertible promissory notes in the amount of $860,000 and 860,000 warrants pursuant to the Note and Warrant Purchase Agreement.  We are registering 1,720,000 shares issuable upon conversion of senior secured convertible promissory notes assuming an adjusted conversion price of $0.50 and 860,000 shares issuable upon the exercise of warrants with an exercise price of $1.25 per share.

On April 12, 2011, we entered into a Membership Interest Purchase and Sale Agreement (the “Range Agreement”) with Range Kentucky Holdings, LLC, a Wyoming limited liability company (“Range”), pursuant to which we acquired all of the membership interests in each of Range’s wholly-owned subsidiaries KYTX Oil and Gas, LLC, KYTX Pipeline, LLC, and KYTX Drilling Company, LLC.  In exchange for those membership interests, we paid $400,000 to Range in cash and issued 8,500,000 shares of our common stock, valued at $6,375,000 or $0.75 per share, to Range.

To our knowledge, except for CVI, Rodman & Renshaw, LLC, Noam Rubinstein, Edward Kovalik, Stephen Lee, Michael Vasinkevich, Edward Rubin and John Borer, none of the selling shareholders or their beneficial owners:

•	has had a material relationship with us other than as a shareholder at any time within the past three years;
•	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or
•	are broker-dealers or affiliated with broker-dealers.

CVI is an affiliate of a registered broker-dealer.  Rodman & Renshaw, LLC is a registered broker-dealer and John Borer and Noam Rubinstein are officers of Rodman & Renshaw, LLC. Each of such persons received such warrants as compensation for investment banking services.

PLAN OF DISTRIBUTION

Each Selling Shareholder (the “Selling Shareholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the [principal Trading Market] or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.  The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.  We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Shareholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Shareholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Shareholders or any other person.  We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

Common Stock.  Our authorized capital stock consists of 3,000,000,000 common shares, par value $.001 per share. On September 15, 2011 , there were 57,287,777 common shares issued and outstanding.

Our common stock is the only class of voting securities issued and outstanding.  Holders of our common shares are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.  Holders of our common shares do not have cumulative voting rights.

The holders of our common shares are entitled to dividends when and if declared by our Board of Directors from legally available funds.  The holders of our common shares are also entitled to share pro rata in any distribution to stockholders upon our liquidation or dissolution. Our Board of Directors’ ability to declare a dividend is subject to restrictions imposed by Nevada law.  In determining whether to declare dividends, the Board of Directors will consider these restrictions as well as our financial condition, results of operations, working capital requirements, future prospects and other factors it considers relevant.

Warrants.  As of September 15, 2011 , we had the following outstanding warrants that were exercisable for approximately 8,987,151 shares of common stock:

•	Warrants to purchase 3,481,243 shares of our common stock at an exercise price of $1.00 per share, of which shares issuable upon exercise of these warrants are included in this prospectus.
•	Warrants to purchase 5,505,908 of our common stock at an exercise price of $1.25 per share, of which shares issuable upon exercise of these warrants are included in this prospectus.

Stock Split. In December 2009, we effected a 30-for-1 stock split of our common stock. All share numbers presented in this filing have been adjusted to reflect the stock split.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors.

Transfer Agent and Registrar.   The transfer agent and registrar for our common stock is Island Stock Transfer.  Its telephone number is (727) 289-0010.

Securities Authorized For Issuance Under Equity Compensation Plans. As of April 30, 2011, we had no compensation plans under which our equity securities were authorized for issuance.

INTEREST OF NAMED EXPERTS AND COUNSEL

No “expert” or our “counsel” was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

BUSINESS

Item 1.  Description of Business.

Our Background. Alamo Energy Corp. (“Alamo,” “We” or the “Company”), formerly Green Irons Holdings Corp., was incorporated in the State of Nevada on March 29, 2006 as to conduct a business in the golfing industry. On November 18, 2009, we entered into an Asset Purchase and Sale Agreement (“Asset Purchase Agreement”) with Alamo Oil Limited (“Alamo Oil”), pursuant to which we acquired certain oil and gas assets from Alamo Oil (“Asset Purchase”).  Following the closing of the Asset Purchase Agreement and pursuant to an Agreement and Plan of Merger (the “Merger”), effective as of November 19, 2009, we merged our newly formed and wholly-owned subsidiary into us, pursuant to which we changed our name to Alamo Energy Corp.

As a result of the Asset Purchase, we changed management, entered the oil and gas business, and ceased all activity in our former business. We are focused on exploration, acquisition, development, production and sale of crude oil and natural gas primarily from exploration and production areas within North America and the United Kingdom. We are qualified to do business in the State of Texas as “Texas Alamo Energy Corp.” We have not undergone bankruptcy, receivership, or any similar proceeding.

Our Business.  We are an oil and gas company led by an experienced management team and focused on exploration, production and development of oil and natural gas. Our business plan is to acquire oil and gas properties for exploration, appraisal and development with the intent to bring the projects to feasibility at which time we will either contract out the operations or joint venture the project with qualified interested parties.  In the United States, we have an operation base in Gray, Kentucky and are the operator of our wells in Knox County, Kentucky. Our main priority will be given to projects with near term cash flow potential, although consideration will be given to projects that may not be as advanced from a technical standpoint but demonstrate the potential for significant upside. We currently have proved reserves in the States of Texas, Kentucky and West Virginia.

In April 2011, we acquired all of the membership interests in KYTX Oil and Gas, LLC, KYTX Pipeline, LLC, and KYTX Drilling Company, LLC from Range Kentucky Holdings, LLC (the “KYTX Entities”) pursuant to the Membership Interest Purchase and Sale Agreement (the “Range Agreement”) with Range Kentucky Holdings, LLC, a Wyoming limited liability company (“Range”).  The KYTX Entities’ interests include: (i) 71 wells located on approximately 4,040 acres in Kentucky, all of which are held by production, (ii) a 23-mile pipeline network capable of handling up to 9,000,000 cubic feet per day and (iii) drilling equipment including one drilling rig, one service rig and additional well-servicing equipment (the “KYTX Interests”).  We intend to devote a significant portion of our operations to the development of the KYTX Interests and other assets in the southern Appalachian basin.

The following is a description of our oil and gas interests in connection with our principal business activities:

The Lozano Lease - Frio County, Western Gulf Province, Texas. In September 2009, Alamo Oil acquired certain oil, gas and mineral leases totaling approximately 110 gross acres, located in Frio County, Texas. As a result of the Asset Purchase, we own a seventy-five percent (75%) working interest in the Lozano lease, which is a currently producing asset with three wells with proven reserves. All three wells have had recently completed workovers.  The production from the Lozano wells is mature and we believe the wells are likely to continue to produce with slow decline for the foreseeable future. We do not have a written operator’s agreement with Trius Energy LLC, the operator of the Lozano lease which owns the remaining twenty-five percent (25%) working interest in the Lozano lease.

Aimwell Agreement. In January 2010, we entered into a letter agreement with Aimwell Energy Limited, a corporation based in the United Kingdom (“Aimwell”), for the participation rights with regard to Aimwell’s license to operation certain oil and gas properties located on approximately 400 square kilometers in the United Kingdom.  Pursuant to the agreement, Aimwell assigned a 90% interest in the license to us in exchange for our payment of 1 pound sterling to Aimwell and Alamo was named the operator of the assets subject to the license.  Aimwell retained a 10% interest in the license, though we will pay Aimwell’s proportional costs of operating the license until a field development plan is approved, and after which, the parties will share their costs in proportion to their ownership percentage interests in the license.   As of the date of this prospectus, pre-existing seismic lines have been procured and reprocessed and technical evaluations of the blocks have been made and an access/route survey has been conducted for a planned two dimensional seismic survey.

Taylor TDS Five Well Program. In March 2010, we entered into an operating agreement ("Operating Agreement") with Boardman Energy Partners, LLC (“Boardman”), for the purchase of participation rights with regard to Boardman’s operation of five wells in the Taylor TDS Five Well Program ("Program") totaling approximately 55 gross acres located on the H.V. In conjunction with the Operating Agreement, we entered into a Subscription and Customer Agreement (“Subscription Agreement”) with Third Coast Energy & Development, LLC, (“Third Coast”) as consideration for our participation in the Operating Agreement, and made a cash payment to Third Coast in the amount of $303,986.  We purchased eight Units at the rate of $37,996 per Unit, or a total of $303,986, which means we own a 16% working interest and 12% net revenue interest in the Program. Taylor Lease in the Middle Eastern section of the Gradyville Quadrangle, Adair County, Kentucky, for the purpose of oil and gas exploration and development. Boardman is the operator of the project with full control of all operations. Work on the wells in the Taylor TDS Five Well Program commenced in June 2010. The wells were not completed because the quantities of oil discovered were non-commercial and we are waiting for future evaluation of the program.

WEJCO Agreement.  In April 2010, we entered into a participation agreement with WEJCO, Inc., located in Texas (“WEJCO”), to acquire participation rights in WEJCO’s working interest in oil, gas and mineral leases represented by a leasehold estate and well on approximately 453 gross acres in Brown County, Texas, in exchange for our cash payment of $18,050 and the future payment of a proportional share of drilling and completion costs in the project.  The initial cash payment of $18,050 represents twenty percent (20%) of the total $90,250 cost of the geologic, land and seismic costs attributed to the well project in exchange for an assignment of WEJCO’s interest in the project to us.  The subject of the agreement is the Duffer Re-entry Prospect, Hubbard H-1 well, located in Brown County, Texas, and the project involves re-entering the well or drilling a substitute well if the re-entry fails.  The agreement also provides for us and WEJCO to enter into an operating agreement whereby WEJCO will be designated the operator of the well, but that we will receive an interest in the net revenue of the project, as set forth in an exhibit attached to the Agreement. Work on the Hubbard H-1 well commenced in July 2010.  We have added a water disposal well, electric pumping facilities and equipment in order to complete the well, and production has commenced as of July 2011.

Valentine Agreement. In May 2010, we entered into a participation agreement with Allied Energy, Inc. (“Allied”), pursuant to which we acquired an undivided 50% working interest in the Florence Valentine Lease and a working interest and net revenue interest in the Valentine #1 re-entry well. This well is located on approximately 115 acres in Ritchie County, West Virginia within the Burning Springs Anticline. Allied is the operator of the project with full control of all operations. We paid the total drilling and completion costs of $153,500 to earn in the Valentine #1 re-entry well and the Florence Valentine lease before a payout working interest of 70% and net revenue interest of 59.08 (70% x 84.4%) and an after payout working interest of 50% and net revenue interest of 42.2% (50% x 84.4).  Work on the Valentine #1 re-entry well commenced in June 2010 and is currently producing as of date of this Report.

Dillon Agreement. On August 4, 2010, we entered into a participation agreement with Allied, pursuant to which we acquired an undivided fifty percent (50%) working interest in the M. Dillon Lease and a working interest and net revenue interest in the Dillon #1 re-entry Well. This well is located on approximately 204 acres in Pleasants County, West Virginia. Allied is the operator of the project with full control of all operations. We paid the total drilling and completion costs of $179,125 to earn in the Dillon #1 re-entry well and M. Dillon Lease a before payout working interest of seventy percent (70%) and net revenue interest of 59.08 (70% x 84.4%) and an after payout working interest of fifty percent (50%) and net revenue interest of 42.2% (50% x 84.4%).  The participation agreement also provides that we have the option to participate in the re-entry of sixteen additional wells owned by Allied in West Virginia, including, but not limited to, the well WVIC D-12 as described below.

On October 15, 2010, we entered into an amendment to the participation agreement (“Amendment Agreement”) with Allied, the practical effect of which is that we replaced our participation in the Dillon #1 well with participation in the Goose Creek #4 well in Ritchie County, West Virginia.  Specifically, the Amendment Agreement amended the following: (i) the Operating Agreement with respect to the Florence Valentine Lease, (ii) the Participation Agreement with respect to the reentry of the Dillon #1 well dated August 2, 2010, and (iii) the Joint Operating Agreement with respect to the M. Dillon Lease in Ritchie County, West Virginia dated August 2, 2010.  The Amendment amends the Valentine JOA and the Dillon JOA to include Exhibit C which provides the accounting procedures for the operations.  The Amendment also amends the Participation Agreement by replacing all references of the Dillon #1 well in Pleasant County, West Virginia, to the Goose Creek #4 well (API #47-082-06942) in Ritchie County, West Virginia.  The Amendment also amends the Dillon JOA by replacing all references of the Dillon #1 well in Pleasant County, West Virginia, to the Goose Creek well #4 (API #47-082-06942). The Amendment also amends the Participation Agreement and the Dillon JOA to delete the Exhibit A to those agreements and replace it with the Exhibit A attached to the Amendment as Appendix 2. This Goose Creek #4 well is included in the Eco Forrest Lease, which is located on approximately 493 acres in Ritchie County, West Virginia.  Work to re-complete the Goose Creek #4 well began in January 2011. As of date of this prospectus, production has commenced on Goose Creek #4 well.

On December 15, 2010, we exercised an option to participate in the recompletion of the well WVIC D-12 with Allied, pursuant to the Participation Agreement with Allied, as amended in the Amendment Agreement on October 15, 2010. The well WVIC D-12 is included in the Eco Forrest Lease, which is located on approximately 493 acres in Ritchie County, West Virginia. Allied is the operator of the project with full control of all operations.  We are obligated to pay the total drilling and completion costs of $157,575 to earn in the well WVIC D-12 and Eco Forrest Lease a before payout working interest of seventy percent (70%) and net revenue interest of 59.08 (70% x 84.4%) and an after payout working interest of fifty percent (50%) and net revenue interest of 42.2% (50% x 84.4).  Preparatory work completion has commenced, including the preparation of an 8,000bbl containment pit, installation of two 100bbl oil storage tanks and delivery of 3,000 feet of production tubing and rods and the running of logs in preparation for a squeeze cement job on the well WVIC D-12. As of the date of this prospectus, the recompletion work on this well has not been completed.

Berry Agreement.  On September 3, 2010, we entered into a Subscription Agreement (the “Sub Agreement”) with Berry Resources, Inc. (“Berry”), to purchase 6.5 units of the Berry Prospect #22-A, which includes two (2) wells to be drilled on approximately 300 acres in North Central, Pickett County, Tennessee, in exchange for our cash payment of $97,500.  Each unit is equal to approximately 3.33% working interest or approximately 2.33% net revenue interest in each of the two (2) wells to be drilled in North Central, Pickett County, Tennessee.  The Sub Agreement also provides for Berry and us to enter into an operating agreement whereby Berry will be designated the operator of the well.  Work on the Berry Prospect commenced in September 2010 but has not been completed as of date of this Prospectus.  The first well did not encounter hydrocarbons in commercial quantities.  The second well commenced test production and will require further stimulation treatment prior to clean up well bore damage prior to putting the well on production.

Range Agreement.  On April 12, 2011, we entered into the Range Agreement with Range pursuant to which we acquired all of the membership interests in each of Range’s wholly-owned subsidiaries KYTX Oil and Gas, LLC, KYTX Pipeline, LLC, and KYTX Drilling Company, LLC (the “KYTX Entities"). The KYTX Entities’ interests include (i) 71 wells located on approximately 4,040 acres in Kentucky, all of which are held by production, (ii) a 23-mile pipeline network capable of handling up to 9,000,000 cubic feet per day and (iii) drilling equipment including one drilling rig, one service rig and additional well-servicing equipment (the “KYTX Interests”).  As of the date of this Report, approximately 25 of the 71 wells acquired in the Range Interests have been drilled but require further work to be completed and commence production. Pursuant to the terms of the Range Agreement, we paid an aggregate amount of consideration of $6,775,000, which consisted of $400,000 payable to Range in cash and $6,375,000 payable to Range in 8,500,000 shares of our common stock. The number of shares of our common stock was calculated by dividing $6,375,000 by $0.75.

In connection with the Range Agreement, we entered into the Range Registration Rights Agreement, Lock-Up Agreement, Additional Shares Agreement, Development Agreement and Accounting Services Agreement as described below.

Range Registration Rights Agreement

We entered into a registration rights agreement with Range (the “Range Registration Rights Agreement”) pursuant to which we are obligated to register for resale under the Securities Act an aggregate of 3,000,000 shares of common stock issuable to Range under the Purchase Agreement (“Registrable Shares”). The Range Registration Rights Agreement provides that we will file a registration statement covering the resale of the Registrable Shares (“Registration Statement”) with the SEC no later than 120 days following the date of the Range Registration Rights Agreement.  In the event the Registration Statement has not become effective on or before the 90th day after audits of the KYTX Entities’ financial statements for fiscal years ending December 31, 2010 and 2009, have been completed (“Registration Failure”), we will make pro rata payments to Range as liquidated damages (“Special Damage Shares”) in an amount equal to 0.25% of the aggregate value of the Registrable Shares for each 30-day calendar period (or pro rata portion) following a Registration Failure until such failure is cured, up to a maximum  aggregate number of Special Damage Shares of no more than 0.50% of the aggregate value of all shares of the registrable securities.

Lock-Up Agreement

We entered into a lock-up agreement with Range (the “Lock-Up Agreement”) pursuant to which Range agreed to restrict the sale of the shares of our common stock held by Range such that during the one year period following the effective date of the Registration Statement. Range will not sell or transfer more than the greater of 100,000 Registrable Shares or the number of Registrable Shares equal to 7.5% of the average weekly trading volume of our common stock during the prior four calendar weeks.

Additional Shares Agreement

In connection with the Range Agreement, we entered into an additional shares agreement with Range (the “Additional Shares Agreement”) pursuant to which five million five hundred thousand (5,500,000) shares (“Protected Shares”) held by Range will be subject to downside price protection for a period of up to 24 months following the closing date of the Range Agreement (“Protection Period”).  The Additional Shares Agreement provides that if, during the Protection Period, the 10-day volume weighted average price (“VWAP”) of our common stock is less than or equal to $0.60 per share (“First Triggering Per Share Price”), Range may elect to adjust the Per Share Price to equal the 10-day VWAP on the Triggering Date.  If, during the Protection Period, the 10-day VWAP is less than or equal to $0.35 per share (“Second Triggering Per Share Price”), Range may elect to adjust the Per Share Price to equal the 10-day VWAP on the Triggering Date.  The Triggering Date is the date the 10-day VWAP is less than or equal to the First Triggering Per Share Price or the Second Triggering Per Share Price, as applicable (the "Triggering Date").  In the event there is an adjustment based on the First Triggering Per Share Price, we shall issue to Range number of shares of common stock obtained by (i) multiplying the number of Protected Shares held by Range on the Triggering Date by the Per Share Price and (ii) subtracting the number of Protected Shares held by Range on the Triggering Date from the quotient obtained by dividing the product specified in (i) by the First Adjusted Per Share Price. In the event there is an adjustment based on the Second Triggering Price, we will issue to Range the number of shares of common stock obtained by (a) multiplying the number of Protected Shares held by Range on the Triggering Date by the Per Share Price, and (b) subtracting the number of Protected Shares held by Range on the Triggering Date and any additional shares issued based on the First Triggering Per Share Price from the quotient so obtained by dividing the product specified in (a) by the Second Adjusted Per Share Price.

Development Agreement

In connection with the Range Agreement, we entered into a development agreement with Range (the “Development Agreement”) pursuant to which we agreed to undertake the development of the current or future assets of the KYTX Entities and will provide for the development of other oil, gas or pipeline properties acquired by us within certain counties of Kentucky (the “Development Area”).   We plan to identify and develop projects within the Development Area including:  (a) completion of wells already drilled with improvements in completion procedures; (b) acquisition of neighboring producing or shut in wells; (c) acquisition of new acreage and subsequent drilling of new wells; (d) acquisition and development of additional pipeline assets; and (e) drilling of new wells on existing or newly acquired leases.

Accounting Services Agreement

In connection with the Range Agreement, we entered into an accounting services agreement with Range (the “Accounting Services Agreement”) pursuant to which Range agrees to provide accounting services to us relating to the KYTX Entities.  The accounting services include:  (a) calculation and payment of all royalties owed to landowners and other lease payments; (b) payment of accounts receivable; (c) collection, on a non-recourse basis, of accounts receivable; (d) computation and payment of severance and other taxes based on production; (e) gas balancing; and (f) payroll of employees of the KYTX Entities.  As compensation for Range’s accounting services, we will reimburse Range its actual costs of providing the accounting services, including direct employee overhead expenses, plus ten percent (10%) of such amount.

Business Strategy. Our strategy is to increase shareholder value through strategic acquisitions, appraisal drilling and development. We are focused on the acquisition, appraisal development and exploitation of oil and gas properties.  We are also searching for possible joint-ventures and new prospects that fit our strategic focus.  In the US, we have focus on the Appalachian Basin.  In the UK, we have focus on the Weald Basin in the South of England.

Competition. We compete with other companies for financing and for the acquisition of new oil and gas properties. Many of the oil and gas exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of oil and gas properties of merit, on exploration of their properties and on development of their properties. In addition, they may be able to afford more geological and other technical expertise in the targeting and exploration of oil and gas properties. This competition could result in competitors having properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could have an adverse impact on our ability to achieve the financing necessary for us to conduct further exploration of our acquired properties.

We will also compete with other junior oil and gas exploration companies for financing from a limited number of investors that are prepared to make investments in junior oil and gas exploration companies. The presence of competing junior oil and gas exploration companies may have an adverse impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the oil and gas properties under investigation and the price of the investment offered to investors.

We also compete with other junior and senior oil and gas companies for available resources, including, but not limited to, professional exploration and production, geological and engineering personnel services and supplies, for the drilling completion and production of hydrocarbon resources.

Intellectual Property. We do not presently own any copyrights, patents or trademarks. We own the Internet domain name www.alamoenergycorp.com. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.org”, or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Governmental Regulation. Our oil and gas operations are subject to various federal, state and local governmental regulations.  Matters subject to regulation include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells, pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. The production, handling, storage, transportation and disposal of oil and gas, by-products thereof, and other substances and materials produced or used in connection with oil and gas operations are also subject to regulation under federal, state and local laws and regulations relating primarily to the protection of human health and the environment. To date, we have incurred no cost related to complying with these laws, for remediation of existing environmental contamination and for plugging and reclamation of our oil and gas exploration property. The requirements imposed by such laws and regulations are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

Our Subsidiaries. We own and operate the following wholly owned subsidiaries: KYTX Oil and Gas, LLC, KYTX Pipeline, LLC, and KYTX Drilling Company, LLC.

Employees. As of  September 15, 2011 , we have six employees, with no significant employees other than our officers and directors. We plan to outsource independent consultant engineers and geologists on a part time basis to conduct the work programs on our mineral properties in order to carry out our plan of operations.

We also have an advisory board that includes Richard Edmonson, Terry Davis and David Henderson. We have advisory board member agreements with each of Richard Edmonson, Terry Davis and David Henderson.

Facilities. Our executive offices are located at 10575 Katy Freeway, Suite 300, Houston, Texas 77024, where we occupy approximately 690 square feet of office space. We sublease our offices from Allan Millmaker, our officer and director, in exchange for $1,000 per month on a month to month basis. We also maintain an office in London, United Kingdom, where we occupy approximately 130 square feet of office space, which we sublease from Philip Mann, our officer and director, in exchange for £1,500 per month on a month to month basis.

Our subsidiary, KYTX Pipeline LLC leases an office, warehouse building and yard facility, for $1,500 per month in Gray County, Kentucky.

We believe that our current office space and facilities are sufficient to meet our current needs.

Internet Website. Our Internet website, which is located at www.alamoenergycorp.com, describes each of our oil and gas projects, our management and provides additional information regarding our industry.

Legal Proceedings. There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Critical Accounting Policy and Estimates. Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. In addition, these accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included in this Registration Statement on Form S-1.

Overview.  Alamo Energy Corp. (“Alamo,” “We” or the “Company”), formerly Green Irons Holdings Corp. (“Green Irons”), was incorporated in the State of Nevada on March 29, 2006 as to conduct a business in the golfing industry. On November 18, 2009, we entered into an Asset Purchase and Sale Agreement (“Asset Purchase Agreement”) with Alamo Oil Limited (“Alamo Oil”), pursuant to which we acquired certain oil and gas assets from Alamo Oil (“Asset Purchase”).  The transaction contemplated under the Asset Purchase Agreement was deemed to be a reverse acquisition, where Green Irons (the legal acquirer) is considered the accounting acquiree and Alamo Oil (the legal acquiree) is considered the accounting acquirer.  Green Irons is deemed a continuation of the business of Alamo Oil, and the historical financial statements of Alamo Oil became the historical financial statements of Green Irons.

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements for the year ended April 30, 2011 together with notes thereto, and our financial statements for the period ended July 31, 2011, together with the notes thereto, which are included in this Registration Statement on Form S-1

For the three months ended July 31, 2011, as compared to the three months ended July 31, 2010.

Results of Operations.

Revenues. We had oil and gas revenues of $204,177 for the three months ended July 31, 2011, as compared to oil revenues of $11,361 for the three months ended July 31, 2010.  The increase in revenues of $192,816 from the comparable period a year earlier were primarily generated from our interest in the Lozano lease in Texas, the Valentine lease in West Virginia and the KYTX leases in Kentucky. We expect the lease revenues from the Lozano, Valentine and KYTX leases will continue with further exploitation of the existing oil and gas resources and slow decline due to the natural depletion for the foreseeable future.

To implement our business plan during the next twelve months, we need to generate increased revenues from the KYTX properties and other interests.  Our failure to do so will hinder our ability to increase the size of our operations and to generate additional revenues.  If we are not able to generate additional revenues to cover our operating costs, we may not be able to expand our operations.

Operating Costs and Expenses.  For the three months ended July 31, 2011, our total operating costs and expenses were $403,960, which is comprised of lease operating costs of $10,851, production costs of $69,530, depreciation and depletion related expenses of $79,021, wage related expenses of $104,920, professional fees of $65,026 and general and administrative expenses of $74,612. By comparison, our total operating costs and expenses were $97,450 for the three months ended July 31, 2010.  The overall increase of $306,510 in total operating costs and expenses from the same three-month period in the prior year was primarily attributable to our acquisition and integration of additional oil and gas properties and the expansion of our personnel and further development of our oil and gas operations.

We expect that our future monthly operating expenses for fiscal year 2012 will be similar to our current expense levels, plus additional direct costs relating to the KYTX Interests.  We will continue to incur significant general and administrative expenses, but expect to generate increased revenues after further developing our business.

Operating Loss.    For the three months ended July 31, 2011, our total loss from operations was $199,783, as compared to a total loss from operations of $86,089 for the three months ended July 31, 2010. We expect that we will continue to generate operating losses for the foreseeable future as we continue to develop and exploit our existing oil and gas resources.

Other Expenses.    For the three months ended July 31, 2011, our total other expense was $317,657, which was comprised of interest expense of $68,252 and debt discount amortization of $249,405.  The total other expense is attributed to the interest expense and debt discount which resulted from the senior secured convertible promissory note financing. By comparison, for the three months ended July 31, 2010, our total other expense was $72,734, which was comprised of interest expense of $21,818 and debt discount amortization of $50,916.

Net Loss.    For the three months ended July 31, 2011, our net loss was $517,440, as compared to a net loss of $158,823 for the three months ended July 31, 2010.  We hope to generate additional revenues as we expand our projects to cover our operating costs, which will reduce our net loss in the future.  We cannot guaranty that we will be able to generate additional revenues or, if that we do generate additional revenues, that such increased revenues will reduce our net loss in future periods.

For the year ended April 30, 2011, as compared to the year ended April 30, 2010.

Results of Operations.

Revenues.  We had oil and gas revenues of $251,337 for the year ended April 30, 2011, as compared to oil and gas revenues of $65,431 for the year ended April 30, 2010. Those revenues were generated from our interest in the Lozano lease in Texas, the Valentine lease in West Virginia and the KYTX leases in Kentucky. We expect the lease revenues from the Lozano, Valentine and KYTX leases will continue with slow decline due the natural depletion for the foreseeable future.

To implement our business plan during the next twelve months, we need to generate increased revenues from the KYTX properties and other interests.  Our failure to do so will hinder our ability to increase the size of our operations and to generate additional revenues.  If we are not able to generate additional revenues to cover our operating costs, we may not be able to expand our operations.

Operating Expenses.  For the year ended April 30, 2011, our total operating costs and expenses were $901,256, which was comprised of lease operating costs of $103,331, production costs of $24,334, wage related expenses of $207,572, professional fees of $234,451 and general and administrative expenses of $304,946. By comparison, our total operating costs and expenses were $456,946 for the year ended April 30, 2010 which was comprised of lease operating costs of $5,859, production costs of $17,718, wage related expenses of $73,768, professional fees of $233,863 and general and administrative expenses of $116,911.  The increases in total operating costs and expenses from 2010 to 2011 was directly related to increases in production costs, wage related expenses and general administrative expenses for the year ended April 30, 2011.

Operating Loss.  For the year ended April 30, 2011, our total loss from operations was $649,919, as compared to a total loss from operations of $391,515 for the year ended April 30, 2010. We will continue to incur significant general and administrative expenses, but also expect to generate increased revenues after further developing our business.

Other Income and Expense.  For the year ended April 30, 2011, our net other expense was $1,154,250, which was comprised of interest expense of $266,743 debt discount amortization of $903,711 and other income of $16,204.  The total other expenses is attributed to the interest expense and debt discount which resulted from the senior secured convertible promissory note financing.  In comparison, for the year ended April 30, 2010, our net other expense was $110,748, which was comprised of interest expense of $18,769 and debt discount amortization of $91,979.

Net Loss.  For the year ended April 30, 2011, our net loss was $1,804,169, as compared to a net loss of $502,262 for the year ended April 30, 2010.  The significant increase in our net loss between the comparable periods was directly related to the increase in operating expenses and net other expense for the year ended April 30, 2011. We hope to generate additional revenues from our projects to cover out operating costs, which will reduce our net loss in the future.  We cannot guaranty that we will be able to generate additional revenues or, if that we do generate additional revenues, that such increased revenues will reduce our net loss in future periods.

Financial Condition, Liquidity and Capital Resources.   We had cash of $86,056  and accounts receivable of $96,895 as of July 31, 2011, making our total current assets $182,951.  We also had $6,873,272 in net property and equipment, which consists of oil and gas properties of $4,976,436, property and equipment of $2,011,306, net of accumulated depletion, depreciation and amortization of $114,470.  In addition, we had goodwill of $1,394,215.  Therefore, our total assets as of that date were $8,450,438.

Our total liabilities were $2,004,333 as of July 31, 2011.  This was comprised of total current liabilities of $502,826, represented by accounts payable of $114,704 and accrued liabilities of $388,122.  We had total long-term liabilities of $1,501,507, represented by senior secured convertible promissory notes of $1,501,507, net of discount of $1,358,493.  We had total stockholders’ equity of $6,446,105.  We had no other liabilities and no long term commitments or contingencies as of July 31, 2011.

On November 18, 2009, we entered into a note and warrant purchase agreement (the “First Financing Agreement”) with Eurasian Capital Partners Limited (“Eurasian”), whereby Eurasian agreed to lend up to $2,000,000 to us in multiple installments in exchange for senior secured convertible promissory notes with a conversion price of $0.50 per share (“Notes”) and five-year warrants to acquire shares of common stock at an exercise price of $1.00 per share (“Warrants”) in the amount of each installment. The Warrants expire five years from the date of the investment.  The Notes are due on November 18, 2012, or upon default, whichever is earlier, and bear interest at the annual rate of 8%. The Notes have an optional conversion feature by which this lender can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share.

In connection with the First Financing Agreement, we issued the following Notes and Warrants to Eurasian on the following dates:

Date of Note	Amount of Note	Number of Warrants
November 18, 2009	$334,905	334,905
February 5, 2010	$80,000	80,000
March 4, 2010	$300,000	300,000
March 25, 2010	$100,000	100,000
April 15, 2010	$250,000	250,000
July 22, 2010	$175,000	175,000
August 12, 2010	$ 25,000	25,000
August 18, 2010	$150,000	150,000
September 7, 2010	$ 70,000	70,000
September 24, 2010	$40,000	40,000
December 2, 2010	$25,000	25,000
December 15, 2010	$75,000	75,000
February 8, 2011	$100,000	100,000
March 1, 2011	$160,000	160,000
April 12, 2011	$115,095	115,095
Total	$2,000,000	2,000,000

On April 12, 2011, we entered into a second Note and Warrant Purchase Agreement with Eurasian (“Second Financing Agreement”), whereby Eurasian agreed to lend up to $2,400,000 to us multiple installments in exchange for senior secured convertible promissory notes with a conversion price of $1.00 per share (“New Notes”) and five-year warrants to acquire shares of common stock at an exercise price of $1.25 per share (“New Warrants”) in the amount of each installment. The New Warrants expire five years from the date of the investment. The New Notes are due on April 12, 2014, or upon default, whichever is earlier, bears interest at the annual rate of 8%.  The New Notes have an optional conversion feature by which Eurasian can convert the principal and accrued interest into shares of our common stock at a conversion price of $1.00 per share.

In connection with the Second Financing Agreement, we issued the following New Notes and New Warrants to Eurasian on the following dates:

Date of New Note	Amount of New Note	Number of New Warrants
April 12, 2011	$410,000	410,000
May 24, 2011	$50,000	50,000
June 21, 2011	$400,000	400,000
Total	$860,000	860,000

On August 1, 2011, we closed a securities purchase agreement, dated July 26, 2011 (the “Securities Purchase Agreement”) with certain institutional investors (the “Investors”) and issued to the Investors an aggregate principal value of approximately $1,310,621 of original issue discount convertible debentures (the “Debentures”) and three series of warrants, the Series A Warrants, the Series B Warrants and the Series C Warrants, to purchase an aggregate of 2,621,241 shares of our common stock (collectively, the “Warrants” and the shares issuable upon exercise of the Warrants, collectively, the “Warrant Shares”) at an exercise price of $1.25 for the Series A and C Warrants and $1.00 for the Series B Warrants. In addition, we also issued warrants to purchase 91,743 shares of our common stock at an exercise price of $1.25 per share to its placement agent in connection with the Securities Purchase Agreement.  We will need to make interest payments at the rate of 5% per annum on the Debentures while they are outstanding.  These notes are due July 29, 2013.

As of July 31, 2011, we had cash of $86,056. As discussed above, we received net proceeds of $1,114,000 from the sale of Debentures and Warrants in August 2011.   We may need additional cash to expand our operations, including the development of the KYTX Interests and other properties. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could differ as a result of a number of factors. In addition to generating revenues from our current operations, we will need to raise additional capital to expand our operations to the point at which we are able to operate profitably.

We have been, and intend to continue, working toward identifying and obtaining new sources of financing. No assurances can be given that we will be successful in obtaining additional financing in the future.  Any future financing that we may obtain may cause significant dilution to existing stockholders. Any debt financing or other financing of securities senior to common stock that we are able to obtain will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a negative impact on our business, prospects, financial condition, results of operations and cash flows.

If adequate funds are not available, we may be required to delay, scale back or eliminate portions of our operations or to obtain funds through arrangements with strategic partners or others that may require us to relinquish rights to certain of our assets. Accordingly, the inability to obtain such financing could result in a significant loss of ownership and/or control of our assets and could also adversely affect our ability to fund our continued operations and our expansion efforts with respect to the KYTX Interests and other properties.

During the fiscal year ending 2012, we expect that the legal and accounting costs of being a public company will continue to impact our liquidity. We also expect to make future payments related to certain of our oil and gas projects located in Texas, Kentucky and West Virginia. Other than the anticipated increases in legal and accounting costs due to the reporting requirements of being a reporting company and future payments related to certain of our oil and gas projects, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

We are not currently conducting any research and development activities.  We do not anticipate conducting such activities in the near future. In the event that we expand our operations, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment. Our management believes that we do not require the services of independent contractors to operate at our current level of activity.  However, if our level of operations increases beyond the level that our current staff can provide, then we may need to supplement our staff in this manner.

Off-Balance Sheet Arrangements. We have no off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Facilities. Our executive offices are located at 10575 Katy Freeway, Suite 300, Houston, Texas 77024, where we occupy approximately 690 square feet of office space. We sublease our offices from Allan Millmaker, our officer and director, in exchange for $1,000 per month on a month to month basis. We also maintain an office in London, United Kingdom, where we occupy approximately 130 square feet of office space, which we sublease from Philip Mann, our officer and director, in exchange for £1,500 per month on a month to month basis.

Our subsidiary, KYTX Pipeline LLC leases an office, warehouse building and yard facility, for $1,500 per month in Gray County, Kentucky.

We believe that our current office space and facilities are sufficient to meet our current needs.

We have the following oil and gas properties in connection with our principal business activities:

The Lozano Lease - Frio County, Western Gulf Province, Texas. In September 2009, Alamo Oil acquired certain oil, gas and mineral leases totaling approximately 110 gross acres, located in Frio County, Texas. As a result of the Asset Purchase, we own a seventy-five percent (75%) working interest in the Lozano lease, which is a currently producing asset with three wells with proven reserves. All three wells have had recently completed workovers.  The production from the Lozano wells is mature and we believe the wells are likely to continue to produce with slow decline for the foreseeable future. We do not have a written operator’s agreement with Trius Energy LLC, the operator of the Lozano lease which owns the remaining twenty-five percent (25%) working interest in the Lozano lease.

Aimwell Agreement. In January 2010, we entered into a letter agreement with Aimwell Energy Limited, a corporation based in the United Kingdom (“Aimwell”), for the participation rights with regard to Aimwell’s license to operation certain oil and gas properties located on approximately 400 square kilometers in the United Kingdom.  Pursuant to the agreement, Aimwell assigned a 90% interest in the license to us in exchange for our payment of 1 pound sterling to Aimwell and Alamo was named the operator of the assets subject to the license.  Aimwell retained a 10% interest in the license, though we will pay Aimwell’s proportional costs of operating the license until a field development plan is approved, and after which, the parties will share their costs in proportion to their ownership percentage interests in the license.   As of the date of this Report, pre-existing seismic lines have been procured and reprocessed and technical evaluations of the blocks have been made and an access/route survey has been conducted for a planned two dimensional seismic survey.

Taylor TDS Five Well Program. In March 2010, we entered into an operating agreement ("Operating Agreement") with Boardman Energy Partners, LLC (“Boardman”), for the purchase of participation rights with regard to Boardman’s operation of five wells in the Taylor TDS Five Well Program ("Program") totaling approximately 55 gross acres located on the H.V. In conjunction with the Operating Agreement, we entered into a Subscription and Customer Agreement (“Subscription Agreement”) with Third Coast Energy & Development, LLC, (“Third Coast”) as consideration for our participation in the Operating Agreement, and made a cash payment to Third Coast in the amount of $303,986.  We purchased eight Units at the rate of $37,996 per Unit, or a total of $303,986, which means we own a 16% working interest and 12% net revenue interest in the Program. Taylor Lease in the Middle Eastern section of the Gradyville Quadrangle, Adair County, Kentucky, for the purpose of oil and gas exploration and development. Boardman is the operator of the project with full control of all operations. Work on the wells in the Taylor TDS Five Well Program commenced in June 2010. The wells were not completed because the quantities of oil discovered were non-commercial and we are waiting for future evaluation of the program.

WEJCO Agreement. In April 2010, we entered into a participation agreement with WEJCO, Inc., located in Texas (“WEJCO”), to acquire participation rights in WEJCO’s working interest in oil, gas and mineral leases represented by a leasehold estate and well on approximately 453 gross acres in Brown County, Texas, in exchange for our cash payment of $18,050 and the future payment of a proportional share of drilling and completion costs in the project.  The initial cash payment of $18,050 represents twenty percent (20%) of the total $90,250 cost of the geologic, land and seismic costs attributed to the well project in exchange for an assignment of WEJCO’s interest in the project to us.  The subject of the agreement is the Duffer Re-entry Prospect, Hubbard H-1 well, located in Brown County, Texas, and the project involves re-entering the well or drilling a substitute well if the re-entry fails.  The agreement also provides for us and WEJCO to enter into an operating agreement whereby WEJCO will be designated the operator of the well, but that we will receive an interest in the net revenue of the project, as set forth in an exhibit attached to the Agreement. Work on the Hubbard H-1 well commenced in July 2010.  We have added a water disposal well, electric pumping facilities and equipment in order to complete the well, electric pumping facilities and equipment in order to complete the well, and production has commenced as of July 2011.

Valentine Agreement.  In May 2010, we entered into a participation agreement with Allied Energy, Inc. (“Allied”), pursuant to which we acquired an undivided 50% working interest in the Florence Valentine Lease and a working interest and net revenue interest in the Valentine #1 re-entry well. This well is located on approximately 115 acres in Ritchie County, West Virginia within the Burning Springs Anticline. Allied is the operator of the project with full control of all operations. We paid the total drilling and completion costs of $153,500 to earn in the Valentine #1 re-entry well and the Florence Valentine lease before a payout working interest of 70% and net revenue interest of 59.08 (70% x 84.4%) and an after payout working interest of 50% and net revenue interest of 42.2% (50% x 84.4).  Work on the Valentine #1 re-entry well commenced in June 2010 and  is currently producing as of date of this prospectus.

Dillon Agreement. On August 4, 2010, we entered into a participation agreement with Allied, pursuant to which we acquired an undivided fifty percent (50%) working interest in the M. Dillon Lease and a working interest and net revenue interest in the Dillon #1 re-entry Well. This well is located on approximately 204 acres in Pleasants County, West Virginia. Allied is the operator of the project with full control of all operations. We paid the total drilling and completion costs of $179,125 to earn in the Dillon #1 re-entry well and M. Dillon Lease a before payout working interest of seventy percent (70%) and net revenue interest of 59.08 (70% x 84.4%) and an after payout working interest of fifty percent (50%) and net revenue interest of 42.2% (50% x 84.4%).  The participation agreement also provides that we have the option to participate in the re-entry of sixteen additional wells owned by Allied in West Virginia, including, but not limited to, the well WVIC D-12 as described below.

On October 15, 2010, we entered into an amendment to the participation agreement (“Amendment Agreement”) with Allied, the practical effect of which is that we replaced our participation in the Dillon #1 well with participation in the Goose Creek #4 well in Ritchie County, West Virginia.  Specifically, the Amendment Agreement amended the following: (i) the Operating Agreement with respect to the Florence Valentine Lease, (ii) the Participation Agreement with respect to the reentry of the Dillon #1 well dated August 2, 2010, and (iii) the Joint Operating Agreement with respect to the M. Dillon Lease in Ritchie County, West Virginia dated August 2, 2010.  The Amendment amends the Valentine JOA and the Dillon JOA to include Exhibit C which provides the accounting procedures for the operations.  The Amendment also amends the Participation Agreement by replacing all references of the Dillon #1 well in Pleasant County, West Virginia, to the Goose Creek #4 well (API #47-082-06942) in Ritchie County, West Virginia.  The Amendment also amends the Dillon JOA by replacing all references of the Dillon #1 well in Pleasant County, West Virginia, to the Goose Creek well #4 (API #47-082-06942). The Amendment also amends the Participation Agreement and the Dillon JOA to delete the Exhibit A to those agreements and replace it with the Exhibit A attached to the Amendment as Appendix 2. This Goose Creek #4 well is included in the Eco Forrest Lease, which is located on approximately 493 acres in Ritchie County, West Virginia.  Work to re-complete the Goose Creek #4 well began in January 2011. As of date of this prospectus, production has commenced on Goose Creek #4 well.

On December 15, 2010, we exercised an option to participate in the recompletion of the well WVIC D-12 with Allied, pursuant to the Participation Agreement with Allied, as amended in the Amendment Agreement on October 15, 2010. The well WVIC D-12 is included in the Eco Forrest Lease, which is located on approximately 493 acres in Ritchie County, West Virginia. Allied is the operator of the project with full control of all operations.  We are obligated to pay the total drilling and completion costs of $157,575 to earn in the well WVIC D-12 and Eco Forrest Lease a before payout working interest of seventy percent (70%) and net revenue interest of 59.08 (70% x 84.4%) and an after payout working interest of fifty percent (50%) and net revenue interest of 42.2% (50% x 84.4).  Preparatory work completion has commenced, including the preparation of an 8,000bbl containment pit, installation of two 100bbl oil storage tanks and delivery of 3,000 feet of production tubing and rods and the running of logs in preparation for a squeeze cement job on the well WVIC D-12.  As of the date of this prospectus, the recompletion work on this well has not been completed.

Berry Agreement.  On September 3, 2010, we entered into a Subscription Agreement (the “Sub Agreement”) with Berry Resources, Inc. (“Berry”), to purchase 6.5 units of the Berry Prospect #22-A, which includes two (2) wells to be drilled on approximately 300 acres in North Central, Pickett County, Tennessee, in exchange for our cash payment of $97,500.  Each unit is equal to approximately 3.33% working interest or approximately 2.33% net revenue interest in each of the two (2) wells to be drilled in North Central, Pickett County, Tennessee.  The Sub Agreement also provides for Berry and us to enter into an operating agreement whereby Berry will be designated the operator of the well. Work on the Berry Prospect commenced in September 2010 but has not been completed as of date of this prospectus. The first well did not encounter hydrocarbons in commercial quantities.  The second well commenced test production and will require further stimulation treatment prior to clean up well bore damage prior to putting the well on production.

Range Agreement. On April 12, 2011, we entered into a Membership Interest Purchase and Sale Agreement (the “Range Agreement”) with Range Kentucky Holdings, LLC, a Wyoming limited liability company (“Range”) pursuant to which we acquired all of the membership interests in each of Range’s wholly-owned subsidiaries KYTX Oil and Gas, LLC, KYTX Pipeline, LLC, and KYTX Drilling Company, LLC (the “KYTX Interests”).  The KYTX Interests acquired include (i) 71 wells located on approximately 4,040 acres in Kentucky, all of which are held by production, (ii) a 23-mile pipeline network capable of handling up to 9,000,000 cubic feet per day and (iii) drilling equipment including one drilling rig, one service rig and additional well-servicing equipment.  As of the date of this Report, approximately 25 of the 71 wells acquired in the Range Interests have been drilled but require further work to be completed and commence production.  This brief description of the Range Agreement is only a summary that discloses all material terms of the Range Agreement and is qualified in its entirety by reference to the full text of the Range Agreement, filed as Exhibit 10.1 to our Current Report on Form 8-K filed on April 13, 2011.

Proved Reserves.

The following reserve schedule summarizes the Company's net ownership interests in estimated quantities of proved oil and gas reserves and changes in its proved reserves, all of which are located in the continental United States. All reserve estimates for crude oil and natural gas were internally prepared by the Company and estimated by Nova Resource, Inc. (“Nova”), independent petroleum engineers.  In accordance with SEC guidelines, Nova's estimates of future net revenues from our properties, and the PV-10 and standardized measure thereof, were determined to be economically producible under existing economic conditions, which requires the use of the 12-month average price for each product, calculated as the unweighted arithmetic average of the first-day-of-the-month price for the period May 2010 through April 2011, except where such guidelines permit alternate treatment, including the use of fixed and determinable contractual price escalations.  The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of currently producing oil and gas properties. Accordingly, we anticipate that these oil and gas reserve estimates will change as future information becomes available.

The technical person at Nova is responsible for preparing the reserves estimates presented herein and meets the requirements regarding qualifications, independence, objectivity, and confidentiality set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers. Allan Millmaker, our officer and director, acted as the liaison with the technical person at Nova.  Mr. Millmaker's technical qualifications are described in the section entitled Management in this prospectus.

Reserve Technologies.  Proved reserves are those quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations. The term “reasonable certainty” implies a high degree of confidence that the quantities of oil and/or natural gas actually recovered will equal or exceed the estimate. To achieve reasonable certainty, Nova employed technologies that have been demonstrated to yield results with consistency and repeatability. The technologies and economic data used in the estimation of our proved reserves include, but are not limited to, well logs, geologic maps and available down well and production data, seismic data, well test data.

Oil and Gas Reserve Information (Unaudited). The following reserve quantities and future net cash flow information for our proved reserves located in the United States have been estimated as of April 30, 2011.  The determination of oil and gas reserves is based on estimates, which are highly complex and interpretive. The estimates are subject to continuing change as additional information becomes available.

	Crude Oil (Bbls)	Natural Gas (Mcf)
PROVED DEVELOPED AND UNDEVELOPED RESERVES:

April 30, 2009	17,667	-

Revision of previous estimates
Purchase of reserves	-
Extensions, discoveries, and other additions	-	-
Sale of reserves	-	-
Production	(1,658)

April 30, 2010	16,009	-

Revision of previous estimates
Purchase of reserves	19,558	12,355,996
Extensions, discoveries, and other additions	1,357	153,480
Sale of reserves
Production	(9,286)	-

April 30, 2011	27,638	12,509,476

PROVED DEVELOPED RESERVES

April 30, 2009	-	-
April 30, 2010	8,804	-
April 30, 2011	10,651	1,608,975

Standardized Measure

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves is as follows:

	Years Ended April 30,
	2011	2010
Future cash inflows	$63,764,737	$965,060
Future production costs	(15,628,515)	(2,413)
Future development costs	(14,103,000)	(425,901)
Future income tax expense	-	-
Future net cash flows	34,033,222	536,746
10% annual discount for estimated timing of cash flows	(27,184,770	(208,060)
Standardized measure of discounted future net cash flow related to proved reserves	$6,848,452	$328,686

A summary of the changes in the standardized measure of discounted future new cash flow applicable to proved oil and natural reserves is as follows:

Change in Standardized Measure

	Years Ended April 30,
	2011	2010
Balance, beginning of period	$328,686	$-
Sales of oil and gas, net	(123,672)	(41,854)
Net change in prices and production costs	(18,886)	-
Net change in future development costs		-
Extensions and discoveries	187,002	370,540
Revisions of previous quantity estimates	(28,678)	-
Previously estimated development costs incurred	-	-
Net change in income taxes	-	-
Accretion of discount	-	-
Purchase of minerals in place	6,504,000	-
Sales of reserves	-	-
Balance, end of period	$6,848,452	$328,686

The standardized measure of discounted future net cash flows as of April 30, 2011 and 2010 was calculated using the following Average Fiscal-Year prices:

	2011	2010
Average crude oil price per barrel	$76.180	$92.244
Average gas price per MCF	$4.929	$-0-

The standardized measure of discounted future net cash flows is provided using the 12-month unweighted arithmetic average. The oil price used as of April 30, 2011 was $76.18 per Bbl of oil and $4.93 per Mcf of gas. Future production costs are based on year-end costs and include severance and ad valorem taxes of approximately 4.5%. Each property that is leased by the Company is also charged with field-level overhead in the reserve calculation. The present value of future cash inflows is based on a 10% discount.

The Company used discounted future net cash flows, which is calculated without deducting estimated future income tax expenses, and the present value thereof as one measure of the value of the Company's current proved reserves and to compare relative values among peer companies without regard to income taxes.  While future net revenue and present value are based on prices, costs and discount factors which are consistent from company to company, the standardized measure of discounted future net cash flows is dependent on the unique tax situation of each individual company.  As of April 30, 2011, the present value of discounted future net cash flows and the standardized measure of discounted future net cash flows are equal because the effects of estimated future income tax expenses are zero.

During the year ended April 30, 2011, the Company acquired an estimated 13,846 Bbls of proved undeveloped net oil reserves and 9,404,975 Mcf of proved undeveloped net gas reserves in place in connection with the Company’s acquisition of the KYTX entities consisting of approximately seventy (70) wells.  None of the proved undeveloped oil and gas reserves were converted during the period ended April 30, 2011.  In addition, there were no proved undeveloped reserves over five (5) years.

Production

During the year ended April 30, 2010, we produced approximately 2,803 bbls of oil on a net basis and 19,368 Mcf of gas on a net basis.  Based on the net production for the year ended April 30, 2011, our average sales price per barrel was $73.23 on a net basis and the average sales price per Mcf was $4.93 on a net basis.

For the year ended April 30, 2011, we had production from our interests in the Lozano lease located in Frio County, Texas, the Valentine #1 well in West Virginia and the KYTX properties in Kentucky.

	Crude Oil (Bbls)	Natural Gas (Mcf)
Production by State:
Kentucky	0	8,621
Texas	1,599	0
West Virginia	1,204	10,747

Total Production	2,803	19,368

Drilling Activity. During the period from inception (September 1, 2009) through April 30, 2011, we did not participate of conduct and drilling activity in Kentucky, Texas or West Virginia.

Delivery Commitments. We are not obligated to provide a fixed and determinable quantity of oil or gas in the near future under existing contracts or agreements in Kentucky, Texas or West Virginia.

Gross and Net Productive Wells.
	September 1, 2009 (Inception) through April 30, 2011
	Oil		Gas
	Gross	Net	Gross	Net
Kentucky			71	59.50
Texas	4	2.45	-	-
West Virginia	1.70		-	-
Total gross and net productive wells	5	3.15	71	59.50

Gross and Net Developed Acreage.
	September 1, 2009 (Inception) through April 30, 2011
	Oil		Gas
	Gross	Net	Gross	Net
Kentucky			1,420	1,190
Texas	563	173	-	-
West Virginia	115	77	-	-
Total gross and net developed acreage	678	250	1,420	1,190

Gross and Net Undeveloped Acreage.
	September 1, 2009 (Inception) through April 30, 2011
	Oil		Gas
	Gross	Net	Gross	Net
Kentucky			2,620	2,227
Texas	-	-	-	-
West Virginia	-	-	-	-
Total gross and net undeveloped acreage	-	-	2,620	2,227

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Reports to Shareholders. We are a reporting company with the SEC. The public may read and copy any materials filed with the SEC at the Security and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Market Information.  Our common shares are not listed on any stock exchange, but are quoted on the OTC Bulletin Board and OTCQB under the symbol “ALME.”  Shares of our common stock have only been thinly traded since December 22, 2009, when our stock first became eligible for quotation.  The following table sets forth, for the time period indicated, the high and low closing sales price of our common stock as quoted on the OTC Bulletin Board.

	High ($)	Low ($)
Fiscal Year 2011
First Quarter	$1.73	$0.97
Second Quarter	$1.27	$0.90
Third Quarter	$1.76	$1.00
Fourth Quarter	$1.73	$1.01

Fiscal Year 2010
Third Quarter	$0.90	$0.50
Fourth Quarter	$2.47	$0.90

Holders.  The approximate number of stockholders of record at September 15 was thirteen. The number of stockholders of record does not include beneficial owners of our common stock, whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors.

Securities Authorized For Issuance Under Equity Compensation Plans. As of April 30, 2011, we had no compensation plans under which our equity securities were authorized for issuance.

Recent sales of unregistered securities. There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

On November 18, 2009, we completed the acquisition of certain assets from Alamo Oil pursuant to the Asset Purchase and Sale Agreement (“Asset Purchase Agreement”) with Alamo Oil Limited (“Alamo Oil”), pursuant to which we acquired certain oil and gas assets from Alamo Oil.  In connection with the Asset Purchase Agreement, we issued 350,000 shares of our common stock to Alamo Oil, which became 10,500,000 shares after the 30 for 1 forward split that occurred in December 2009. Those shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

In connection with the Asset Purchase Agreement, on November 18, 2009, we entered into the First Financing Agreement with Eurasian pursuant to which Eurasian agreed to lend up to $2,000,000 to us in multiple installments in exchange for senior secured convertible promissory notes with a conversion price of $0.50 per share (“Notes”) and five-year warrants to acquire shares of common stock at an exercise price of $1.00 per share (“Warrants”) in the amount of each installment. The Warrants expire five years from the date of the investment.  The Notes are due on November 18, 2012, or upon default, whichever is earlier, and bear interest at the annual rate of 8%. The Notes have an optional conversion feature by which this lender can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share. This brief description of the First Financing Agreement is only a summary of all material terms of the First Financing Agreement, and is qualified in its entirety by reference to the full text of the agreement, filed as Exhibit 10.8 to our Current Report on Form 8-K filed on November 24, 2009. Pursuant to the First Financing Agreement, we issued the following Notes and Warrants to Eurasian on the following dates:

Date of Note	Amount of Note	Number of Warrants
November 18, 2009	$334,905	334,905
February 5, 2010	$80,000	80,000
March 4, 2010	$300,000	300,000
March 25, 2010	$100,000	100,000
April 15, 2010	$250,000	250,000
July 22, 2010	$175,000	175,000
August 12, 2010	$ 25,000	25,000
August 18, 2010	$150,000	150,000
September 7, 2010	$ 70,000	70,000
September 24, 2010	$40,000	40,000
December 2, 2010	$25,000	25,000
December 15, 2010	$75,000	75,000
February 8, 2011	$100,000	100,000
March 1, 2011	$160,000	160,000
April 12, 2011	$115,095	115,095
Total	$2,000,000	2,000,000

The issuances were made pursuant to Regulation S promulgated by the SEC.  We believe that exemptions were available because (iii) the sales were made to eligible non-U.S. persons as that term is defined for purposes of Regulation S, and with regard to all transactions, (iii) transfers were restricted in accordance with the requirements of the Securities Act (including by legending of certificates representing the securities). We are obligated to register the shares of common stock underlying the Notes and the shares of common stock underlying the Warrants for resale.

On April 12, 2011, we entered into a second note and warrant purchase agreement with Eurasian (“Second Financing Agreement”), whereby Eurasian agreed to lend up to $2,400,000 to us multiple installments in exchange for senior secured convertible promissory notes with a conversion price of $1.00 per share (“New Notes”) and five-year warrants to acquire shares of common stock at an exercise price of $1.25 per share (“New Warrants”) in the amount of each installment. The New Warrants expire five years from the date of the investment. The New Notes are due on April 12, 2014, or upon default, whichever is earlier, bears interest at the annual rate of 8%.  The New Notes have an optional conversion feature by which Eurasian can convert the principal and accrued interest into shares of our common stock at a conversion price of $1.00 per share. This brief description of the Second Financing Agreement is only a summary of all material terms of the Second Financing Agreement, and is qualified in its entirety by reference to the full text of the agreement, filed as Exhibit 10.9 to our Current Report on Form 8-K filed on April 13, 2011.  Pursuant to the Second Financing Agreement, we issued the following New Notes and New Warrants to Eurasian on the following dates:

Date of New Note	Amount of New Note	Number of New Warrants
April 12, 2011	$410,000	410,000
May 24, 2011	$50,000	50,000
June 21, 2011	$400,000	400,000
Total	$860,000	860,000

The New Notes and New Warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC. We are obligated to register the shares of common stock underlying the New Notes and the shares of common stock underlying the New Warrants for resale.

On April 12, 2011, pursuant to the Range Agreement, we issued 8,500,000 shares of our common stock to Range Kentucky Holdings, LLC.  The shares of our common stock were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated pursuant to that act by the SEC.

On April 29, 2011, we issued 14,059 shares of our common stock to Tahoe Energy, LLC in exchange for services provided to us. The shares of our common stock were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act.

On April 29, 2011, we issued 50,198 shares of our common stock to BLS Energy, LLC in exchange for services provided to us. The shares of our common stock were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act.

On August 1, 2011, we closed a Securities Purchase Agreement (the “Securities Purchase Agreement”), with certain institutional investors providing for the issuance and sale of original issue discount convertible debentures convertible into shares of our common stock (“Debentures”) and three series of warrants, the Series A Warrants, the Series B Warrants and the Series C Warrants, to purchase an aggregate of 2,621,241 shares of our common stock (“Warrants”) for proceeds to us of $1,114,000.   The Debentures and Warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the SEC.

On August 4, 2011, we issued 15,000 shares of our common stock to two consultants in exchange for services provided to us.  The shares of our common stock were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated pursuant to that act by the SEC.

On August 4, 2011, we issued 15,000 shares of its common stock to Leslie Derr pursuant to his employment agreement.  The shares of our common stock were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated pursuant to that act by the SEC.

On August 12, 2011, we issued 25,000 shares of its common stock to Donald Sebastian pursuant to his executive employment agreement.  The shares of our common stock were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act.

Purchases of Equity Securities. None.

Penny stock regulation.  Shares of our common stock will probably be subject to rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in “penny stocks.”  Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which contains the following:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities’ laws;

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;
•	a toll-free telephone number for inquiries on disciplinary actions;
•	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
•	such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.  Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

MANAGEMENT

Executive Officers and Directors. Our directors and principal executive officers are as specified on the following table:

Name	Age	Position
Allan Millmaker	59	Chief Executive Officer, President, Director
Donald Sebastian	58	Chief Financial Officer
Philip Mann	25	Secretary, Director

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The Our Bylaws specify that we shall have at least two and not more than seven directors. The number of directors may be increased or decreased from time to time by the Board of Directors.

Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

Allan Millmaker. Mr. Millmaker, our Chief Executive Officer, President and one of our directors since November 19, 2009, has over thirty years of experience in the oil and gas industry. From 2005 to the present, Mr. Millmaker has worked as an independent project generator specializing in the development of quality oil and gas projects and oil service business ventures. From 2002 to 2005, Mr. Millmaker worked for Bluewater Offshore Production Systems (U.S.A.), Inc., one of Europe’s leading providers to the offshore oil industry, where he was responsible for operations in North and South America. Bluewater Offshore Production Systems, Inc. ("Bluewater") specializes in the design, development, lease and operation of tanker-based production and storage systems, owns and operates a number of floating production storage and offloading systems, and provides single point mooring systems.  Bluewater has working interest in oil and gas properties.  Mr. Millmaker was instrumental in acquiring oil and gas properties for Bluewater.

From 1995 to 2001, Mr. Millmaker worked for Navion ASA (“Navion”) as Senior Vice President for the Floating Production Business. His division was responsible for developing business for the Multipurpose Shuttle Tankers and establishing Navion as a Floating Production Storage and Offloading (FPSO) supplier. During his tenure, Navion won contracts for the Navion Munin FPSO, operating at the Lufeng 22-1 field in the South China Sea and the Berge Hugin FPSO, which is producing at the Pierce field in the UK sector of the North Sea. From 1991 to 1995, he acted as an independent consultant for Kerr McGee in the UK on the Gryphon project and later for Shell on the Troll and Draugen projects.

From 1979 to 1986, he worked for Mobil Exploration Norway Inc.’s (“Mobil”) engineering team, helping to bring the Statfjord “A” wells on-stream, and later became Offshore Production Supervisor. In 1983, he joined Mobil’s operations team where he was Operations Superintendent for the Statfjord “A” platform and in 1986, Platform Manager for Statfjord “B” platform.  When the operatorship of the Statfjord field was transferred to Statoil, Mr. Millmaker accepted the offer to continue with Statoil and from 1987 was seconded to Shell as Deputy Project Manager on the Troll Phase 1 Project. In 1989 he joined Shell as Operations Manager on the Northwest Shelf Gas Project in Western Australia.

From 1974 to 1979, Mr. Millmaker served as a production engineer for British Petroleum (BP) in Abu Dhabi, where he worked in the production and drilling departments. He obtained a first class honors and Bachelors of Science. Degree in Production Engineering and Management from the University of Strathclyde, Glasgow in 1974.

Mr. Millmaker’s long term of service in the oil and gas industry and his management skills exhibited, and experience obtained were material considerations that led the Board of the Directors to conclude that Mr. Millmaker should serve as one of our directors. Mr. Millmaker is not an officer or director of any other reporting company.

Donald Sebastian.  Mr. Sebastian has been our Chief Financial Officer since May 1, 2011.  Prior to joining our Company, Mr. Sebastian served as Chief Financial Officer, Principal Accounting Officer and Vice President of Velocity Energy Inc. (OTCBB: VYCE) from June 2008 to April 2011.  From 2004 to 2008, Mr. Sebastian served as Vice President of Onshore Operations and Business Development with Michael Baker Corporation (NYSE Amex: BKR).  From 1979 to 2004, he served in various executive capacities including Senior Vice President responsible for the Gulf Coast Onshore and Offshore Business Unit and Chief Financial Officer of J. M. Huber Corporation. He has over 37 years of experience in the oil and gas industry and has the financial and accounting expertise traditionally associated with Chief Financial Officers as well as substantial onshore and offshore operating expertise.  Mr. Sebastian earned a Bachelor of Science Degree in Business Administration from Trinity University in 1974.

Philip Mann. Mr. Mann has been our Secretary and one of our directors since November 19, 2009. Mr. Mann also served as our Chief Financial Officer from November 2009 to May 2011.  Mr. Mann currently devotes approximately 40 to 50 hours per week to us. Mr. Mann has approximately five years of experience with companies in the oil and gas industry. From August 2008 to July 2009, Mr. Mann worked as an independent consultant, providing accounting and financial services to several public and private oil companies. From June to August 2008, Mr. Mann worked for Aker Floating Production ASA in Singapore working on the conversion of the Dhirubhai-1 Floating Production Storage and Offloading vessel as a member of the site team, where Mr. Mann’s role included commercial and accounting work related to overseeing and managing purchase orders and work order claims. Mr. Mann did not provide any other accounting and financial services to Aker Floating Production ASA. From 2006 to 2007, Mr. Mann worked for Capital Shipbrokers Ltd., a leading tanker broker, where Mr. Mann’s role was as a trainee and junior shipbroker. Mr. Mann did not provide financing and accounting services to Capital Shipbrokers Ltd. From July 2005 to the present, Mr. Mann has been working as a consultant for SMV Engineering Ltd. Mr. Mann’s role includes accounting and financial services, specifically financial planning and project costing and financing with the commercial department for the development of new projects with a focus on engineering, commissioning and project management of Floating Production Storage & Offloading vessels and Floating Storage & re-gasification units. He was awarded an International Baccalaureate Certificate from King William’s College, Isle of Man in 2004.

Mr. Mann’s experience and skill with companies in the oil and gas industry and his experience with project development, management and finance background were the material considerations that led our Board of Directors to conclude that Mr. Mann should serve as one of our directors.  Mr. Mann is not an officer or director of any other reporting company.

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  All officers are appointed annually by the Board of Directors and, subject to employment agreements, serve at the discretion of the board. Currently, directors receive no cash compensation.

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

There are no family relationships among our directors or among our executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our directors, officers and persons owning more than 10% of our common stock to file reports of ownership and changes of ownership with the SEC.  Based upon our review of the copies of such reports furnished to us, or representations from certain reporting persons that no other reports were required, we believe all applicable filing requirements were complied with during the fiscal year ended April 30, 2011.

Corporate Governance.

Nominating Committee. Our entire Board of Directors participates in consideration of director nominees. The Board will consider candidates who have experience as a board member or senior officer of a company or who are generally recognized in a relevant field as a well-regarded practitioner, faculty member or senior government officer.  The Board of Directors will also evaluate whether the candidates' skills and experience are complementary to the existing Board of Directors' skills and experience as well as the Board’s need for operational, management, financial, international, technological or other expertise. The Board of Directors will interview candidates that meet the criteria and then select nominees that the Board believes best suit our needs.

The Board of Directors will consider qualified candidates suggested by stockholders for director nominations. Stockholders can suggest qualified candidates for director nominations by writing to our Corporate Secretary, at 10575 Katy Freeway, Suite 300, Houston, Texas 77024. Submissions that are received that meet the criteria described above will be forwarded to the Board of Directors for further review and consideration. The Board of Directors will not evaluate candidates proposed by stockholders any differently than other candidates.  There have been no material changes to the procedures by which our stockholders may recommend nominees to the Board of Directors.

Compensation Committee. The Board of Directors has no compensation committee.

Audit Committee. Presently, our Board of Directors acts as the audit committee. During the next six to twelve months, we hope to establish a formal audit committee, which will be responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the independent auditor and any outside advisors engaged by the audit committee. We will adopt an audit committee charter when we establish the audit committee.

Audit Committee Financial Expert. We do not have a board member who is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Act. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have not commenced operations, at the present time, we believe the services of a financial expert are not warranted.

Code of Ethics. We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Director Independence. None of our directors are deemed independent. Our directors also hold positions as officers.

EXECUTIVE COMPENSATION

Summary Compensation Table.   The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our principal executive officers during the years ended April 30, 2011 and 2010.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year Ended	Salary $	Bonus $	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Allan Millmaker, President, CEO	2011	$111,000	0	0	0	0	0	0	$111,000

Philip Mann, CFO, Secretary*	2011	$67,500	0	0	0	0	0	0	$67,500
* On May 1, 2011, Philip Mann resigned his position as our Chief Financial Officer, and Don Sebastian was appointed as our Chief Financial Officer.

Employment Contracts and Termination of Employment. On November 19, 2009, we entered into an executive employment agreement with Allan Millmaker (“Millmaker Agreement”).  Under the terms of the Millmaker Agreement, Mr. Millmaker has agreed to serve as our President and Chief Executive Officer for a period of three years.  The Millmaker Agreement provides for an initial base salary of $6,000 per month. The base salary amount shall increase by $1,000 after the last day of each of our fiscal quarters during the first fiscal year of the Millmaker Agreement.  Mr. Millmaker is also eligible to participate in benefit and incentive programs we may offer.

On November 19, 2009, we entered into an executive employment agreement with Philip Mann (“Mann Agreement”).  Under the terms of the Mann Agreement, Mr. Mann has agreed to serve as our Chief Financial Officer and Secretary for a period of three years.  The Mann Agreement provides for an initial base salary of $4,000 per month. The base salary amount shall increase by $500 after the last day of each of our fiscal quarters during the first fiscal year of the Mann Agreement.  Mr. Mann is also eligible to participate in benefit and incentive programs we may offer.

On May 1, 2011, we entered into an employment agreement with Don Sebastian (“Sebastian Agreement”).  Pursuant to the Sebastian Agreement, Mr. Sebastian will serve as our Chief Financial Officer for an initial term of two years with an additional one year extension granted automatically unless a sixty day written notice to the contrary is provided by either Mr. Sebastian or us.  Mr. Sebastian will receive base compensation of $5,000 per month, with a $500 increase at the end of each fiscal quarter during the first fiscal year of the Employment Agreement and, subject to the sole discretion of the Compensation Committee of our Board of Directors, additional bonuses upon (1) the listing of our common stock on the NYSE Amex and (2) the last day of each fiscal year.  Mr. Sebastian will also receive equity compensation of 25,000 shares of our common stock for each fiscal quarter during the term of the Sebastian Agreement.  Mr. Sebastian is also eligible to participate in benefit and incentive programs we may offer.

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors.

Outstanding Equity Awards. As of April 30, 2011, the following named executive officers had the following unexercised options, stock that has not vested, and equity incentive plan awards:

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	# Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Not Vested	Market Value of Shares or Units Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Vested	Value of Unearned Shares, Units or Other Rights Not Vested
Allan Millmaker, President, CEO	0	0	0	0	0	0	0	0	0
Philip Mann, CFO, Secretary*	0	0	0	0	0	0	0	0	0
  * On May 1, 2011, Philip Mann resigned his position as our Chief Financial Officer, and Don Sebastian was appointed as our Chief Financial Officer.

Stock Options/SAR Grants. No grants of stock options or stock appreciation rights were made during the fiscal year ended April 30, 2011.

Long-Term Incentive Plans. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Director Compensation. Our directors received the following compensation for their service as directors during the fiscal year ended April 30, 2011:

Name	Fees Earned or Paid in Cash $	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Non-Qualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Allan Millmaker	0	0	0	0	0	0	0
Philip Mann	0	0	0	0	0	0	0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 15, 2011 , by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

The number of shares beneficially owned by each 5% holder, director or executive officer is determined by the rules of the SEC, and the information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power and also any shares that the person or entity can acquire within 60 days of September 15, 2011 through the exercise of any stock option or other right. For purposes of computing the percentage of outstanding shares of common stock held by each person or entity, any shares that the person or entity has the right to acquire within 60 days after  September 15, 2011 are deemed to be outstanding with respect to such person or entity but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or entity. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) over the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of  September 15, 2011 , and after giving effect to the issuances described above, there were 57,287,777 shares of common stock issued and outstanding.

Title Of Class	Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Owner	Percentage of Class (2)
Common Stock	Alamo Oil Limited (1) 5 Spinnaker Close Hedon Hull, United Kingdom HU12 8RE101	10,500,000 Shares Beneficial Owner	18.35%
Common Stock	Philip Mann 10575 Katy Freeway, Suite 300 Houston, Texas 77024	3,000,000 Shares Secretary and Director	5.24%
Common Stock	Allan Millmaker 10575 Katy Freeway, Suite 300 Houston, Texas 77024	7,000,020 Shares Chief Executive Officer, President and Director	12.23%
Common Stock	Range Kentucky Holdings, LLC (3) 504 Fremont Thermopolis, WY 82443-2913	8,500,000 Shares Beneficial Owner	14.85%
Common Stock	Donald Sebastian 10575 Katy Freeway, Suite 300 Houston, Texas 77024	39,059 Shares (4) Chief Financial Officer	*
Common Stock	All Executive Officers and Directors as a Group	10,039,079 Shares	17.52%
* Denotes less than 1%.
(1)	Michael Stott holds voting and dispositive power over the shares held by Alamo Oil Limited.
(2)	Percentage of beneficial ownership of our common stock is based on 57,287,777 shares of common stock outstanding as of the date of the table.
(3)
Range Exploration Partners LLC is the sole manager of Range Kentucky Holdings LLC. Range Exploration Partners LLC is managed by Messrs. Frode Aschim, William Byrd and Petter Hagland. Each of Messrs. Aschim, Byrd and Hagland hold shared voting and dispositive power over the shares held by Range Exploration Partners LLC.  Each of Messrs. Aschim, Byrd and Hagland disclaims beneficial ownership of the shares held of record by Range Exploration Partners LLC to the extent of his respective pecuniary interest therein.

(4)
Includes 25,000 shares directly owned by Donald Sebastian and 14,059 shares held by Tahoe Energy, LLC, of which Donald Sebastian is the managing member.  Mr. Sebastian holds voting and dispositive power over the shares held by Tahoe Energy, LLC.

Changes in Control.  Our management is not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.   Our Articles of Incorporation and our Bylaws do not contain any other provisions which were included to delay, defer, discourage or prevent a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related party transactions.

Office Space.  Our executive offices are located at 10575 Katy Freeway, Suite 300, Houston, Texas 77024, where we occupy approximately 690 square feet of office. We sublease our offices from Allan Millmaker, our Chief Executive Officer, President and a director, and in exchange for $1,000 per month on a month to month basis.

We also maintain an office in London, United Kingdom, where we occupy approximately 130 square feet of office space, which we sublease from Philip Mann, our Secretary and a director, in exchange for £1,500 per month on a month to month basis.

Our subsidiary, KYTX Pipeline LLC uses an office, warehouse building and yard facility in Gray County, Kentucky with a value of  $1,500 per month that is contributed by one of the Company’s employees.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

Director Independence. We do not have any independent directors.  The determination of independence of directors has been made using the definition of “independent director” contained under Rule 4200(a)(15) of the Rules of National Association of Securities Dealers.

CHANGES IN AND DISAGREEMENTS WITH CERTIFYING ACCOUNTANTS

There have been no changes in or disagreements with our accountants during two most recent fiscal years required to be disclosed pursuant to Item 304 of Regulation S-K, except as specified below.

On November 19, 2009, we dismissed Malone as our principal accountant effective on such date, and we appointed Mendoza Berger & Company, LLP (“Mendoza”) as our new principal accountant.  Malone’s report on our financial statements for fiscal years 2008 and 2009 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception of a qualification with respect to uncertainty as to our ability to continue as a going concern.  The decision to change accountants was recommended and approved by our Board of Directors.

During fiscal years 2008 and 2009, and the subsequent interim period through November 19, 2009, there were no disagreements with Malone on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Malone, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report, nor were there any reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-K.

We engaged Mendoza as our new independent accountant as of November 19, 2009.  During fiscal years 2008 and 2009, and the subsequent interim period through November 19, 2009, we nor anyone on our behalf engaged Mendoza regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

On January 29, 2010, we dismissed Mendoza as our principal accountant effective on such date. As disclosed in our Current Report on Form 8-K, which was filed with the Commission on November 24, 2009, we had previously dismissed Malone as our principal accountant effective on November 18, 2009. The reports of Malone on our financial statements for fiscal years 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, were not qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception of a qualification with respect to uncertainty as to our ability to continue as a going concern. We engaged Quintanilla Accountancy Corporation (“Quintanilla”) as its new principal accountant effective as of January 29, 2010. The decision to dismiss Mendoza and engage Quintanilla was recommended and approved by our Board of Directors.

During the period from November 18, 2009, the date of appointment of Mendoza, through January 29, 2010, the date of dismissal of Mendoza, there were no disagreements with Mendoza on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Mendoza, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, nor were there any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

We engaged Quintanilla as our new independent accountant as of January 29, 2010. During fiscal years 2009 and 2008, and the subsequent interim period through January 29, 2010, we nor anyone on our behalf engaged Quintanilla regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

On March 17, 2010, we dismissed Quintanilla as our principal accountant effective on such date. Quintanilla was our independent registered public accounting firm from January 29, 2010, the date of appointment, until March 17, 2010, the date of dismissal. We engaged Kelly & Company (“Kelly”) as our new principal accountant effective as of March 17, 2010. The decision to change accountants was recommended and approved by our Board of Directors.

From January 29, 2010, the date of appointment, until March 17, 2010, the date of dismissal, Quintanilla did not issue any reports on our financial statements, and, therefore, there were no resorts issued with adverse opinions or a disclaimer of opinion, and there were no reports issued which were qualified or modified as to uncertainty, audit scope, or accounting principles.

From January 29, 2010, the date of appointment, until March 17, 2010, the date of dismissal, there were no disagreements with Quintanilla on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Quintanilla, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, nor were there any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

We engaged Kelly as our new independent accountant as of March 17, 2010.  During fiscal years 2009 and 2008, and the subsequent interim period through March 17, 2010, we nor anyone on our behalf engaged Kelly regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

On May 18, 2010, we dismissed Kelly as our principal accountant effective on such date.  Kelly was the independent registered public accounting firm for us from March 17, 2010, the date of appointment, until May 18, 2010, the date of dismissal. We engaged Q Accountancy Corporation (“QAC”) as our new principal accountant effective as of May 18, 2010. The decision to change accountants was recommended and approved by our Board of Directors.

From March 17, 2010, the date of appointment, until May 18, 2010, the date of dismissal, Kelly did not issue any reports on our financial statements and therefore there were no adverse opinions or a disclaimer of opinion, and there were no reports which were qualified or modified as to uncertainty, audit scope, or accounting principles.

From March 17, 2010, the date of appointment, until May 18, 2010, the date of dismissal, there were no disagreements with Kelly on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Kelly, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, nor were there any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

We engaged QAC as our new independent accountant as of May 18, 2010.  During fiscal years 2009 and 2008, and the subsequent interim period through May 18, 2010, we nor anyone on our behalf engaged QAC regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by the selling shareholders has been passed upon by M2 Law Professional Corporation, located in Newport Beach, California.

EXPERTS

Our financial statements for the period from inception to April 30, 2010, and for the year ended April 30, 2011 appearing in this prospectus which is part of a Registration Statement have been audited by Q Accountancy Corporation and are included in reliance upon such reports given upon the authority of Q Accountancy Corporation, as experts in accounting and auditing.

The proved reserves, future production and discounted future net income information prepared by Nova Resource, Inc. appearing in this prospectus which is part of a Registration Statement has been included herein in reliance upon the authority of such firms as experts with respect to matters contained in such reserve reports.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC pursuant to the Securities Act.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

FINANCIAL STATEMENTS

ALAMO ENERGY CORP.
(An Exploration Stage Company)
CONSOLIDATED BALANCE SHEETS
JULY 31, 2011 AND APRIL 30, 2011

ASSETS
	July 31	April 30
	(Unaudited)
Current assets:
Cash and cash equivalents	$86,056	$45,098
Accounts receivable	96,895	107,218
Prepaid expenses	-	2,585
Total current assets	182,951	154,901

Oil and gas properties
Proved	1,687,538	1,435,726
Unproved	3,288,898	3,288,898
Property, plant and equipment
Well machinery and equipment	1,736,385	1,736,385
Furniture, fixtures and other	274,921	274,149
Less: accumulated depletion, depreciation and amortization
	(114,470)	(35,449)
Net oil and gas properties, plant and equipment	6,873,272	6,699,709

Goodwill	1,394,215	1,394,215

Total assets	$8,450,438	$8,248,825
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$114,704	$109,115
Accrued liabilities	388,122	324,060
Total current liabilities	502,826	433,175

Senior convertible promissory notes, net of discount of $1,358,493 and $1,300,340, respectively	1,501,507	1,159,660

Stockholders’ Equity:
Common stock, $0.001 par value, 3,000,000,000 shares authorized, 57,232,777 and 57,232,777 shares issued and outstanding, respectively	57,233	57,233
Additional paid in capital	9,212,744	8,905,189
Deficit accumulated during exploration stage	(2,823,872)	(2,306,432)
Total stockholders’ equity	6,446,105	6,655,990

Total liabilities and stockholders’ equity	$8,450,438	$8,248,825

See accompanying notes to financial statements.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended July 31, 2011	Three Months Ended July 31, 2010	Inception (September 1, 2009) through July 31, 2011

Oil and gas revenues	$204,177	$11,361	$520,945

Operating costs and expenses:
Lease operating costs	10,851	2,197	120,041
Production costs	69,530	1,893	111,582
Depletion, depreciation and amortization	79,021	4,153	114,470
Salaries, wages and related expense	104,920	40,836	386,260
Legal and professional	65,026	31,567	533,340
Other general and administrative	74,612	16,804	496,469

Total operating costs and expenses	403,960	97,450	1,762,162

Loss from operations	(199,783)	(86,089)	(1,241,217)

Other income (expense):
Interest expense	(68,252)	(21,818)	(353,764)
Interest expense – debt discount amortization	(249,405)	(50,916)	(1,245,095)
Other income	-	-	16,204

Total other income (expense)	(317,657)	(72,734)	(1,582,655)

Net loss before income taxes	(517,440)	(158,823)	(2,823,872)

Provision for income taxes	-	-

Net loss	$(517,440)	$(158,823)	$(2,823,872)

Net loss per share – basic and diluted	$(0.01)	$(0.00)

Weighted average shares outstanding – basic and diluted	57,232,777	46,668,250

See accompanying notes to financial statements.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM INCEPTION (SEPTEMBER 1, 2009) THROUGH JULY 31, 2011

	Shares *	Amount	Additional Paid-In Capital	Deficit Accumulated During Exploration Stage	Total Stockholders’ Equity

Balance, September 1, 2009	176,668,500	176,669	$(176,669)	$-	$-

Shares issued for oil and gas properties	10,500,000	10,500	289,500	-	300,000

Cancellation of shares for cash and assumption of liabilities	(138,499,980)	(138,500)	58,635	-	(79,865)

Discount on convertible notes payable	-	-	900,935	-	900,935

Contribution of facilities rent	-	-	2,800	-	2,800

Net loss	-	-	-	(502,263)	(502,263)

Balance, April 30, 2010	48,668,250	48,669	1,075,201	(502,263)	621,608

Shares issued for acquisitions	8,500,000	8,500	6,366,500	-	6,375,000

Shares issued for services	64,257	64	64,193	-	64,257

Discount on convertible notes payable	-	-	1,395,095	-	1,395,095

Contribution of facilities rent	-	-	4,200	-	4,200

See accompanying notes to financial statements.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM INCEPTION (SEPTEMBER 1, 2009) THROUGH JULY 31, 2011

	Shares *	Amount	Additional Paid-In Capital	Deficit Accumulated During Exploration Stage	Total Stockholders’ Equity

Net loss	-	-	-	(1,804,169)	(1,804,169)

Balance, April 30, 2011	57,232,777	57,233	8,905,189	(2,306,432)	6,655,990

Discount on convertible notes payable	-	-	307,555	-	307,555

Net loss	-	-	-	(517,440)	(517,440)

Balance, July 31, 2011 (Unaudited)	57,232,777	$57,233	$9,212,744	$(2,823,872)	$6,446,105

* - Retroactively stated for 30-1 forward stock split.

See accompanying notes to financial statements.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended July 31, 2011	Three Months Ended July 31, 2010	Inception (September 1, 2009) through July 31, 2011
Cash flows from operating activities:
Net loss	$(517,440)	$(158,823)	$(2,823,872)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depletion, depreciation and amortization	79,021	4,153	114,470
Rent contributed by officer	-	1,050	7,000
Common stock issued for services	-	-	64,256
Accretion of debt discount	249,405	50,916	1,245,095
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	10,323	18,034	(96,895)
(Increase) decrease in prepaid expenses	2,585	(12,128)	-
Increase (decrease) in accounts payable	5,589	(2,485)	34,839
Increase in accrued liabilities	64,062	21,818	388,122

Net cash used in operating activities	(106,455)	(77,465)	(1,066,985)

Cash flows from investing activities:
Purchase of oil and gas properties	(252,587)	(225,927)	(1,701,663)
Purchase of property and equipment	-	-	(5,296.)

Net cash used in investing activities	(252,587)	(225,927)	(1,706,959)

Cash flows from financing activities:
Proceeds from issuance of senior convertible notes	400,000	175,000	2,860,000

Net cash provided by financing activities	400,000	175,000	2,860,000

Net increase (decrease) in cash	40,958	(128,392)	86,056

Cash and cash equivalents, beginning of period	45,098	285,458	-

Cash and cash equivalents, end of period	$86,056	$157,066	$86,056

Supplemental Cash Flow Information
Cash paid for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-
Non-cash transactions:
Common stock issued for oil and gas properties	$-	$-	$6,675,000

See accompanying notes to financial statements.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2011
(Unaudited)

1.           ORGANIZATION AND BASIS OF PRESENTATION

Alamo Energy Corp. is an early stage oil and gas company focused on exploration and production of oil and natural gas.

Alamo Energy Corp. (the "Company") was incorporated as Alamo Oil Limited, a UK corporation ("Alamo Oil") on September 1, 2009.  On November 18, 2009 (the "Closing Date"), Alamo Oil completed an Asset Purchase and Sale Agreement (the "Asset Purchase Agreement") with Green Irons Holdings Corporation ("Green Irons").  Following the closing of the Asset Purchase Agreement and pursuant to the Plan of Merger (the "Merger"), the assets of Alamo Oil were acquired by Green Irons and a wholly-owned subsidiary of Green Irons was then merged with Green Irons, and Green Irons changed its name to Alamo Energy Corp.  For accounting purposes, the Asset Purchase was treated as a reverse merger and a recapitalization of Alamo Oil.  On the Closing Date, the Company acquired various oil and gas property rights in Texas valued at $300,000 in exchange for 10,500,000 (350,000 pre-split) shares of the Company’s common stock.  Effective November 19, 2009, the Company effectuated a thirty-for-one split (the "Stock Split") of the authorized number of shares of its common stock and all of its then-issued and outstanding common stock, par value $0.001 per share.

On April 12, 2011, the Company acquired 100% of the membership interest of three (3) affiliated entities, KYTX Oil and Gas, LLC, KYTX Pipeline, LLC, and KYTX Drilling, LLC from their sole member in exchange for $400,000 in cash and 8,500,000 shares of the Company’s common stock valued at $6,375,000.  As a result, each of the entities became wholly owned subsidiaries to further exploit the oil and gas properties held by KYTX Oil and Gas, LLC consisting of 4,040 gross acres in Knox County, Kentucky and the related well equipment and gathering assets held by KYTX Pipeline, LLC and KYTX Drilling, LLC, respectively.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Alamo Energy Corp. and our wholly-owned subsidiaries from the date of acquisition April 12, 2011 through July 31, 2011.  All intercompany transactions have been eliminated.

Exploration Stage

The Company has not produced significant revenues from its principal business and is in the exploration stage company as defined by ASC 915, Development Stage Entities.

The Company is engaged in the acquisition, exploration, development and producing of oil and gas properties.  As of July 31, 2011, the Company owns a 75% working interest in oil and gas properties in Frio County, Texas, a 16% working interest in certain oil and gas leases in Adair County, Kentucky, a 50% working interest in certain leases in Ritchie County, West Virginia, and farm-in and participation rights agreements in onshore oil and gas properties in the UK.  The Company also acquired on April 12, 2011, a 100% working interest in certain oil and gas leases in Knox County, Kentucky.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2011
(Unaudited)

1.           ORGANIZATION AND BASIS OF PRESENTATION (Continued)

Exploration Stage (Continued)

The Company’s success will depend in large part on its ability to obtain and develop oil and gas interests within the United States and other countries. There can be no assurance that oil and gas properties obtained by the Company will contain reserves or that properties with reserves will be profitable to extract. The Company will be subject to local and national laws and regulations which could impact our ability to execute our business plan.

As discussed in Note 4, the accompanying financial statements have been prepared assuming the Company will continue as a going concern.

Basis of Presentation

The unaudited consolidated financial statements included herein have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Item 10, Article 8, of Regulation S-X.  They do not include all information and notes required by generally accepted accounting principles for complete financial statements.  However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2011.  In the opinion of management, all adjustments (including normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the three months ended July 31, 2011, are not necessarily indicative of the results that may be expected for any other interim period or the entire year.  For further information, these unaudited financial statements and the related notes should be read in conjunction with our audited financial statements for the year ended April 30, 2011, included in the Company’s Annual Report on Form 10-K.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses.  Actual amounts could materially differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased, to be cash equivalents.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2011
(Unaudited)

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

The Company is required to estimate the fair value of all financial instruments included on its balance sheet.  The carrying value of cash, accounts receivable, accounts payable and accrued liabilities approximate their fair value due to the short period to maturity of these instruments.

Oil and Gas Properties

The Company follows the full cost method of accounting for its investments in oil and gas properties. Under the full cost method, all costs associated with the exploration of properties are capitalized into appropriate cost centers within the full cost pool. Internal costs that are capitalized are limited to those costs that can be directly identified with acquisition, exploration, and development activities undertaken and do not include any costs related to production, general corporate overhead, or similar activities. Cost centers are established on a country-by-country basis.

Capitalized costs within the cost centers are amortized on the unit-of-production basis using proved oil and gas reserves. The cost of investments in unproved properties and major development projects are excluded from capitalized costs to be amortized until it is determined whether or not proved reserves can be assigned to the properties. Until such a determination is made, the properties are assessed annually to ascertain whether impairment has occurred. The costs of drilling exploratory dry holes are included in the amortization base immediately upon determination that the well is dry.

For each cost center, capitalized costs are subject to an annual ceiling test, in which the costs shall not exceed the cost center ceiling. The cost center ceiling is equal to i) the present value of estimated future net revenues computed by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions; plus ii) the cost of properties not being amortized; plus iii) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; less iv) income tax effects related to differences between the book and tax basis of the properties.

If unamortized costs capitalized within a cost center, less related deferred income taxes, exceed the cost center ceiling, the excess is charged to expense and separately disclosed during the period in which the excess occurs.

Wells and Equipment

Wells and equipment are stated at cost.  Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred.  When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.  Depreciation of property and equipment is computed using the units of production and straight line methods over the estimated useful lives of the assets.  Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the related lease term.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2011
(Unaudited)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets

The Company reviews the carrying values of its long-lived and intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable.  In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets.

The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors.  For the period ended July 31, 2011, the Company has not incurred an impairment loss on its long-lived assets.

Asset Retirement Obligation

The Company accounts for its future asset retirement obligations by recording the fair value of the liability during the period in which it was incurred. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The increase in carrying value of a property associated with the capitalization of an asset retirement cost is included in proved oil and gas properties within the Company’s balance sheets. The Company depletes the amount added to proved oil and gas property costs using the units-of-production method and the straight-line basis over the life of the assets.

The Company’s asset retirement obligation consists of costs related to the plugging of wells, removal of facilities and equipment and site restoration on its oil and gas properties and gathering assets. The asset retirement liability, if any, is allocated to operating expense using a systematic and rational method.

Revenue Recognition

Working interest, royalty and net profit interests are recognized as revenue when oil and gas are sold.  The Company records the sale of its interests in prospects generally as a reduction to the cost pool without gain or loss recognition unless such a sale would significantly alter the relationship between capitalized costs and the proved reserves attributable to a cost center.  A significant alternation would typically involve a sale of 25% or more of the proved reserves related to a single full cost pool.  All terms of the sale are to be finalized and price readily determinable.

Basic and Diluted Earnings (Loss) Per Share

Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share is computed in the same way as basic earnings (loss) per common share except that the denominator is increased to include the number of additional common shares that would be outstanding if all potential common shares had been issued and if the additional common shares were dilutive.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2011
(Unaudited)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's consolidated financial position, results of operations or cash flows.

Reclassifications

Certain amounts in the 2010 financial statements have been reclassified for comparative purposes to conform to the current year presentation.

3.           CONCENTRATION OF CREDIT RISK AND ECONOMIC DEPENDENCY

The Company collects its receivables on its working interests in oil and gas properties from the well operators.  As such, the Company generally has relatively few customers.  These receivables are unsecured and the Company performs ongoing credit evaluations of the well operators’ financial condition whenever necessary.  At July 31, 2011, the Company had three (3) customers that accounted for 100% of its outstanding receivables and correspondingly, its oil and gas sales.  Bad debt expense is recognized on an account-by-account review after all means of collection have been exhausted and recovery is not probable.  There has been no bad debt expense for the period ended July 31, 2011.

The Company receives certain well drilling and pipeline transportation services from its subsidiaries.

4.           GOING CONCERN

The Company is in the exploration stage, has minimal revenues and has incurred losses from operations of $2,823,872 since inception.  Due to the Company’s sustained losses, additional debt and equity financing will be required by the Company to fund its activities and to support operations.  There is no assurance that the Company will be able to obtain additional financing.  Furthermore, the Company's existence is dependent upon management's ability to develop profitable operations.  These factors, among others, raise substantial doubt that the Company will be able to continue as a going concern.

Management is currently devoting substantially all of its efforts to exploit its existing oil and gas properties and recover as much of the resources available.  The Company also continues to search for additional productive properties.  There can be no assurance that the Company's efforts will be successful, or that those efforts will translate in a beneficial manner to the Company. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2011
(Unaudited)

5.           ACQUISITION

On April 12, 2011, the Company acquired 100% of the membership interest of three (3) affiliated entities, KYTX Oil and Gas, LLC, KYTX Pipeline, LLC, and KYTX Drilling, LLC (the "KYTX entities") from their sole member in exchange for $400,000 in cash and 8,500,000 shares of the Company’s common stock valued at $6,375,000 and subject to certain other conditions and obligations.

The acquisition was accounted for as a purchase, with the assets acquired and liabilities assumed recorded at fair value, and the results of the KYTX entities’ operations included in our financial statements from the date of acquisition.

The allocation of the purchase price of the assets acquired and liabilities assumed based on their fair values is as follows:

Proved oil and gas properties	$1,135,725
Unproved oil and gas properties	2,204,640
Other property and equipment	2,053,741
Goodwill	1,394,215
Total assets acquired	6,788,321
Liabilities assumed	(13,321)
Total purchase price	$6,775,000

6.           OIL AND GAS PROPERTIES

The following table presents information regarding the Company’s net costs incurred in the purchase of proved and unproved properties and in exploration and development activities:

	July 31, 2011	April 30, 2011
Property acquisition costs:
Proved	$1,687,538	$1,435,726
Unproved	3,121,601	3,121,601
Exploration costs	128,990	128,990
Development costs	38,307	38,307
Totals	$4,976,436	$4,724,624

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2011
(Unaudited)

6.           OIL AND GAS PROPERTIES (Continued)

As of July 31, 2011 and April 30, 2011, the Company’s unproved properties consist of leasehold acquisition and exploration costs in the following geographical areas:

2011
Kentucky	$2,655,629
West Virginia	332,625
Tennessee	97,500
Texas	35,847

Total	3,121,601

The following table sets forth a summary of oil and gas property costs not being amortized as of July 31, 2011, by the year in which such costs were incurred:

Costs Incurred During Periods Ended
	Balance 07/31/11	April 30, 2011	April 30, 2010	Prior

Acquisition costs	$2,788,976	$2,788,976	$303,968	$-
Exploration costs	332,625	332,625	-

Total	$3,121,601	$3,121,601	$303,968	$-

The Company believes that the majority of its unproved costs will become subject to depletion within the next five to ten years, by proving up reserves relating to the acreage through exploration and development activities, by impairing the acreage that will expire before the Company explore or develop it further, or by making decisions that further exploration and development activity will not occur.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2011
(Unaudited)

7.           PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	July 31, 2011	April 30, 2011

Wells, machinery and equipment	$1,736,385	$1,736,385
Furniture, fixtures and office equipment	274,921	274,149
	2,011,306	2,010,534

Less: accumulated depreciation	(84,015)	(10,194)

	$1,927,291	$2,000,340

Depreciation expense was $73,821 for the period ended July 31, 2011.

8.           SENIOR CONVERTIBLE PROMISSORY NOTES

In connection with the Asset Purchase Agreement on November 18, 2009, the Company entered into a Note and Warrant Purchase Agreement (the "First Financing Agreement") with Eurasian Capital Partners Limited ("Eurasian") pursuant to which Eurasian agreed to lend up to $2,000,000 to the Company in multiple installments in exchange for senior secured convertible promissory notes that mature November 18, 2012, together with interest at 8% per annum, convertible at any time at the option of the holder, with a conversion price of $0.50 per share (the "Conversion Feature") and five-year warrants to acquire shares of common stock at an exercise price of $1.00 per share (the "Warrants") in the amount of each installment.

As of July 31, 2011, the Company had issued all $2,000,000 in senior convertible promissory notes along with 2,000,000 in warrants pursuant to the First Financing Agreement.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2011
(Unaudited)

8.            SENIOR CONVERTIBLE PROMISSORY NOTES (Continued)

On April 12, 2011, the Company entered into an additional Note and Warrant Purchase Agreement ("Second Financing Agreement") with Eurasian pursuant to which Eurasian agreed to lend up to $2,400,000 to the Company in multiple installments in exchange for senior secured convertible promissory notes that mature April 12, 2014, together with interest at 8% per annum, convertible at any time at the option of the holder, with a conversion price of $1.00 per share (the "Conversion Feature") and five-year warrants to acquire shares of common stock at an exercise price of $1.25 per share (the "Warrants") in the amount of each installment.

As of July 31, 2011, the Company had issued $860,000 in senior convertible promissory notes along with 860,000 in warrants pursuant to the Second Financing Agreement. For the three months ended July 31, 2011, the Company issued $400,000 in connection with the Second Financing Agreement.

The assumptions used in the Black-Scholes option pricing model for the Warrants and Conversion Feature were as follows:

Risk-free interest rate	0.25% to 0.41%
Expected volatility of common stock	100.0%
Dividend yield	0.00%
Expected life of warrants and conversion feature	5 years
Weighted average warrants and conversion feature	$0.65 - $1.34

9.            WARRANTS

Warrant Activity

A summary of warrant activity for the period ended July 31, 2011 is presented below:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contract Term
Outstanding May 1, 2011	2,460,000	$1.05	3.5 years
Issued	400,000	$1.25	4.7 years
Exercised	-	-
Outstanding July 31, 2011	2,860,000	$1.08	3.7 years
Exercisable, July 31, 2011	2,860,000	$1.08	3.7 years

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2011
(Unaudited)

9.           WARRANTS (Continued)

Shares Reserved for Future Issuance

The Company has reserved shares for future issuance upon conversion of convertible notes payable and warrants as follows:

Conversion of notes payable	4,860,000
Warrants	2,688,000
Reserved shares at July 31, 2011	7,548,000

10.          SUBSEQUENT EVENTS

On August 1, 2011, the Company closed a securities purchase agreement, dated July 26, 2011 (the “Securities Purchase Agreement”) with certain institutional investors (the “Investors”) and issued to the Investors an aggregate principal value of approximately $1,310,621 of original issue discount convertible debentures (the “Debentures”) and three series of warrants, the Series A Warrants, the Series B Warrants and the Series C Warrants, to purchase an aggregate of 2,621,241 shares of the Company’s Common Stock (collectively, the “Warrants” and the shares issuable upon exercise of the Warrants, collectively, the “Warrant Shares”) at an exercise price of $1.25 for the Series A and C Warrants and $1.00 for the Series B Warrants.  These notes bear interest at the rate of 5% per annum and mature on July 29, 2013. In addition, the Company also issued warrants to purchase 91,743 shares of the Company’s Common Stock at an exercise price of $1.25 per share to its placement agent in connection with the Securities Purchase Agreement.

On August 4, 2011, the Company issued 15,000 shares of its common stock to two consultants for services provided.

On August 4, 2011, the Company issued 15,000 shares of its common stock to Leslie Derr pursuant to his employment agreement with the Company.

On August 12, 2011, the Company issued 25,000 shares of its common stock to Donald Sebastian pursuant to his executive employment agreement with the Company.

FINANCIAL STATEMENTS
FOR THE YEAR ENDED APRIL 30, 2011 AND
FOR THE PERIOD OF INCEPTION (SEPTEMBER 1, 2009) THROUGH APRIL 30, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
Alamo Energy Corp.

We have audited the accompanying  consolidated balance sheets of Alamo Energy Corp. (an exploration stage company) as of April 30, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended and for the period from inception (September 1, 2009) through April 30, 2011.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alamo Energy Corp. (an exploration stage company) as of April 30, 2011 and 2010 and the results of its operations and its cash flows for the years then ended and for the period from inception (September 1, 2009) through April 30, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As more fully described in Note 4, the Company has incurred an operating loss and has an accumulated deficit.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 4.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Q Accountancy Corporation

/s/ Q Accountancy Corporation

Laguna Hills, California
July 28, 2011

ALAMO ENERGY CORP.
(An Exploration Stage Company)
CONSOLIDATED BALANCE SHEETS
APRIL 30, 2011 AND 2010

ASSETS

	2011	2010
Current assets:
Cash and cash equivalents	$45,098	$285,458
Accounts receivable	107,218	18,034
Prepaid expenses	2,585	8,084
Total current assets	154,901	311,576

Oil and gas properties
Proved	1,435,725	300,000
Unproved	3,288,899	352,126
Property, plant and equipment
Well machinery and equipment	1,736,385	-
Furniture, fixtures and other	274,149	-
Less: accumulated depletion, depreciation and amortization	(35,449)	(8,827)
Net oil and gas properties, plant and equipment	6,699,709	643,329

Goodwill	1,394,215	-

Total assets	$8,248,825	$954,905

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$109,115	$58,625
Accrued liabilities	324,060	18,723
Total current liabilities	433,175	77,348

Senior convertible promissory notes, net of discount of $1,300,340 and $808,956, respectively	1,159,660	255,949

Stockholders’ Equity:
Common stock, $0.001 par value, 3,000,000,000 shares authorized, 57,232,777 and 48,668,520 shares issued and outstanding, respectively	57,233	48,669
Additional paid in capital	8,905,189	1,075,201
Deficit accumulated during exploration stage	(2,306,432)	(502,262)
Total stockholders’ equity	6,655,990	621,608

Total liabilities and stockholders' equity	$8,248,825	$954,905

See accompanying notes to financial statements.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended April 30, 2011	Year Ended April 30, 2010	Inception (September 1, 2009) through April 30, 2011

Oil and gas revenues	$251,337	$65,431	$316,768

Operating costs and expenses:
Lease operating costs	103,331	5,859	109,190
Production costs	24,334	17,718	42,052
Depletion, depreciation and amortization	26,622	8,827	35,449
Salaries, wages and related expense	207,572	73,768	281,340
Legal and professional	234,451	233,863	468,314
Other general and administrative	304,946	116,911	421,857

Total operating costs and expenses	901,256	456,946	1,358,202

Loss from operations	(649,919)	(391,515)	(1,041,434)

Other income (expense):
Interest expense	(266,743)	(18,769)	(285,512)
Interest expense – debt discount amortization	(903,711)	(91,979)	(995,690)
Other income	16,204	-	16,204

Total other income (expense)	(1,154,250)	(110,748)	(1,264,998)

Net loss before income taxes	(1,804,169)	(502,262)	(2,306,432)

Provision for income taxes	-	-

Net loss	$(1,804,169)	$(502,262)	$(2,306,432)

Net loss per share – basic and diluted	$(0.04)	$(0.03)	$(0.06)

Weighted average shares outstanding – basic and diluted	51,020,552	15,751,637	39,620,718

See accompanying notes to financial statements.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM INCEPTION (SEPTEMBER 1, 2009) THROUGH APRIL 30, 2011

	Shares *	Amount	Additional Paid-In Capital	Deficit Accumulated During Exploration Stage	Total Stockholders’ Equity

Balance, September 1, 2009	176,668,500	176,669	$(176,669)	$-	$-

Shares issued for oil and gas properties	10,500,000	10,500	289,500	-	300,000

Cancellation of shares for cash and assumption of liabilitie	(138,499,980)	(138,500)	58,635	-	(79,865)

Discount on convertible notes payable	-	-	900,935	-	900,935

Contribution of facilities rent	-	-	2,800	-	2,800

Net loss	-	-	-	(502,262)	(502,262)

Balance, April 30, 2010	48,668,250	48,669	1,075,201	(502,262)	621,608

Shares issued for acquisitions	8,500,000	8,500	6,366,500	-	6,375,000

Shares issued for services	64,257	64	64,193	-	64,256

Discount on convertible notes payable	-	-	1,395,095	-	1,395,095

Contribution of facilities rent	-	-	4,200	-	4,200

See accompanying notes to financial statements.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM INCEPTION (SEPTEMBER 1, 2009) THROUGH APRIL 30, 2011

	Shares *	Amount	Additional Paid-In Capital	Deficit Accumulated During Exploration Stage	Total Stockholders’ Equity

Net loss				(1,804,169)	(1,804,169)

Balance, April 30, 2011	57,232,777	$57,233	$8,905,189	$(2,306,432)	$6,655,990

* - Retroactively stated for 30-1 forward stock split.

See accompanying notes to financial statements.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended April 30, 2011	Year Ended April 30, 2010	Inception (September 1, 2009) through April 30, 2011

Cash flows from operating activities:
Net loss	$(1,804,169)	$(502,262)	$(2,306,432)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depletion, depreciation and amortization	26,622	8,827	35,449
Rent contributed by officer	4,200	2,800	7,000
Common stock issued for services	64,256	-	64,256
Accretion of debt discount	903,711	91,979	995,690
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(89,184)	(18,034)	(107,218)
(Increase) decrease in prepaid expenses	5,499	(8,084)	(2,585)
Increase (decrease) in accounts payable	50,489	(21,240)	29,250
Increase in accrued liabilities	305,337	18,723	324,060

Net cash used in operating activities	(533,239)	(427,291)	(960,530)

Cash flows from investing activities:
Purchase of oil and gas properties	(1,096,920)	(352,156)	(1,449,076)
Purchase of property and equipment	(5,296)	-	(5,296)

Net cash used in investing activities	(1,102,216)	(352,156)	(1,454,372)

Cash flows from financing activities:
Proceeds from issuance of senior convertible notes	1,395,095	1,064,905	2,460,000

Net cash provided by financing activities	1,395,095	1,064,905	2,460,000

Net increase (decrease) in cash	(240,360)	285,458	45,098

Cash and cash equivalents, beginning of period	285,458	-	-

Cash and cash equivalents, end of period	$45,098	$285,458	$45,098

Supplemental Cash Flow Information
Cash paid for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-
Non-cash transactions:
Common stock issued for oil and gas properties	$6,375,000	$300,000	$6,675,000

See accompanying notes to financial statements.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

1.            BUSINESS AND ORGANIZATION

Alamo Energy Corp. is an early stage oil and gas company focused on exploration and production of oil and natural gas.

Alamo Energy Corp. (the Company) was incorporated as Alamo Oil Limited, a UK corporation (Alamo Oil) on September 1, 2009.  On November 18, 2009 (the Closing Date), a series of transactions ensued whereby Alamo Oil completed an Asset Purchase and Sale Agreement (the Asset Purchase Agreement) with Green Irons Holdings Corporation (Green Irons).  Following the closing of the Asset Purchase Agreement and pursuant to the Plan of Merger (the Merger), effective as of November 19, 2009, the assets of Alamo Oil were acquired by Green Irons and a wholly-owned subsidiary of Green Irons was then merged with Green Irons, and Green Irons changed its name to Alamo Energy Corp.  For accounting purposes, the Asset Purchase Agreement and Merger was treated as a reverse merger and a recapitalization of Alamo Oil.  As part of the Merger, the Company paid the former CEO of Green Irons $61,073 and assumed $18,792 of Green Irons’ liabilities associated with the merger in exchange for the cancellation of 138,499,980 (4,616,666 pre-split) shares of common stock held by Green Irons’ former CEO.  The former CEO also agreed to forgive any debt due to him by the Company.

In addition, on the Closing Date, the Company acquired various oil and gas property rights in Texas valued at $300,000 in exchange for 10,500,000 (350,000 pre-split) shares of the Company’s common stock.  Effective November 19, 2009, the Company effectuated a thirty-for-one split (the Stock Split) of the authorized number of shares of its common stock and all of its then-issued and outstanding common stock, par value $0.001 per share.

On April 12, 2011, the Company acquired 100% of the membership interest of three (3) affiliated entities, KYTX Oil and Gas, LLC, KYTX Pipeline, LLC, and KYTX Drilling, LLC from their sole member in exchange for $400,000 in cash and 8,500,000 shares of the Company’s common stock valued at $6,375,000.  As a result, each of the entities became wholly owned subsidiaries to further exploit the oil and gas properties held by KYTX Oil and Gas, LLC consisting of 4,040 gross acres in Knox County, Kentucky and the related well equipment and gathering assets held by KYTX Pipeline, LLC and KYTX Drilling, LLC, respectively.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Alamo Energy Corp. and our wholly-owned subsidiaries from the date of acquisition April 12, 2011 through April 30, 2011.  All intercompany transactions have been eliminated.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

1.            BUSINESS AND ORGANIZATION (Continued)

Exploration Stage

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America, and are expressed in United States dollars.  The Company has not produced significant revenues from its principal business and is in the exploration stage company as defined by ASC 915, Development Stage Entities.

The Company is engaged in the acquisition, exploration, development and producing of oil and gas properties.  As of April 30, 2011, the Company owns a 75% working interest in oil and gas properties in Frio County, Texas, a 16% working interest in certain oil and gas leases in Adair County, Kentucky, a 50% working interest in certain leases in Ritchie County, West Virginia, and farm-in and participation rights agreements in onshore oil and gas properties in the UK.  The Company also acquired on April 12, 2011, a 100% working interest in certain oil and gas leases in Knox County, Kentucky.

The Company’s success will depend in large part on its ability to obtain and develop oil and gas interests within the United States and other countries. There can be no assurance that oil and gas properties obtained by the Company will contain reserves or that properties with reserves will be profitable to extract. The Company will be subject to local and national laws and regulations which could impact our ability to execute our business plan.

As discussed in Note 4, the accompanying financial statements have been prepared assuming the Company will continue as a going concern.

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses.  Actual amounts could materially differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased, to be cash equivalents.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

The Company is required to estimate the fair value of all financial instruments included on its balance sheet.  The carrying value of cash, accounts receivable, accounts payable and accrued liabilities approximate their fair value due to the short period to maturity of these instruments.

Oil and Gas Properties

The Company follows the full cost method of accounting for its investments in oil and gas properties. Under the full cost method, all costs associated with the exploration of properties are capitalized into appropriate cost centers within the full cost pool. Internal costs that are capitalized are limited to those costs that can be directly identified with acquisition, exploration, and development activities undertaken and do not include any costs related to production, general corporate overhead, or similar activities. Cost centers are established on a country-by-country basis.

Capitalized costs within the cost centers are amortized on the unit-of-production basis using proved oil and gas reserves. The cost of investments in unproved properties and major development projects are excluded from capitalized costs to be amortized until it is determined whether or not proved reserves can be assigned to the properties. Until such a determination is made, the properties are assessed annually to ascertain whether impairment has occurred. The costs of drilling exploratory dry holes are included in the amortization base immediately upon determination that the well is dry.

For each cost center, capitalized costs are subject to an annual ceiling test, in which the costs shall not exceed the cost center ceiling. The cost center ceiling is equal to i) the present value of estimated future net revenues computed by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions; plus ii) the cost of properties not being amortized; plus iii) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; less iv) income tax effects related to differences between the book and tax basis of the properties. If unamortized costs capitalized within a cost center, less related deferred income taxes, exceed the cost center ceiling, the excess is charged to expense and separately disclosed during the period in which the excess occurs.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Wells and Equipment

Wells and equipment are stated at cost.  Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred.  When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.  Depreciation of property and equipment is computed using the units of production and straight line methods over the estimated useful lives of the assets.  Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the related lease term.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired in a business combination.  Goodwill is not amortized, but is tested for impairment on an annual basis and between annual tests in certain circumstances.  The performance of the goodwill impairment test involves a two-step process.  The first step involves comparing the fair value of our reporting units to their carrying values, including goodwill.  We determine fair value based on estimated future cash flows of each reporting unit discounted by an estimated weighted-average cost of capital, which reflects the overall level of inherent risk of a reporting unit and the rate of return an outside investor would expect to earn.  The cash flow projections for each reporting unit are based on a five-year forecast of cash flows, derived from the most recent annual financial forecast.  If the carrying value of the reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed by comparing the carrying value of the goodwill in the reporting unit to its implied fair value.  An impairment charge is recognized for the excess of the carrying value of goodwill over its implied fair value.  The Company’s goodwill is related to its recent acquisition of the KYTX entities on April 12, 2011 as discussed in Note 5.  Due to the limited history and our initial purchase price allocation for this transaction, the Company will assess any potential impairment in accordance with its policy as described above within the next twelve (12) months and not later than its next fiscal year end.

 Impairment of Long-Lived Assets

The Company reviews the carrying values of its long-lived and intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable.  In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets.

The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors.  For the years ended April 30, 2011 and 2010, the Company has not incurred an impairment loss on its long-lived assets.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Asset Retirement Obligation

The Company accounts for its future asset retirement obligations by recording the fair value of the liability during the period in which it was incurred. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The increase in carrying value of a property associated with the capitalization of an asset retirement cost is included in proved oil and gas properties within the Company’s balance sheets. The Company depletes the amount added to proved oil and gas property costs using the units-of-production method and the straight-line basis over the life of the assets.

The Company’s asset retirement obligation consists of costs related to the plugging of wells, removal of facilities and equipment and site restoration on its oil and gas properties and gathering assets. The asset retirement liability is allocated to operating expense using a systematic and rational method.

Revenue Recognition

Working interest, royalty and net profit interests are recognized as revenue when oil and gas are sold.  The Company records the sale of its interests in prospects generally as a reduction to the cost pool without gain or loss recognition unless such a sale would significantly alter the relationship between capitalized costs and the proved reserves attributable to a cost center.  A significant alternation would typically involve a sale of 25% or more of the proved reserves related to a single full cost pool.  All terms of the sale are to be finalized and price readily determinable.

Comprehensive Income (Loss)

The Company reports and displays its components of comprehensive income or loss in its financial statements with the same prominence as other financial statement amounts.  For the years ended April 30, 2011 and 2010, the Company had no other component of comprehensive loss other than its net loss as reported within the statements of operations.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basic and Diluted Earnings (Loss) Per Share

Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share is computed in the same way as basic earnings (loss) per common share except that the denominator is increased to include the number of additional common shares that would be outstanding if all potential common shares had been issued and if the additional common shares were dilutive.

Recent Accounting Pronouncements

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's consolidated financial position, results of operations or cash flows.

Reclassifications

Certain amounts in the 2010 financial statements have been reclassified for comparative purposes to conform to the current year presentation.

3.           CONCENTRATION OF CREDIT RISK AND ECONOMIC DEPENDENCY

The Company collects its receivables on its working interests in oil and gas properties from the well operators.  As such, the Company generally has relatively few customers.  These receivables are unsecured and the Company performs ongoing credit evaluations of the well operators’ financial condition whenever necessary.  At April 30, 2010, the Company had two (2) customers that accounted for 100% of its outstanding receivables and correspondingly, its oil and gas sales.  Bad debt expense is recognized on an account-by-account review after all means of collection have been exhausted and recovery is not probable.  There has been no bad debt expense for the years ended April 30, 2011 and 2010.

The Company receives certain well drilling and pipeline transportation services from its subsidiaries.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

4.           GOING CONCERN

The Company is in the exploration stage, has minimal revenues and has incurred losses from operations of $2,306,432 since inception and has used $960,530 in cash for operating activities since inception.  Due to the Company’s sustained losses, additional debt and equity financing will be required by the Company to fund its activities and to support operations.  There is no assurance that the Company will be able to obtain additional financing.  Furthermore, the Company's existence is dependent upon management's ability to develop profitable operations.  These factors, among others, raise substantial doubt that the Company will be able to continue as a going concern.

Management is currently devoting substantially all of its efforts to exploit its existing oil and gas properties and recover as much of the resources available.  The Company also continues to search for additional productive properties.  There can be no assurance that the Company's efforts will be successful, or that those efforts will translate in a beneficial manner to the Company. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

5.           ACQUISITION

On April 12, 2011, the Company acquired 100% of the membership interest of three (3) affiliated entities, KYTX Oil and Gas, LLC, KYTX Pipeline, LLC, and KYTX Drilling, LLC (the "KYTX Entities") from their sole member in exchange for $400,000 in cash and 8,500,000 shares of the Company’s common stock valued at $6,375,000 and subject to certain other conditions and obligations.

Registration Rights Agreement

In connection with the acquisition, the Company entered into a registration rights agreement with KYTX entities' sole member ("Registration Rights Agreement”) pursuant to which the Company is obligated to register for resale under the Securities Act an aggregate of 3,000,000 shares of common stock issuable to the sole member under the Purchase Agreement (“Registrable Shares”). The Registration Rights Agreement provides that the Company file a registration statement covering the resale of the Registrable Shares (“Registration Statement”) with the SEC no later than 120 days following the date of the Registration Rights Agreement.  In the event the Registration Statement has not become effective on or before the 90th day after audits of the KYTX Entities' financial statements for fiscal years ending December 31, 2010 and 2009, have been completed (“Registration Failure”), the Company will make pro rata payments to Range as liquidated damages (“Special Damage Shares”) in an amount equal to 0.25% of the aggregate value of the Registrable Shares for each 30-day calendar period (or pro rata portion) following a Registration Failure until such failure is cured, up to a maximum  aggregate number of Special Damage Shares of no more than 0.50% of the aggregate value of all shares of the registrable securities.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

5.           ACQUISITION (Continued)

Lock-Up Agreement

In addition, the Company entered into a lock-up agreement with Range (the “Lock-Up Agreement”) pursuant to which the KYTX entities' sole member agreed to restrict the sale of the shares of our common stock held by the sole member such that during the one year period following the effective date of the Registration Statement, the sole member will not sell or transfer more than the greater of 100,000 Registrable Shares or the number of Registrable Shares equal to 7.5% of the average weekly trading volume of our common stock during the prior four calendar weeks.

Additional Share Agreement

In addition, the Company entered into an additional shares agreement with Range (the “Additional Shares Agreement”) pursuant to which five million five hundred thousand (5,500,000) shares (“Protected Shares”) held by Range will be subject to downside price protection for a period of up to 24 months following the closing date of the Range Agreement (“Protection Period”). The Additional Shares Agreement provides that if, during the Protection Period, the 10-day volume weighted average price (“VWAP”) of our common stock is less than or equal to $0.60 per share (“First Triggering Per Share Price”), Range may elect to adjust the Per Share Price to equal the 10-day VWAP on the Triggering Date. If, during the Protection Period, the 10-day VWAP is less than or equal to $0.35 per share (“Second Triggering Per Share Price”), Range may elect to adjust the Per Share Price to equal the 10-day VWAP on the Triggering Date. The Triggering Date is the date the 10-day VWAP is less than or equal to the First Triggering Per Share Price or the Second Triggering Per Share Price, as applicable (the "Triggering Date"). In the event there is an adjustment based on the First Triggering Per Share Price, we shall issue to Range number of shares of common stock obtained by (i) multiplying the number of Protected Shares held by Range on the Triggering Date by the Per Share Price and (ii) subtracting the number of Protected Shares held by Range on the Triggering Date from the quotient obtained by dividing the product specified in (i) by the First Adjusted Per Share Price. In the event there is an adjustment based on the Second Triggering Price, we will issue to Range the number of shares of common stock obtained by (a) multiplying the number of Protected Shares held by Range on the Triggering Date by the Per Share Price, and (b) subtracting the number of Protected Shares held by Range on the Triggering Date and any additional shares issued based on the First Triggering Per Share Price from the quotient so obtained by dividing the product specified in (a) by the Second Adjusted Per Share Price.

The acquisition was accounted for as a purchase, with the assets acquired and liabilities assumed recorded at fair value, and the results of the KYTX entities’ operations included in our financial statements from the date of acquisition.

 ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

5.           ACQUISITION (Continued)

The allocation of the purchase price of the assets acquired and liabilities assumed based on their fair values is as follows:

Proved oil and gas properties	$1,135,725
Unproved oil and gas properties	2,204,640
Other property and equipment	2,053,741
Goodwill	1,394,215

Total assets acquired	6,788,321
Liabilities assumed	(13,321)

Total purchase price	$6,775,000

6.           OIL AND GAS PROPERTIES

On November 18, 2009, the Company acquired various oil and gas property rights in Frio County, Texas, with a fair value of $300,000, in exchange for 10,500,000 (350,000 pre-split) shares of the Company’s common stock.

On March 4, 2010, the Company entered into an operating agreement (the “Operating Agreement”) with Boardman Energy Partners, LLC (“Boardman”), for the purchase of participation rights with regard to Boardman’s operation of wells in the Taylor TDS Five Well Program (“Program”) located on the H.V. Taylor Lease in the Middle Eastern section of the Gradyville Quadrangle, Adair County, Kentucky, for the purpose of oil and gas exploration and development. Boardman is the operator of the project with full control of all operations. The Operating Agreement provides for the Company's purchase of fractional undivided working interests (“Units”) in the operation of the wells drilled and operated under the Operating Agreement. Each Unit gives the purchaser the participation rights and revenue interests in the operation of the Program, at the rate of 2.0% working interest and 1.5% net revenue interest per Unit purchased.

The Operating Agreement is subject to an Addendum (Operating Agreement Addendum), referencing the incorporation of the subscription agreement concerning the purchase of the participation rights set forth in the Operating Agreement. The Operating Agreement Addendum sets forth the representation Boardman had met the escrow conditions as of September 12, 2009 such that the funds received from the Company would be immediately available for use.

 ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

6.           OIL AND GAS PROPERTIES (Continued)

In conjunction with the Operating Agreement, the Company entered into a Subscription and Customer Agreement (“Subscription Agreement”) with Third Coast Energy & Development, LLC, (“Third Coast”) as consideration for the Company's participation in the Operating Agreement, in the amount of $303,986. The Company purchased eight Units at the rate of $37,996 per Unit in the Program described above. The Units have not been registered with any federal or state agency, and in accordance with applicable securities laws, may not be freely transferred except in accordance with such laws.

In May 2010, the Company entered into a participation agreement with Allied Energy, Inc. (“Allied”), pursuant to which the Company acquired an undivided 50% working interest in the Florence Valentine Lease and a working interest and net revenue interest in the Valentine #1 re-entry well. This well is located on approximately 115 acres in Ritchie County, West Virginia within the Burning Springs Anticline. Allied is the operator of the project with full control of all operations. The Company paid the total drilling and completion costs of $153,500 to earn in the Valentine #1 re-entry well and the Florence Valentine lease a before payout working interest of 70% and net revenue interest of 59.08 (70% x 84.4%) and an after payout working interest of 50% and net revenue interest of 42.2% (50% x 84.4%).

On August 4, 2010, the Company entered into a Participation Agreement (the “Agreement”) with Allied Energy, Inc. (“Allied”), which the Company acquired an undivided fifty percent (50%) working interest in the M. Dillon Lease (the “Lease”) and a working interest and net revenue interest in the Dillon #1 re-entry well (“Well”). The Well is located on approximately 204 acres in Pleasants County, West Virginia. Allied is the operator of the project with full control of all operations. The Company paid the total drilling and completion costs of $179,125 to earn in the Well and Lease a before payout working interest of seventy percent (70%) and net revenue interest of 59.08 (70% x 84.4%) and an after payout working interest of fifty percent (50%) and net revenue interest of 42.2% (50% x 84.4%). The Agreement also provides that the Company shall have the option to participate in the re-entry of sixteen additional wells owned by Allied in West Virginia.

On September 3, 2010, the Company entered into a Subscription Agreement (the “Agreement”) with Berry Resources, Inc. (“Berry”), to purchase 6.5 units of the Berry Prospect #22-A, which includes two (2) wells to be drilled in North Central, Pickett County, Tennessee, in exchange for the Company’s cash payment of $97,500. Each unit is equal to approximately 3.33% working interest or approximately 2.33% net revenue interest in each of the two (2) wells to be drilled in North Central, Pickett County, Tennessee. The Agreement also provides for Berry and the Company to enter into an operating agreement whereby Berry will be designated the operator of the well.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

6.           OIL AND GAS PROPERTIES (Continued)

On October 15, 2010, the Company entered into an amendment to the Agreement (“Amendment Agreement”) with Allied, the practical effect of which is that the Company replaced its participation in the Dillon #1 well with participation in the Goose Creek #4 well in Ritchie County, West Virginia. Specifically, the Amendment Agreement amended the following: (i) the Operating Agreement with respect to the Florence Valentine Lease, (ii) the Participation Agreement with respect to the reentry of the Dillon #1 well dated August 2, 2010, and (iii) the Joint Operating Agreement with respect to the M. Dillon Lease in Ritchie County, West Virginia dated August 2, 2010. The Amendment amends the Valentine JOA and the Dillon JOA to include Exhibit C which provides the accounting procedures for the operations. The Amendment also amends the Participation Agreement by replacing all references of the Dillon #1 well in Pleasant County, West Virginia, to the Goose Creek #4 well (API #47-082-06942) in Ritchie County, West Virginia. The Amendment also amends the Dillon JOA by replacing all references of the Dillon #1 well in Pleasant County, West Virginia, to the Goose Creek well #4 (API #47-082-06942). The Amendment also amends the Participation Agreement and the Dillon JOA to delete the Exhibit A to those agreements and replace it with the Exhibit A attached to the Amendment as Appendix 2. This Goose Creek #4 well is included in the Eco Forrest Lease, which is located on approximately 493 acres in Ritchie County, West Virginia.

On December 15, 2010, the Company exercised an option to participate in the recompletion of the well WVIC D-12 with Allied, pursuant to the Participation Agreement with Allied, as amended in the Amendment Agreement on October 15, 2010. The well WVIC D-12 is included in the Eco Forrest Lease, which is located on approximately 493 acres in Ritchie County, West Virginia. The Company is obligated to pay the total drilling and completion costs of $157,575 to earn in the well WVIC D-12 and Eco Forrest Lease a before payout working interest of seventy percent (70%) and net revenue interest of 59.08 (70% x 84.4%) and an after payout working interest of fifty percent (50%) and net revenue interest of 42.2% (50% x 84.4%).

On April 12, 2011, the Company acquired a 100% working interest and 72.5% net royalty interest in 4,040 gross acres in Knox County, Kentucky comprising of approximately 70 wells and related well equipment and gathering assets in connection with its acquisition of the KYTX entities as discussed above in Note 5.

The following table presents information regarding the Company’s net costs incurred in the purchase of proved and unproved properties and in exploration and development activities:

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

6.           OIL AND GAS PROPERTIES (Continued)

	April 30, 2011	April 30, 2010
Property acquisition costs:
Proved	$1,435,725	$300,000
Unproved	3,121,601	303,968
Exploration costs	128,991	48,158
Development costs	38,307	-
Totals	$4,724,624	$652,126

As of April 30, 2011 and 2010, the Company’s unproved properties consist of leasehold acquisition and exploration costs in the following geographical areas:

	2011	2010
Kentucky	$2,655,629	$303,968
West Virginia	332,625	-
Tennessee	97,500	-
Texas	35,847	-

Totals	$3,121,601	$303,968

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

6.           OIL AND GAS PROPERTIES (Continued)

The following table sets forth a summary of oil and gas property costs not being amortized as of April 30, 2011, by the year in which such costs were incurred:

Costs Incurred During Fiscal Years Ended April 30
	Balance 04/30/11	2011	2010	Prior

Acquisition costs	$2,788,976	$2,485,008	$303,968	$-
Exploration costs	332,625	332,625	-

Total	$3,121,601	$2,817,633	$303,968	$-

The Company believes that the majority of its unproved costs will become subject to depletion within the next five to ten years, by proving up reserves relating to the acreage through exploration and development activities, by impairing the acreage that will expire before the Company explore or develop it further, or by making decisions that further exploration and development activity will not occur.

7.           PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following at April 30:

	2011	2010

Wells, machinery and equipment	$1,736,385	$-
Furniture, fixtures and office equipment	274,149	-
	2,010,534

Less: accumulated depreciation	(10,194)	-

	$2,000,340	$-

Depreciation expense was $10,194 and $-0- for the years ended April 30, 2011 and 2010, respectively.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

8.           SENIOR CONVERTIBLE PROMISSORY NOTES

In connection with the Asset Purchase Agreement, on November 18, 2009, the Company entered into a Note and Warrant Purchase Agreement with one investor pursuant to which the investor agreed to lend up to $2,000,000 to the Company in multiple installments in exchange for senior secured convertible promissory notes (the "Notes") that mature November 18, 2012, convertible at any time at the option of the holder, with a conversion price of $0.50 per share (the "Conversion Feature") and five-year warrants to acquire shares of common stock at an exercise price of $1.00 per share (the" Warrants") in the amount of each installment; provided however, that the Company provide the proposed use of proceeds for each requested amount. Each proposed use of proceeds for each requested amount shall specify that the majority of the proceeds shall be used for the acquisition of low risk oil and gas rights in geographic regions with stable governments. The investor shall have sole discretion in determining whether the proposed use of proceeds meets those requirements.

Post-delivery of the Note and Warrant Purchase Agreement, the Company effectuated a thirty-for-one split (the "Stock Split") of the authorized number of shares of its common stock and all of its then-issued and outstanding common stock, par value $0.001 per share. The Note and Warrant Purchase Agreement provides that the Note and Warrants issued in exchange for the First Installment will not be affected by the Stock Split and any future installments shall be treated on a post-Stock Split basis.

 In connection with the Private Placement, the Company entered in a Registration Rights Agreement with the investor.  Under the Registration Rights Agreement, the Company is obligated to register for resale all common shares underlying the Note and the Warrants under the Securities Act.   The Company also entered security agreement with the investor to secure the timely payment and performance in full of our obligations whereby all of the assets of the Company were pledged as collateral on the Note. In addition, the investor required the Company’s officers and directors to enter into lock-up and vesting agreements pursuant to which such holders’ shares are subject to vesting and are not permitted to dispose of any of their securities for a period of one year.

The Company allocated the proceeds of the Note, Conversion Feature and Warrants to the individual financial instruments included in the transactions based on their relative estimated fair values, which resulted in an initial discount on the Note totaling $170,936 which is accreted as interest expense - debt discount over the period of the Note.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

8.          SENIOR CONVERTIBLE PROMISSORY NOTES (Continued)

In connection with the Note and Warrant Purchase Agreement, the Company entered into the following installments of the Note and Warrant Purchase Agreement with the investor and issued the following Notes and Warrants to the investor on the following dates:

Date of Note	Amount of Note	Number of Warrants
November 18, 2009	$334,905	334,905
February 5, 2010	$80,000	80,000
March 4, 2010	$300,000	300,000
March 25, 2010	$100,000	100,000
April 15, 2010	$250,000	250,000
July 22, 2010	$175,000	175,000
August 12, 2010	$ 25,000	25,000
August 18, 2010	$150,000	150,000
September 7, 2010	$ 70,000	70,000
September 24, 2010	$40,000	40,000
December 2, 2010	$25,000	25,000
December 15, 2010	$75,000	75,000
February 8, 2011	$100,000	100,000
March 1, 2011	$160,000	160,000
April 12, 2011	$115,095	115,095
Totals	$2,000,000	2,000,000

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

8.             SENIOR CONVERTIBLE PROMISSORY NOTES (Continued)

On April 12, 2011, the Company entered into a second Note and Warrant Purchase Agreement with the same investor (“Second Financing Agreement”) pursuant to which the investor agreed to lend up to Two Million Four Hundred Thousand Dollars ($2,400,000) to the Company in multiple installments in exchange for a senior secured convertible promissory note (“New Note”) that mature on April 12, 2014, convertible at any time at the option of the holder, with a conversion price of $0.50 per share (the “Conversion Feature”) and five-year warrants ("New Warrants") to purchase shares of the Company's common stock at an exercise price of $1.25 per share in the amount of each installment; provided however, that the Company shall provide the proposed use of proceeds for each requested amount.  Each proposed use of proceeds for each requested amount shall specify that the majority of the proceeds shall be used for the development of the current or future assets of the Operating Entities and for the development of other oil, gas or pipeline properties acquired by the Registrant pursuant to the Development Agreement, as described above.  The investor shall have sole discretion in determining whether the proposed use of proceeds meets the requirements.

In connection with the Second Financing Agreement, the Company entered into the following installments of the Second Financing Agreement with the investor and issued the following New Notes and New Warrants to the investor on the following dates:

Date of New Note	Amount of New Note	Number of New Warrants
April 12, 2011	$410,000	410,000
May 24, 2011	$50,000	50,000
June 21, 2011	$400,000	400,000
Totals	$860,000	860,000

The assumptions used in the Black-Scholes option pricing model for the Warrants and Conversion Feature were as follows:

Risk-free interest rate	0.25% to 0.41%
Expected volatility of common stock	100.0%
Dividend yield	0.00%
Expected life of warrants and conversion feature	5 years
Weighted average warrants and conversion feature	$0.65 - $1.34

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

9.            WARRANTS

Warrant Activity

A summary of warrant activity for the period from September 1, 2009 (inception) through January 31, 2011 is presented below:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contract Term
Outstanding September 1, 2009	-	-
Issued	1,624,905	$1.00
Exercised	-	-
Outstanding April 30, 2011	1,624,905	$1.00	4.2 years
Exercisable, April 30, 2011	1,624,905	$1.00	4.2 years

Shares Reserved for Future Issuance

The Company has reserved shares for future issuance upon conversion of convertible notes payable and warrants as follows:

Conversion of notes payable	3,330,894
Warrants	1,624,905
Reserved shares at April 30, 2011	4,955,799

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

10.          EMPLOYMENT AGREEMENTS

On November 19, 2009, the Company entered into an executive employment agreement with Allan Millmaker ("Millmaker Agreement").  Under the terms of the Millmaker Agreement, Mr. Millmaker has agreed to serve as the Company’s President and Chief Executive Officer for a period of three years.  The Millmaker Agreement provides for an initial base salary of $6,000 per month. The base salary amount shall increase by $1,000 after the last day of each of our fiscal quarters during the first fiscal year of the Millmaker Agreement.  Mr. Millmaker is also eligible to participate in benefit and incentive programs the Company may offer.

On November 19, 2009, the Company entered into an executive employment agreement with Philip Mann ("Mann Agreement").  Under the terms of the Mann Agreement, Mr. Mann has agreed to serve as the Company’s Chief Financial Officer and Secretary for a period of three years.  The Mann Agreement provides for an initial base salary of $4,000 per month. The base salary amount shall increase by Five Hundred Dollars $500 after the last day of each of our fiscal quarters during the first fiscal year of the Mann Agreement.  Mr. Mann is also eligible to participate in benefit and incentive programs the Company may offer.

11.          RELATED PARTY TRANSACTIONS

The Company uses office space with a value of $1,000 per month that is contributed by the Company's Chief Executive Officer. The Company also maintains an office in London, United Kingdom with a value of £1,500 per month that is contributed by the Company’s Secretary.

Our subsidiary, KYTX Pipeline LLC uses an office, warehouse building and yard facility in Gray County, Kentucky with a value of  $1,500 per month that is contributed by one of the Company’s employees.

12.         SUBSEQUENT EVENTS

On May 1, 2011, the Company's Board of Directors accepted the resignation of Philip Mann as the Company's Chief Financial Officer, with Mr. Mann remaining as the Secretary and a director.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

12.         SUBSEQUENT EVENTS (Continued)

On May 1, 2011, the Company entered into an executive employment agreement with Donald Sebastian (“Sebastian Agreement”).  Under the terms of the Sebastian Agreement, Mr. Sebastian has agreed to serve as the Company’s Chief Financial Officer for a period of two years.  The Sebastian Agreement provides for an initial base salary of $5,000 per month. The base salary amount shall increase by $500 after the last day of each of the Company’s fiscal quarters during the first fiscal year of the Sebastian Agreement.  Mr. Sebastian is also eligible to participate in benefit and incentive programs the Company may offer.

On July 22, 2011, the Company moved its corporate offices from 10497 Town and Country Way, Suite 820, Houston, Texas, 77024 to its new location at 10575 Katy Freeway, Suite 300, Houston, Texas 77024.

On July 26, 2011, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the certain purchasers providing for the issuance and sale by the Company to the purchasers of an aggregate principal value of approximately $1,310,621 of original issue discount convertible debentures (the “Debentures”) that mature on July 29, 2013, convertible at any time at the option of the purchaser into shares of the Company’s common stock, with a conversion price of $1.00 per share, and three series of five-year warrants, the Series A Warrants, the Series B Warrants and the Series C Warrants, to purchase an aggregate of 2,621,241 shares of the Registrant’s Common Stock (collectively, the “Warrants” and the shares issuable upon exercise of the Warrants, collectively, the “Warrant Shares”) at an exercise price of $1.25 for Series A and Series C Warrants and $1.00 for Series B Warrants per share in the amount of each installment, in exchange for the aggregate purchase price of approximately $1,114,000.

13.          SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (Unaudited)

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The following table presents the standardized measure of future net cash flows from proved oil reserves in accordance with ASC 932, Extractive Industries - Oil and Gas. All components of the standardized measure are from proved reserves, all of which are located within the continental United States.  As prescribed by this statement, amounts shown are based on prices and costs as of April 30, 2011 and 2010, and assume the continuation of then existing economic conditions. All future income taxes are based on year-end statutory rates, adjusted for tax credits. A discount factor of ten percent was used to reflect the timing of the Company’s future net cash flows. Extensive judgments are involved in estimating the timing of production and the costs that will be incurred through the remaining lives of the fields.  Accordingly, the estimates of future net revenues from proved reserves and the present value thereof may not be materially correct when judged against actual subsequent results. Further, since prices and costs do not remain static, and no price or cost changes have been considered, and all future production and development costs are estimated to be incurred in developing and producing the estimated proved oil reserves, the results are not necessarily indicative of the fair market value of estimate proved reserves, and the results may not be comparable to estimates by other oil and gas producers.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

13.          SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (Unaudited) (Continued)

Costs Incurred

The costs incurred in oil and gas acquisition, exploration and development activities are as follows:

	Years Ended April 30,
	2011	2010

Property acquisition costs, proved	$1,435,725	$300,000
Property acquisition costs, unproved	3,121,601	303,968
Exploration costs	128,991	48,158
Development costs	38,307	-
Total costs incurred	$4,724,624	$652,126

The following costs of unproved properties are capitalized as part of the Company’s full cost pool. These costs are excluded from the calculation of full cost pool amortization until such time the related drilling programs are completed and the costs can be evaluated as proved, or until the costs are determined to be impaired, which is expected to occur in 2010.

	April 30,	April 30,
	2011	2010
Unproved properties:
Oil and gas leasehold acreage acquisition costs	$2,788,976	$303,968
Geological and geophysical costs	-
Drilling in progress	332,625	-
	$3,121,601	$303,968

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

13.          SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (Unaudited) (Continued)

Proved Reserves.

The following reserve schedule summarizes the Company's net ownership interests in estimated quantities of proved oil and gas reserves and changes in its proved reserves, all of which are located in the continental United States. All reserve estimates for crude oil and natural gas were internally prepared by the Company and estimated by Nova Resource, Inc. (“Nova”), independent petroleum engineers.  In accordance with SEC guidelines, Nova’s estimates of future net revenues from our properties, and the PV-10 and standardized measure thereof, were determined to be economically producible under existing economic conditions, which requires the use of the 12-month average price for each product, calculated as the unweighted arithmetic average of the first-day-of-the-month price for the period May 2010 through April 2011, except where such guidelines permit alternate treatment, including the use of fixed and determinable contractual price escalations.  The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of currently producing oil and gas properties. Accordingly, we anticipate that these oil and gas reserve estimates will change as future information becomes available.

The technical person at Nova is responsible for preparing the reserves estimates presented herein and meets the requirements regarding qualifications, independence, objectivity, and confidentiality set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers. Allan Millmaker, our officer and director, acted as the liaison with the technical person at Nova.  Mr. Millmaker's technical qualifications are described in the section entitled Management in this Report.

Reserve Technologies. Proved reserves are those quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations. The term “reasonable certainty” implies a high degree of confidence that the quantities of oil and/or natural gas actually recovered will equal or exceed the estimate. To achieve reasonable certainty, Nova employed technologies that have been demonstrated to yield results with consistency and repeatability. The technologies and economic data used in the estimation of our proved reserves include, but are not limited to, well logs, geologic maps and available down well and production data, seismic data, well test data.

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

13.         SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (Unaudited) (Continued)
Oil and Gas Reserve Information (Unaudited). The following reserve quantities and future net cash flow information for our proved reserves located in the United States have been estimated as of April 30, 2011.  The determination of oil and gas reserves is based on estimates, which are highly complex and interpretive. The estimates are subject to continuing change as additional information becomes available.

	Crude Oil (Bbls)	Natural Gas (Mcf)
PROVED DEVELOPED AND UNDEVELOPED RESERVES:

April 30, 2009	17,667	-

Revision of previous estimates
Purchase of reserves	-
Extensions, discoveries, and other additions	-	-
Sale of reserves	-	-
Production	(1,658)

April 30, 2010	16,009	-

Revision of previous estimates	(7,987)
Purchase of reserves	2,861	12,355,996
Extensions, discoveries, and other additions	1,357	172,848
Sale of reserves
Production	(2,803)	(19,368)

April 30, 2011	27,638	12,509,476

PROVED DEVELOPED RESERVES

April 30, 2009	-	-
April 30, 2010	8,804	-
April 30, 2011	10,651	1,608,975

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

13.           SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (Unaudited) (Continued)

Standardized Measure

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves is as follows:

	Years Ended April 30,
	2011	2010
Future cash inflows	$63,764,737	$965,060
Future production costs	(15,628,515)	(425,434)
Future development costs	(14,103,000)	(2,880)
Future income tax expense	-	-
Future net cash flows	34,033,222	536,746
10% annual discount for estimated timing of cash flows	(27,184,770)	(208,060)
Standardized measure of discounted future net cash flow related to proved reserves	$6,848,452	$328,686

Change in Standardized Measure

A summary of the changes in the standardized measure of discounted future new cash flow applicable to proved oil and natural reserves is as follows:

	Years Ended April 30,
	2011	2010
Balance, beginning of period	$328,686	$-
Sales of oil and gas, net	(123,672)	(41,854)
Net change in prices and production costs	(18,886)	-
Net change in future development costs	-	-
Extensions and discoveries	187,002	370,540
Revisions of previous quantity estimates	(28,678)	-
Previously estimated development costs incurred	-	-
Net change in income taxes	-	-
Accretion of discount	-	-
Purchase of minerals in place	6,504,000	-
Sales of reserves	-	-
Other
Balance, end of period	$6,848,452	$328,686

ALAMO ENERGY CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

13.           SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (Unaudited) (Continued)

The standardized measure of discounted future net cash flows as of April 30, 2011 and 2010 was calculated using the following Average Fiscal-Year prices:

	2011
Average crude oil price per barrel	$76.180	$92.244
Average gas price per MCF	$4.929	$-0-

The standardized measure of discounted future net cash flows is provided using the 12-month unweighted arithmetic average. The oil price used as of April 30, 2011 was $76.18 per Bbl of oil and $4.93 per Mcf of gas. Future production costs are based on year-end costs and include severance and ad valorem taxes of approximately 4.5%. Each property that is leased by the Company is also charged with field-level overhead in the reserve calculation. The present value of future cash inflows is based on a 10% discount.

The Company used discounted future net cash flows, which is calculated without deducting estimated future income tax expenses, and the present value thereof as one measure of the value of the Company's current proved reserves and to compare relative values among peer companies without regard to income taxes.  While future net revenue and present value are based on prices, costs and discount factors which are consistent from company to company, the standardized measure of discounted future net cash flows is dependent on the unique tax situation of each individual company.  As of April 30, 2011, the present value of discounted future net cash flows and the standardized measure of discounted future net cash flows are equal because the effects of estimated future income tax expenses are zero

In April 2011, the Company acquired an estimated 13,846 Bbls of proved undeveloped net oil reserves and 9,404,975 Mcf of proved undeveloped net gas reserves in place in connection with the Company’s acquisition of the KYTX entities consisting of approximately seventy (70) wells.  None of the proved undeveloped oil and gas reserves were converted during the period ended April 30, 2011.  In addition, there were no proved undeveloped reserves over five (5) years.

[OUTSIDE BACK COVER]

PROSPECTUS

20,590,519 SHARES OF COMMON STOCK

ALAMO ENERGY CORP.
10575 Katy Freeway, Suite 300
Houston, TX, 77024
Tel: (832) 436-1832

    , 2011

Until                           , 2011, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

We will pay all expenses in connection with the registration and sale of our common stock. None of the expenses will be paid by the selling shareholders. The estimated expenses of issuance and distribution are set forth below.

Registration Fees	Approximately	$1,625.58
Transfer Agent Fees	Approximately	$1,000
Costs of Printing and Engraving	Approximately	$1,000
Legal Fees	Approximately	$25,000
Accounting Fees	Approximately	$10,000

Item 14. Indemnification of Directors and Officers.

Under our Bylaws, directors and officers will be indemnified to the fullest extent allowed by the law against all damages and expenses suffered by a director or officer being party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative. This same indemnification is provided pursuant to Nevada Revised Statutes, Chapter 78, except the director or officer must have acted in good faith and in a manner that he believed to be in our best interest, and the stockholders or the Board of Directors unless ordered by a court, must approve any discretionary indemnification.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

On November 18, 2009, we completed the acquisition of certain assets from Alamo Oil pursuant to the Asset Purchase and Sale Agreement (“Asset Purchase Agreement”) with Alamo Oil Limited (“Alamo Oil”), pursuant to which we acquired certain oil and gas assets from Alamo Oil.  In connection with the Asset Purchase Agreement, we issued 350,000 shares of our common stock to Alamo Oil, which became 10,500,000 shares after the 30 for 1 forward split that occurred in December 2009. Those shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

In connection with the Asset Purchase Agreement, on November 18, 2009, we entered into a Note and Warrant Purchase Agreement (the “First Financing Agreement”) with Eurasian pursuant to which Eurasian agreed to lend up to $2,000,000 to us in multiple installments in exchange for senior secured convertible promissory notes with a conversion price of $0.50 per share (“Note”) and three-year warrants to acquire shares of common stock at an exercise price of $1.00 per share (“Warrants”) in the amount of each installment. Pursuant to the First Financing Agreement, we issued the following Notes and Warrants to Eurasian on the following dates:

Date of Note	Amount of Note	Number of Warrants
November 18, 2009	$334,905	334,905
February 5, 2010	$80,000	80,000
March 4, 2010	$300,000	300,000
March 25, 2010	$100,000	100,000
April 15, 2010	$250,000	250,000
July 22, 2010U	$175,000	175,000
August 12, 2010	$ 25,000	25,000
August 18, 2010	$150,000	150,000
September 7, 2010	$70,000	70,000
September 24, 2010	$40,000	40,000
December 2, 2010	$25,000	25,000
December 15, 2010	$75,000	75,000
February 8, 2011	$100,000	100,000
March 1, 2011	$160,000	160,000
April 12, 2011	$115,095	115,095
Total	$2,000,000	2,000,000

The Note and Warrants were issued in transactions which we believe satisfy the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC. We believe that exemptions were available because (iii) the sale was made to eligible non-U.S. persons as that term is defined for purposes of Regulation S, and with regard to all transactions, (iii) transfer was restricted in accordance with the requirements of the Securities Act (including by legending of certificates representing the securities).

On April 12, 2011, we entered into a second Note and Warrant Purchase Agreement with Eurasian (“Second Financing Agreement”), whereby Eurasian agreed to lend up to $2,400,000 to us multiple installments in exchange for senior secured convertible promissory notes with a conversion price of $1.00 per share (“New Notes”) and five-year warrants to acquire shares of common stock at an exercise price of $1.25 per share (“New Warrants”) in the amount of each installment. The New Warrants expire five years from the date of the investment. The New Notes are due on April 12, 2014, or upon default, whichever is earlier, bears interest at the annual rate of 8%.  The New Notes have an optional conversion feature by which Eurasian can convert the principal and accrued interest into shares of our common stock at a conversion price of $1.00 per share.  Pursuant to the Second Financing Agreement, we issued the following New Notes and New Warrants to Eurasian on the following dates:

Date of New Note	Amount of New Note	Number of New Warrants
April 12, 2011	$410,000	410,000
May 24, 2011	$50,000	50,000
June 21, 2011	$400,000	400,000
Total	$860,000	860,000

The New Notes and New Warrants were issued in transactions which we believe satisfy the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC. We are obligated to register the shares of common stock underlying the New Notes and the shares of common stock underlying the New Warrants for resale.

On April 12, 2011, pursuant to the Range Agreement, we issued 8,500,000 shares of our common stock to Range Kentucky Holdings, LLC.  The shares of our common stock were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated pursuant to that act by the SEC.

On April 29, 2011, we issued 14,059 shares of our common stock to Tahoe Energy, LLC exchange for services provided to us. The shares of our common stock were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act.

On April 29, 2011, we issued 50,198 shares of our common stock to BLS Energy, LLC exchange for services provided to us. The shares of our common stock were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act.

On August 1, 2011, we closed a Securities Purchase Agreement (the “Securities Purchase Agreement”), with certain institutional investors providing for the issuance and sale of original issue discount convertible debentures convertible into shares of our common stock (“Debentures”) and three series of warrants, the Series A Warrants, the Series B Warrants and the Series C Warrants, to purchase shares of our common stock (“Warrants”) for proceeds to us of $1,114,000.   The Debentures and Warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the SEC.

On August 4, 2011, we issued 15,000 shares of our common stock to two consultants in exchange for services provided to us.  The shares of our common stock were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated pursuant to that act by the SEC.

On August 4, 2011, we issued 15,000 shares of its common stock to Leslie Derr pursuant to his employment agreement.  The shares of our common stock were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated pursuant to that act by the SEC.

On August 12, 2011, we issued 25,000 shares of its common stock to Donald Sebastian pursuant to his executive employment agreement.  The shares of our common stock were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a) The exhibits listed in the following Exhibit Index are filed as part of this registration statement.

Exhibit No.
2.1	Asset Purchase and Sale Agreement by and among Green Irons Holdings Corp. and Alamo Oil Limited, dated November 18, 2009(1)
2.2	Agreement and Plan of Merger between Green Irons Holdings Corp. and Alamo Energy Corp., dated November 18, 2009(1)
2.3	Membership Interest and Purchase and Sale Agreement, by and between the Company and Range Kentucky Holdings, LLC(13)
3.1	Articles of Incorporation(2)
3.2	Bylaws of the Company(2)
3.3	Articles of Merger by and between Green Irons Holdings Corp. and Alamo Energy Corp.(1)
4.1	Form of Registration Rights Agreement(1)
4.2	Registration Rights Agreement, by and between the Company and Range Kentucky Holdings, LLC(13)
4.3	Additional Shares Agreement, by and between the Company and Range Kentucky Holdings, LLC(13)
5.0	Executed Opinion Re: Legality*
8.0	Opinion Re: Tax Matters (not applicable)
10.1	Employment Agreement with Allan Millmaker, dated as of November 19, 2009(1)
10.2	Employment Agreement with Philip Mann, dated as of November 19, 2009(1)
10.3	Stock Vesting Agreement with Allan Millmaker, dated as of November 19, 2009(1)
10.4	Stock Vesting Agreement with Philip Mann, dated as of November 19, 2009(1)
10.5	Lock-Up Agreement with Allan Millmaker, dated as of November 19, 2009(1)
10.6	Lock-Up Agreement with Philip Mann, dated as of November 19, 2009(1)
10.7	Stock Repurchase and Debt Forgiveness Agreement, by and between the Company and Sandy McDougall, dated as of November 18, 2009(1)
10.8	Form of Note and Warrant Purchase Agreement(1)
10.9	Form of Senior Secured Convertible Promissory Note(1)
10.10	Form of Warrant(1)
10.11	Form of Security Agreement(1)
10.12	Note and Warrant Purchase Agreement(13)
10.13	Form of Senior Secured Convertible Promissory Note(13)
10.14	Form of Warrant(13)
10.15	Security Agreement pursuant to Note and Warrant Purchase Agreement(13)

10.16	Letter Agreement with Aimwell Energy Limited, dated as of January 11, 2010(3)
10.17	Form of Amended and Restated Security Agreement(4)
10.18	Operating Agreement with Boardman Energy Partners LLC(5)
10.19	Addendum to Operating Agreement with Boardman Energy Partners LLC(5)
10.20	Subscription and Customer Agreement with Third Coast Energy & Development LLC(5)
10.21	Participation Agreement with WEJCO Inc.(6)
10.22	Participation Agreement with Allied Energy, Inc.(7)
10.23	Participation Agreement with Allied Energy, Inc.(8)
10.24	Subscription Agreement with Berry Resources, Inc(9)
10.25	Amendment Agreement with Allied Energy, Inc.(10)
10.26	Advisory Agreement with Richard Edmonson(11)
10.27	Advisory Agreement with Terry Davis(17)
10.28	Advisory Agreement with David Henderson(18)
10.29	Lock-Up Agreement, by and between the Company and Range Kentucky Holdings, LLC(13)
10.30	Development Agreement, by and between the Company and Range Kentucky Holdings, LLC(13)
10.31	Accounting Services Agreement, by and between the Company and Range Kentucky Holdings, LLC(13)
10.32	Employment Agreement with Donald Sebastian(16)
10.33	Securities Purchase Agreement (19)
10.34	Form of Convertible Debenture (19)
10.35	Form of Series A Warrant (19)
10.36	Form of Series B Warrant (19)
10.37	Form of Series C Warrant (19)
10.38	Form of Registration Rights Agreement (19)
10.39	Form of Subsidiary Guarantee (19)
10.40	Placement Agent Agreement with Rodman & Renshaw, LLC dated June 20, 2011 (19)
11.0	Statement Re: Computation of Per Share Earnings(14)
14.1	Code of Ethics(12)
21	List of Subsidiaries(20)
23.1	Consent of Q Accountancy Corporation*
23.2	Consent of Counsel(15)
23.3	Consent of Technical Report Author*
99	Certified Revised SEC Reserves Report and Economic Valuation of Lozano Lease located in Frio County, Texas(20)
     * Filed herewith.

(1)	Included as an exhibit to our Current Report on Form 8-K filed on November 24, 2009.
(2)	Included as an exhibit to Green Irons’ Registration Statement on Form SB-2 filed on June 22, 2006.
(3)	Included as an exhibit to our Current Report on Form 8-K filed on January 14, 2010.
(4)	Included as an exhibit to our Current Report on Form 8-K filed on February 9, 2010.
(5)	Included as an exhibit to our Current Report on Form 8-K filed on March 10, 2010.
(6)	Included as an exhibit to our Current Report on Form 8-K filed on April 21, 2010.
(7)	Included as an exhibit to our Current Report on Form 8-K filed on May 20, 2010.
(8)	Included as an exhibit to our Current Report on Form 8-K filed on August 5, 2010.
(9)	Included as an exhibit to our Current Report on Form 8-K filed on September 9, 2010.
(10)	Included as an exhibit to our Current Report on Form 8-K filed October 15, 2010.
(11)	Included as an exhibit to our Current Report on Form 8-K filed October 18, 2010.
(12)	Included as an exhibit to our Annual Report on Form 10-KSB filed on August 14, 2007.
(13)	Included as an exhibit to our Current Report on Form 8-K filed on April 13, 2011.
(14)	Included in Financial Statements.
(15)	Included in Exhibit 5.
(16)	Included as an exhibit to our Current Report on Form 8-K filed on May 4, 2011.
(17)	Included as an exhibit to our Current Report on Form 8-K filed on March 30, 2011.
(18) (19)	Included as an exhibit to our Current Report on Form 8-K filed on April 21, 2011. Included as an exhibit to our Current Report on Form 8-K filed on August 1, 2011.
(20)	Included as an exhibit to our Annual Report on Form 10-K filed on August 2, 2011.

Item 17.  Undertakings

A.	The undersigned registrant hereby undertakes:

    (1)              To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	Include any material or changed information with respect to the plan of distribution.

    (2)              That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)              To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)              That, for the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act of 1933;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant;

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.

(1)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

(2)
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

C.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 20, 2011 .

Alamo Energy Corp.

By:	/s/ Allan Millmaker
Allan Millmaker President, Chief Executive Officer, Director (Principal Executive Officer)

By:	/s/ Donald Sebastian
Donald Sebastian Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Allan Millmaker
Allan Millmaker President, Chief Executive Officer, Director (Principal Executive Officer) September 20, 2011

By:	/s/ Philip Mann
Philip Mann Secretary, Director September 20, 2011

By:	/s/ Donald Sebastian
Donald Sebastian Chief Financial Officer (Principal Financial and Accounting Officer) September 20, 2011